AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 1, 2000
                                                      REGISTRATION NO. 333-31276
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM SB-2/A

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               (Amendment No. 1)
                         -------------------------------

                          E-AUCTION GLOBAL TRADING INC.
             (Exact name of registrant as specified in its charter)

            NEVADA                           7389 (Services- Business Services)                         n/a

(State or other jurisdiction                 (Primary Standard Industrial                        (I.R.S. Employer
of incorporation or organization)            Classification Code Number)                      Identification Number)

                         220 KING STREET WEST, SUITE 200
                                TORONTO, ONTARIO
                                 CANADA M5H 1K7
                                 (416) 214-1587

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  DAVID HACKETT
                         220 KING STREET WEST, SUITE 200
                                TORONTO, ONTARIO
                          CANADA M5H 1K7 (416) 214-0585

 (Name, address, including zip code, and telephone number, including area code, of agent for service)


         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable following the date on which this registration statement becomes effective

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                         CALCULATION OF REGISTRATION FEE
----------------------------------- ---------------------- -------------------- ------------------------ -----------------------
Title of Each Class of  Securities  Amount to be            Offering Price Per  Aggregate Offering       Amount of
to be registered                    Registered              Unit                Price                    Registration Fee
----------------------------------- ---------------------- -------------------- ------------------------ -----------------------
Common  Stock,  par  value  $0.001
per share                           44,095,915 shares         $0.715  (1)      $31,528,579             $8,323.54(2)
----------------------------------- ---------------------- -------------------- ------------------------ -----------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the high and low sales price of the Common shares on November 9, 2000.

(2) No fee is currently due, based upon prior payment by the Company of a fee, in the amount of $53,373.35, in connection with its registration statement on Form S-1 (No. 333-31276) filed February 28, 2000, to which registration statement this Form SB-2 is being filed as an amendment.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

         INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS (SUBJECT TO COMPLETION)

           ----------------------------------------------------------



                          E-AUCTION GLOBAL TRADING INC.

                        44,095,915 SHARES OF COMMON STOCK

           ----------------------------------------------------------





         This prospectus relates to the sale by the selling shareholders of up to 44,095,915 shares of common stock, $0.001 par value per share, of e-Auction Global Trading Inc.

         The shares of our common stock being registered were issued by us to the selling shareholders in certain private placements during the last two years.

         We will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders.

         Our shares of common stock are quoted on the quotation system operated by the National Quotation Bureau, LLC, known as the "Pink Sheets," under the symbol "EAUC". On November 9, 2000, the closing price for shares of our common stock as reported on the Pink Sheets was $0.70 per share.

         THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" COMMENCING ON PAGE 7.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR ACCURATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

             -------------------------------------------------------


                The date of this prospectus is November 13, 2000.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and the Consolidated Financial Statements and Pro Forma Financial Information and Notes thereto, appearing elsewhere in this prospectus, including the information under "Risk Factors."

                                ABOUT OUR COMPANY

         e-Auction Global Trading Inc. is an e-business services provider to perishable commodity markets. Our goal is to provide multi-functional Internet-enabled, real-time electronic trading systems that integrate financial, logistics, information and infrastructure services. Our short term objective is to deliver these integrated electronic trading systems in the perishable commodities marketplace. In the longer term, we intend to expand our products and services to electronic commodity auctions generally. Through acquisitions and additional personnel, we believe that our current technology can be readily adapted, without substantial cost or time, to provide services to other commodity auctions.

         In working towards these goals, we have made strategic acquisitions, including the purchase of the proprietary internet auctioning technology of Generated Solutions Ltd. on February 1, 1999 and the acquisition of Schelfhout Computer Systemen N.V. on January 10, 2000. Schelfhout is a technology solutions provider to perishable commodity auction houses, having access to over 150 perishable commodity auctions in Europe. More recently, we have signed a letter-of-intent to acquire I-Three, Inc.

         Through our newly acquired wholly-owned subsidiary, Schelfhout, we intend to leverage Schelfhout's existing European market share to launch a new product called "EuroNet Trading Portals". We anticipate launching EuroNet Portals in early 2001. EuroNet Portals will act as a pan-European network designed to link Schelfhout's existing standalone European systems, which currently trade approximately US$7.0 billion in perishable commodities per year. These EuroNet Portals are intended to become "end-to-end" solutions, providing clients with efficient and centralized financial settlement, foreign exchange and credit services and, more importantly, allowing individual buyers to participate in the auction process remotely. To our knowledge, no such end-to-end solutions are currently available to the perishable commodity auction market.

         Our Company was incorporated in the State of Nevada on January 8, 1998 under the name "Kazari International Inc." Pursuant to a share exchange agreement dated February 26, 1999 among e-Auction Global Trading Inc. (Barbados), QFG Holdings Limited and us, the shareholders of e-Auction (Barbados) completed a reverse-takeover of our Company, at which time we changed our name to e-Auction Global Trading Inc.

         Our principal executive offices are located at 220 King Street West, Suite 200, Toronto, Ontario, Canada M5H 1K7. Our telephone number is (416) 214-1587. We maintain websites at www.aucxis.com and www.schelfhout.com. Information contained on our websites does not constitute a part of this prospectus.

                      SELECTED CONSOLIDATED FINANCIAL DATA

         The following selected consolidated financial data should be read in conjunction with our consolidated financial statements and related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus. The consolidated statement of operations data for the twelve (12) month period ended December 31, 1999 and the six (6) month period ended June 30, 2000 and the consolidated balance sheet data at December 31, 1999 and June 30, 2000 are derived from the audited and unaudited interim consolidated financial statements included elsewhere in this Prospectus. Historical results are not necessarily indicative of results to be expected in the future.

CONSOLIDATED STATEMENT OF OPERATIONS DATA:


                                                  YEAR ENDED           SIX MONTHS ENDED
                                               DECEMBER 31, 1999        JUNE 30, 2000
                                              --------------------   ---------------------
Revenue:                                                   $    0              $1,979,919
Cost of Goods Sold                                              0               1,282,051
Gross Margin                                                    0                 697,868
Expense:
Salaries and Benefits                                   1,209,801                 805,901
Legal                                                     167,345                       0
Sales, General and Administration                       1,277,286                 831,166

Net Income (Loss)                                   $ (2,654,432)           $ (1,540,698)

Pro forma basic and diluted net income (loss)
per share (1)                                           (0.07)(2)                  (0.03)

Shares used in computing pro forma basic               40,160,438              60,074,118


CONSOLIDATED BALANCE SHEET DATA:
                                              AT DECEMBER 31, 1999      AT JUNE 30, 2000
                                              ---------------------  ---------------------

Cash and cash equivalents                             $  4,179,394             10,207,204
Deposit in Schelfhout                                    1,000,000                      0
Investment in Kwatrobox                                          0              1,062,125
Total Assets                                             5,213,641             20,221,727
Payables and Accruals                                      749,050              1,591,774
Long-term debt, less current portion                     4,200,000                181,221
Shareholders' Equity                                  $(2,654,431)             13,092,274

----------
(1) See Note 3 of "Notes to Consolidated Financial Statements" for an explanation of the determination of the shares used in computing pro forma basic and diluted net loss per share.

(2) Based on the number of shares outstanding as of December 31, 1999. Excludes 4,300,000 shares issuable upon exercise of outstanding stock options as of December 31, 1999 granted under our 1999 stock option plan.

                   PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

         These financial statements have been prepared in connection with our acquisition of Schelfhout Computer Systems N.V. in a purchase agreement dated January 7, 2000. The proforma balance sheet reflects the acquisition as if it took place on December 31, 1999. The condensed proforma income statement reflects the combined operations for the year ended December 31, 1999 as if the acquisition had taken place at January 1, 1999.

         The financial information for the respective companies is based on audited financial statements. The Schelfhout financial information was prepared in accordance with Belgian generally accepted accounting principles and was reported on by other auditors without reservation. There are no material differences between Belgian and U.S. generally accepted accounting principles with respect to these financial statements. The exchange rate used to convert Schelfhout's historical income statement was 1.06626, this is the average exchange rate for 1999 between Euro's and U.S. dollars. The exchange rate used to convert Schelfhout's historical balance sheet was 1.00410, this is the exchange rate at December 31, 1999 between Euro's and U.S. dollars.

PRO FORMA STATEMENT OF OPERATIONS DATA:

                      YEAR ENDED DECEMBER 31, 1999
                      ----------------------------

                                         E-AUCTION             SCHELFHOUT            PRO FORMA         PRO FORMA
                                          GLOBAL            COMPUTER SYSTEMEN       ADJUSTMENTS       STATEMENTS
                                       TRADING, INC.               NV
                                      ----------------     --------------------    --------------    --------------
Revenue                                     -                 3,469,498              -                 3,469,498

Amortization of goodwill                    -                 -                    1,376,354 (1)       1,376,354

Raw materials and goods for resale          -                 1,229,958              -                 1,229,958

Services and other goods                    -                   747,199              -                   747,199

Salaries and benefits                      458,924            1,188,048              -                 1,646,972

Loan fee                                 1,000,000             -                     -                 1,000,000

Other expenses                           1,195,508              195,738                                1,391,246
                                      ------------            ---------                                ---------

                                        $ 2,654,432          $ 3,360,943                             $ 7,391,729
                                        -----------          -----------                               ---------

Income (loss) before taxes              (2,654,432)             108,555                              (3,922,231)

Income taxes                                 -                   49,061                                   49,061
                                      ------------          -----------                              -----------

Net income (loss)                        (2,654,432)               59,494          1,376,354          (3,971,292)
                                         ==========                ======          =========          ==========

Loss per share

       Basic and diluted

              Historical                                                                                    (0.07)
                                                                                                     ============
              Proforma                                                                                      (0.10)
                                                                                                     ============
--------------

(1) The goodwill (to be amortized on a straight-line basis over 5 years) on the acquisition is calculated as follows:

       Purchase price                                                      $  7,636,364

       Net tangible assets of Schelfhout acquired

           Total Assets                            $  2,173,106

           Less:  Liabilities                         1,418,513                  754,593
                                                      ---------               ----------

       Excess of purchase price over net tangible assets, being goodwill   $  6,881,771
                                                                              =========

       PROFORMA BALANCE SHEET

                                                             AT DECEMBER 31, 1999
                                         E-AUCTION             SCHELFHOUT            PRO FORMA         PRO FORMA
                                          GLOBAL            COMPUTER SYSTEMEN       ADJUSTMENTS       STATEMENTS
                                       TRADING, INC.               NV

                                      ----------------     --------------------    --------------    --------------
ASSETS

Current assets:
       Cash                              4,179,394              284,686           (3,000,000)          1,464,080

       Cash guarantees                     -                     29,060              -                    29,060

       Other current assets                -                  1,191,179              -                 1,191,179
                                         ---------            ---------            ---------          ----------
                                         4,179,394            1,504,925           (3,000,000)          2,684,319

Investment in SCS                        1,000,000             -                  (1,000,000)          -

Tangible assets                             34,247              668,181           -                      702,428

Goodwill                                           -                   -           6,881,771           6,881,771
                                         ---------            ---------            ---------          ----------

                                         5,213,641            2,173,106            2,881,771          10,268,518
                                         =========            =========            =========          ==========

LIABILITIES AND SHARE CAPITAL (DEFICIT)

Loans payable                            2,000,000             -                   -                   2,000,000

Shareholders loan                        2,200,000             -                   -                   2,200,000

Share subscriptions received             1,858,229             -                   -                   1,858,229

Other current liabilities                1,809,843            1,244,858            -                   3,054,701
                                         ---------            ---------            ---------          ----------
                                         7,868,072            1,244,858                 -              9,112,930

Long-term debt                                   -              173,655                 -                173,655
                                         ---------            ---------            ---------          ----------

                                         7,868,072            1,418,513                  -             9,286,585

Redeemable common stock                     -                    -                 3,636,364           3,636,364

Share capital                                    1              831,843             (831,843)                  1
                                         ---------            ---------            ---------          ----------
Deficit                                 (2,654,432)             (77,250)               77,250         (2,654,432)
                                         ---------           ----------           -----------         ----------
                                        (2,654,431)             754,593             (754,593)          (2,654,431)
                                         ---------           ----------           -----------         ----------

                                         5,213,641            2,173,106            2,881,771          10,268,518
                                        =========            =========            =========          ==========

            CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

           This prospectus contains forward-looking statements that involve certain known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Terms such as "will", "anticipate", "believe", " estimate", "expect", "intend", "plan" and similar expressions are intended to identify such forward-looking statements. The Company's actual results, performance or achievement may differ materially from the results, performance or achievement discussed in such forward-looking statements. Factors include, among others, our ability to successfully integrate any prior and future acquisitions; any uncertainties relating to business and economic conditions in markets in which we operate; any uncertainties relating to customer plans and commitments; the timely development and market acceptance of our products and technologies; the highly competitive environment in which we operate; and other risks discussed below in "Risk Factors" as well as those discussed elsewhere in this prospectus.

           We do not undertake any responsibility to release publicly any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this prospectus. Additionally, we do not undertake any responsibility to update you on the occurrence of any unanticipated events which may cause actual results to differ from those expressed or implied by the forward-looking statements contained in this prospectus. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this prospectus.

                                  RISK FACTORS

WE  HAVE A  LIMITED  OPERATING  HISTORY                     Although     the
AND AN EVOLVING BUSINESS MODEL                  completion of our acquisition of
                                                Schelfhout   Computer   Systemen
                                                N.V.   provides   us  with  more
                                                extensive  operating  knowledge,
                                                we  have  a  limited   operating
                                                history    under   the   current
                                                business model upon which we can
                                                be   evaluated.    Because   our
                                                business  model relies on use of
                                                the Internet, our prospects must
                                                also be  considered  in light of
                                                the  risks   and   uncertainties
                                                encountered  by  companies  that
                                                operate  in the new and  rapidly
                                                evolving Internet market.  There
                                                can be no assurance that we will
                                                be successful in addressing  the
                                                risks  inherent in our  business
                                                model and the  failure  to do so
                                                could  have a  material  adverse
                                                effect    on    our    business,
                                                operating  results and financial
                                                condition.


WE WILL  REQUIRE  ADDITIONAL  FINANCING                     Our      lack     of
TO OPERATE OUR BUSINESS                         operating    history   and   the
                                                uncertainty   of  the   Internet
                                                market  make any  prediction  of
                                                our future results of operations
                                                difficult     or     impossible.
                                                Nonetheless,  our business  plan
                                                demands     that    we     incur
                                                significant  operating  expenses
                                                in order to  develop  and extend
                                                our    business     model    and
                                                operations,  as well as  respond
                                                to   unanticipated   competitive
                                                pressures  or take  advantage of
                                                unanticipated     opportunities,
                                                including     acquisitions    of
                                                complementary    businesses   or
                                                technologies.  Anticipated rapid
                                                growth    may    also    require
                                                additional  funds to expand  our
                                                operations    or   enlarge   our
                                                organization.  We do not  expect
                                                that  our  revenue   will  cover
                                                those expenses.  As a result, we
                                                intend   to   raise   additional
                                                capital    through   public   or
                                                private  debt  or  the  sale  of
                                                equity and/or debt securities.

                                                            We cannot assure you
                                                that  additional  financing will
                                                be available on terms  favorable
                                                to  us,   or   that   additional
                                                financing  will be  available at
                                                all. If  adequate  funds are not
                                                available  or are not  available
                                                on acceptable  terms, we may not
                                                be  able to  take  advantage  of
                                                unanticipated     opportunities,
                                                develop  new   technologies   or
                                                otherwise       respond       to
                                                unanticipated
                                                competitive    pressures,     or
                                                continue to fund our operations.
                                                Such  inability   could  have  a
                                                material  adverse  effect on our
                                                business,  financial  condition,
                                                results   of   operations    and
                                                prospects.

OUR USE OF THE INTERNET  PRESENTS
SYSTEM  DEVELOPMENT AND
OPERATIONAL RISKS                                           Our         software
                                                products     are     based    on
                                                programming languages,  which to
                                                date have  been  used  primarily
                                                for specialized  applications on
                                                the desktop.  Our future success
                                                will depend,  in large part,  on
                                                the  development  of specialized
                                                programming  languages geared to
                                                facilitate     Internet    based
                                                applications  with a  particular
                                                emphasis    on    wide    spread
                                                commercial use in a server based
                                                environment.  In addition, rapid
                                                technological  change,   dynamic
                                                demands       and       frequent
                                                introductions  of  new  products
                                                and     product     enhancements
                                                characterize  the market for our
                                                services.  Customer requirements
                                                for services can change  rapidly
                                                as a result of  innovations  and
                                                changes   within  the   computer
                                                hardware and software industries
                                                and  the   customers'   vertical
                                                markets,  the  introductions  of
                                                new  products  and  technologies
                                                and the emergence,  evolution or
                                                widespread  adoption of industry
                                                standards.    The    actual   or
                                                anticipated  introduction of new
                                                services  can  render   existing
                                                services       obsolete       or
                                                unmarketable or result in delays
                                                in   the    purchase   of   such
                                                services.    Delays    in    the
                                                development  or  adoption of new
                                                standards or protocols  required
                                                to  handle  increased  levels of
                                                Internet  activity and increased
                                                governmental    regulation    or
                                                taxation  of  Internet  commerce
                                                may  restrict  the growth of the
                                                Internet.  Capacity  constraints
                                                within our systems  could result
                                                in: (1) system disruptions;  (2)
                                                inaccessibility  of our network;
                                                (3)  long  response  times;  (4)
                                                impaired  quality;  and (5) loss
                                                of important reporting data.

                                                            Our  future  success
                                                will depend in large part on our
                                                ability to improve  our  current
                                                services   and  to  develop  and
                                                market new services that address
                                                these   changing   markets   and
                                                market  requirements on a timely
                                                basis.  We will be  required  to
                                                add   additional   software  and
                                                hardware and further develop and
                                                upgrade our existing technology,
                                                transaction-processing
                                                capability      and      network
                                                infrastructure   to  accommodate
                                                increased   traffic   over   our
                                                supported    networks   due   to
                                                increased  auction volumes as we
                                                expand   our    business.    Any
                                                inability  to  do so  may  cause
                                                system    disruptions,    slower
                                                response  times and  degradation
                                                in auction service levels. There
                                                can be no assurance that we will
                                                be able to upgrade  our  systems
                                                as necessary in a timely  manner
                                                or  to  integrate  smoothly  any
                                                newly   developed  or  purchased
                                                upgrades or  enhancements to our
                                                current   systems  or  that  the
                                                necessary    infrastructure   or
                                                complementary    products    and
                                                services are not developed.  Any
                                                inability  to do so could have a
                                                material  adverse  effect on our
                                                business,  prospects,  financial
                                                condition,    and   results   of
                                                operation.

WE DEPEND UPON THE MARKET'S ACCEPTANCE                      The vast majority of
OF  OUR  PACKAGED  APPLICATIONS                 our  revenues  will  be  derived
                                                from   the   implementation   of
                                                packaged applications around the
                                                perishable   commodity   auction
                                                process. Our success will depend
                                                on the  acceptance  of financial
                                                services and settlement services
                                                application     software     and
                                                services by the market,  as well
                                                as our  ability to  enhance  our
                                                products  and  services  to meet
                                                the evolving  needs of customers
                                                on  a  timely  basis.  While  we
                                                believe   that   the   commodity
                                                auction marketplace will embrace
                                                the    advent   of    integrated
                                                financial      services      and
                                                settlement software applications
                                                and,  further,  that  we will be
                                                able to develop  these  products
                                                efficiently   (and  through  our
                                                recently   established  business
                                                relationship
                                                with ABN AMRO),  there can be no
                                                assurance  that  the  perishable
                                                commodity  auction   marketplace
                                                and  the  business  to  business
                                                electronic commerce  marketplace
                                                will  continue to exist,  of the
                                                market's   acceptance   of   our
                                                solutions,  or  our  ability  to
                                                meet customers' needs.


OUR INDUSTRY IS FACES INTENSE                               The       e-commerce
COMPETITION                                     business-to-business  market  is
                                                highly  competitive,  is rapidly
                                                changing,  and is  significantly
                                                affected    by    new    product
                                                introductions  and  geographical
                                                regional market growth. Barriers
                                                to entry  into this  market  are
                                                relatively  low  and  we  expect
                                                that  competition will intensify
                                                in the future.  Specific factors
                                                upon which we  compete  include,
                                                but   are   not    limited   to,
                                                functionality       of       our
                                                applications    and    services,
                                                technological    sophistication,
                                                ease   of   use,    timing   for
                                                implementation,    quality    of
                                                support and services,  price and
                                                breadth   of   experience.    We
                                                believe  that  we  will  compete
                                                favorably   on  all   of   these
                                                competitive  factors.   However,
                                                there remains  significant  risk
                                                that   competitive   forces  may
                                                effect  our  ability  to compete
                                                and  generate  revenue.  Some of
                                                our  potential  competitors,  as
                                                well as a  number  of  potential
                                                new  competitors,   have  longer
                                                operating   histories,   greater
                                                brand name  recognition,  larger
                                                customer bases and significantly
                                                greater financial, technical and
                                                marketing resources than we do.

                                                     Our competitors to include:

                                                o           in     the      fish
                                                            commodity     space,
                                                            Fishmonger,  Gofish,
                                                            French Fish and OES;

                                                o           in    the     flower
                                                            commodities   space,
                                                            WCOL,       American
                                                            Clock, and OES; and

                                                o           in  the  fruits  and
                                                            vegetables
                                                            commodities   space,
                                                            WCOL and OES.

                                                            Such     competition
                                                could result in reduced margins,
                                                lower  growth  or loss of market
                                                share, any of which could have a
                                                material  adverse  effect on our
                                                business,  results of operations
                                                and financial condition.


OUR  PAST  AND  FUTURE  ACQUISITIONS  MAY                   We  intend to engage
NOT PROVE  SUCCESSFUL                           in  selective   acquisitions  of
                                                perishable  commodity businesses
                                                in the future, which may include
                                                software vendors, auction houses
                                                and    information    technology
                                                service companies.  There can be
                                                no assurance,  however,  that we
                                                will    be     successful     in
                                                identifying,    financing    and
                                                completing   any   acquisitions.
                                                Moreover,   there   can   be  no
                                                assurance     that    we    will
                                                successfully  integrate  any  of
                                                the acquired businesses into our
                                                operations, including our recent
                                                acquisition  of  Schelfhout  and
                                                Kwatrobox B.V., and, if and when
                                                completed, our intended purchase
                                                of I-Three, which is the subject
                                                of  a  letter  of  intent.   Any
                                                acquired    business   may   not
                                                achieve    desired   levels   of
                                                revenue,     profitability    or
                                                productivity     or    otherwise
                                                perform    as    expected.    In
                                                addition,     growth     through
                                                acquisition      of     existing
                                                companies involves risks such as
                                                diversion    of     management's
                                                attention,  difficulties  in the
                                                integration      of     acquired
                                                operations,    difficulties   in
                                                retaining  personnel,  increased
                                                off-limits conflicts, assumption
                                                of liabilities  not known at the
                                                time of acquisition  and tax and
                                                accounting  issues,  some or all
                                                of which  could  have a material
                                                adverse  effect on our business,
                                                results   of   operations    and
                                                financial condition.

                                                            The  success  of our
                                                proposed   plan   of   operation
                                                depends to a great extent on the
                                                operations,  financial condition
                                                and management of Schelfhout and
                                                other acquired or to be acquired
                                                companies       or      business
                                                operations.    While    business
                                                combinations    with    entities
                                                having   established   operation
                                                histories are  preferred,  there
                                                are no  assurances  that we will
                                                be    successful   in   locating
                                                candidates      meeting     such
                                                criteria.  In the event  that we
                                                complete business  combinations,
                                                the  success  of our  operations
                                                will depend on the management of
                                                the   acquired   companies   and
                                                numerous other factors.

                                                            Currently,  although
                                                we have entered into a letter of
                                                intent    with     I-Three    in
                                                contemplation    of    acquiring
                                                additional      service      and
                                                operational  capabilities,  such
                                                letter  of  intent  is  merely a
                                                statement of  intention  and  is
                                                not binding. Consummation of any
                                                proposed   acquisition   remains
                                                subject  to:  (i)  entry  into a
                                                definitive  purchase  agreements
                                                acceptable to all parties;  (ii)
                                                our   satisfaction    with   our
                                                investigation  of  the  business
                                                and  affairs of the other  party
                                                to any proposed acquisition; and
                                                (iii)   the   approval   of  the
                                                proposed   acquisition   by  the
                                                shareholders  of the other party
                                                to  any  proposed   acquisition.
                                                Accordingly,  there  can  be  no
                                                assurance   that   any   of  the
                                                proposed  acquisitions  will  be
                                                completed.   If   the   proposed
                                                acquisitions do not occur,  your
                                                investment in our securities may
                                                not retain any value and you may
                                                not  be  able   to   sell   such
                                                securities.

WE MAY BE UNABLE TO HANDLE GROWTH OF                        Any  future   growth
OUR COMPANY                                     may place a  significant  strain
                                                on our  managerial,  operational
                                                and  financial   resources.   To
                                                manage  our  growth,  we will be
                                                required   to   implement    and
                                                improve our managerial  controls
                                                and procedures  and  operational
                                                and   financial   systems.    In
                                                addition,   our   success   will
                                                depend  on our  ability  to hire
                                                and retain  qualified  personnel
                                                and  to  train,   integrate  and
                                                manage      our       workforce,
                                                particularly    our    technical
                                                support, advertising,  sales and
                                                business    development   staff.
                                                Locating and retaining qualified
                                                personnel  in  our  business  is
                                                extremely competitive. We expect
                                                to hire a significant  number of
                                                new employees in the foreseeable
                                                future.    We   can    give   no
                                                assurances    that    we    have
                                                adequately allowed for the costs
                                                and  risks  associated  with our
                                                proposed  expansion  or that our
                                                systems,  procedures or controls
                                                will be  adequate to support our
                                                operations,    or    that    our
                                                management   will   be  able  to
                                                successfully  offer  and  expand
                                                our  services.  We can also give
                                                no  assurances  that  we will be
                                                able  to  successfully   locate,
                                                train  and  integrate  personnel
                                                into  our  workforce.  If we are
                                                unable  to  manage   our  growth
                                                effectively,    our    business,
                                                results   of   operations    and
                                                financial  condition will likely
                                                be     materially      adversely
                                                affected.

WE MAY NOT BE ABLE TO PROTECT OUR                           Our success depends,
INTELLECTUAL PROPERTY RIGHTS                    in part,  upon the protection of
                                                proprietary    rights   in   our
                                                products,  technology  and trade
                                                secrets.    We    rely    on   a
                                                combination      of      patent,
                                                copyright,  and trademark  laws,
                                                confidentiality  procedures  and
                                                licensing     arrangements    to
                                                protect our proprietary  rights.
                                                There   can  be  no   assurance,
                                                however,         that        the
                                                confidentiality    and   license
                                                agreements  on  which we rely to
                                                protect  our trade  secrets  and
                                                proprietary  technology  will be
                                                adequate.  Further,  the laws of
                                                certain countries in which we do
                                                business,  do  not  protect  our
                                                proprietary  rights  to the same
                                                extent as the laws of the United
                                                States. Legal protections of our
                                                proprietary    rights   may   be
                                                ineffective  in such  countries.
                                                Policing unauthorized use of our
                                                products   is   difficult,   and
                                                litigation to defend and enforce
                                                our intellectual property rights
                                                could   result  in   substantial
                                                costs    and     diversion    of
                                                resources.  Despite  our efforts
                                                to  safeguard  and  maintain our
                                                proprietary  rights  both in the
                                                United States and abroad,  there
                                                can be no assurance that we will
                                                be  successful  in doing  so, or
                                                that  the  steps  taken by us in
                                                this  regard will be adequate to
                                                deter     misappropriation    or
                                                independent      third     party
                                                development of our technology or
                                                to prevent an unauthorized third
                                                party from  copying or otherwise
                                                obtaining and using our products
                                                or  technology.  Any  failure in
                                                the     protection     of    our
                                                proprietary  rights could have a
                                                material  adverse  effect on our
                                                business,   financial  condition
                                                and results of operations.

                                                            As  the   number  of
                                                industry-specific       packaged
                                                application  and service vendors
                                                in the  industry  increases  and
                                                the   functionality   of   these
                                                products    further    overlaps,
                                                software     development     and
                                                services companies like ours may
                                                increasingly  become  subject to
                                                claims   of    infringement   or
                                                misappropriation      of     the
                                                intellectual  property rights of
                                                others.    There   can   be   no
                                                assurance   that  third  parties
                                                will not assert  infringement or
                                                misappropriation  claims against
                                                us in the future with respect to
                                                current or future products.  Any
                                                claims  or  litigation,  with or
                                                without    merit,    could    be
                                                time-consuming, result in costly
                                                litigation,     diversion     of
                                                management's attention and cause
                                                product   shipment   delays   or
                                                require us to enter into royalty
                                                or licensing arrangements.  Such
                                                royalty       or       licensing
                                                arrangements,  if required,  may
                                                not  be   available   on   terms
                                                acceptable  to  us,  if at  all,
                                                which   could  have  a  material
                                                adverse   effect   on  the   our
                                                business,   financial  condition
                                                and   results   of   operations.
                                                Adverse  determinations  in such
                                                claims or litigation  could also
                                                have a material  adverse  effect
                                                on   our   business,   financial
                                                condition    and    results   of
                                                operations.

OUR SUCCESS DEPENDS ON OUR ABILITY TO                       The        continued
ATTRACT AND RETAIN EMPLOYEES                    services  of  our  founders  and
                                                other key  personnel  are deemed
                                                important    to    our    proper
                                                operation.   The   loss  of  the
                                                services  of one or more of them
                                                could  have a  material  adverse
                                                effect    on    our    business,
                                                financial condition,  results of
                                                operations and prospects. Except
                                                for Messers. Daniel McKenzie and
                                                David    Hackett,    the   Chief
                                                Executive   Officer   and  Chief
                                                Financial    Officer    of   our
                                                Company,  respectively,  None of
                                                our  key  management   personnel
                                                have  entered  into   employment
                                                agreements  obligating  them  to
                                                remain  employed  by us for  any
                                                specific  term  nor  are our key
                                                employees  party at this time to
                                                nonsolicitation, confidentiality
                                                or   noncompetition   agreements
                                                with us. In addition,  we do not
                                                maintain    "key    man"    life
                                                insurance policies on any of our
                                                founders or other key personnel,
                                                and  we  may   not  be  able  to
                                                recover from the unexpected loss
                                                of any of their services.  If we
                                                lose  such  employees  or  other
                                                employees  leave to work for our
                                                competitors  or start  their own
                                                competing  business,  such  loss
                                                will  likely  have a  materially
                                                adversely  affect our  business,
                                                results   of   operations    and
                                                financial  condition.   We  will
                                                need to  continue to recruit and
                                                retain  additional   members  of
                                                senior   management   to  manage
                                                anticipated  growth,  but  there
                                                can be no assurance that we will
                                                be able  to  recruit  or  retain
                                                additional   members  of  senior
                                                management on terms  suitable to
                                                us.


FUTURE ISSUANCE OF COMMON STOCK COULD                       Sales of substantial
ADVERSELY AFFECT THE MARKET.                    amounts of the  common  stock in
                                                the   public   market,   or  the
                                                prospect of these  sales,  could
                                                depress  the  prevailing  market
                                                price of our  common  stock  and
                                                its  ability  to  raise   equity
                                                capital   in  the   future.   At
                                                November 9,   2000,   we   had
                                                outstanding  65,745,915 shares
                                                of  common   stock  as  well  as
                                                options and other equity  and/or
                                                debt   securities    outstanding
                                                exercisable  or  convertible  to
                                                purchase  up  to  an  additional
                                                7,388,000  shares of our  common
                                                stock,   assuming   the  maximum
                                                number  of  shares  to be issued
                                                upon    such     exercise     or
                                                conversion.

THE PRICE OF OUR COMMON  STOCK MAY                          Of the  65,745,915
BE DEPRESSED DUE TO POSSIBLE FUTURE             shares  of  our   common   stock
SALES UNDER  RULE  144 AND  UPON THE            issued  and  outstanding  as  of
EFFECTIVENESS OF THIS  REGISTRATION             November  9,  2000,  60,595,915
STATEMENT.                                      shares      are      "restricted
                                                securities"  as  defined by Rule
                                                144 of the Securities Act. Under
                                                Rule 144, restricted  securities
                                                which  have  been   beneficially
                                                owned  for at least one year may
                                                be sold in brokers' transactions
                                                or  directly  to market  makers,
                                                subject to certain  quantity and
                                                other  limitations.   Generally,
                                                once  restricted  securities are
                                                eligible  for  sale  under  Rule
                                                144, a person  may sell,  in any
                                                three-month  period,  an  amount
                                                equal to the  greater of (i) the
                                                average weekly  trading  volume,
                                                if  any,  of  the  common  stock
                                                during the four  calendar  weeks
                                                preceding the sale or (ii) 1% of
                                                the  outstanding  shares  of our
                                                common       stock.       Shares
                                                beneficially owned for two years
                                                by non-affiliates of our Company
                                                may  be  sold.   A   substantial
                                                number of shares of common stock
                                                are already  available  for sale
                                                in the public  market under Rule
                                                144 of the  Securities  Act  and
                                                additional   shares  may  become
                                                available  for  sale in the near
                                                future.   Sale  of   substantial
                                                amounts of such stock could have
                                                a depressive effect on the price
                                                of  the  common   stock  in  any
                                                market which may develop.

                                                            If  and  when   this
                                                registration  statement  becomes
                                                effective, 44,095,915 restricted
                                                securities  will be  eligible to
                                                be sold without  limitation.  No
                                                prediction can be made as to the
                                                effect,  if any,  that  sales of
                                                shares  of  common  stock or the
                                                availability  of such shares for
                                                sale  will  have  on the  market
                                                prices  prevailing  from time to
                                                time.     Nevertheless,      the
                                                possibility   that   substantial
                                                amounts  of common  stock may be
                                                sold in the public  market would
                                                likely  have a material  adverse
                                                effect  on   prevailing   market
                                                prices for the common  stock and
                                                could   impair  our  ability  to
                                                raise  capital  through the sale
                                                of our equity securities.

OUR SECURITIES ARE SUBJECT TO                               Our common stock may
"PENNY STOCK" RULES                             be deemed to be "penny stock" as
                                                that  term  is  defined  in Rule
                                                3a51-1  of  the  Securities  and
                                                Exchange    Commission.    Penny
                                                stocks  are  stocks  (i)  with a
                                                price  of less  than  $5.00  per
                                                share;  (ii) that are not traded
                                                on   a   "recognized"   national
                                                exchange; (iii) whose prices are
                                                not   quoted   on   the   NASDAQ
                                                automated    quotation    system
                                                (NASDAQ-listed stocks must still
                                                meet requirement (i) above);  or
                                                (iv)   of   issuers   with   net
                                                tangible    assets   less   than
                                                $2,000,000  (if the  issuer  has
                                                been in continuous operation for
                                                at   least   three   years)   or
                                                $5,000,000   (if  in  continuous
                                                operation  for less  than  three
                                                years), or with average revenues
                                                of less than  $6,000,000 for the
                                                last three years.  Section 15(g)
                                                of the  Securities  Exchange Act
                                                of 1934,  as  amended,  and Rule
                                                15g-2  of  the   Securities  and
                                                Exchange    Commission   require
                                                broker/dealers  dealing in penny
                                                stocks  to   provide   potential
                                                investors    with   a   document
                                                disclosing  the  risks  of penny
                                                stocks  and to obtain a manually
                                                signed and dated written receipt
                                                of the document before effecting
                                                any transaction in a penny stock
                                                for the investor's account.

                                                            Moreover, Rule 15g-9
                                                of the  Securities  and Exchange
                                                Commission              requires
                                                broker/dealers  in penny  stocks
                                                to  approve  the  account of any
                                                investor  for   transactions  in
                                                such stocks  before  selling any
                                                penny  stock  to that  investor.
                                                This   procedure   requires  the
                                                broker/dealer to (i) obtain from
                                                the     investor     information
                                                concerning  his or her financial
                                                situation, investment experience
                                                and investment objectives;  (ii)
                                                reasonably  determine,  based on
                                                that      information,      that
                                                transactions in penny stocks are
                                                suitable  for the  investor  and
                                                that the investor has sufficient
                                                knowledge  and  experience as to
                                                be    reasonably    capable   of
                                                evaluating  the  risks  of penny
                                                stock    transactions;     (iii)
                                                provide  the  investor
                                                with a written statement setting
                                                forth  the  basis on  which  the
                                                broker/dealer      made      the
                                                determination in (ii) above; and
                                                (iv)  receive a signed and dated
                                                copy of such  statement from the
                                                investor,   confirming  that  it
                                                accurately      reflects     the
                                                investor's  financial situation,
                                                investment     experience    and
                                                investment           objectives.
                                                Compliance       with      these
                                                requirements  may  make  it more
                                                difficult  for  investors in our
                                                common  stock  to  resell  their
                                                shares  to third  parties  or to
                                                otherwise dispose of them.

THERE ARE  LIMITATIONS ON THE LIABILITY                     Our  bylaws  contain
OF OUR  DIRECTORS  AND  OFFICERS                provisions      limiting     the
                                                liability of our  directors  for
                                                monetary  damages to the fullest
                                                extent  permissible under Nevada
                                                law.   This   is   intended   to
                                                eliminate the personal liability
                                                of  a  director   for   monetary
                                                damages on an action  brought by
                                                or in the  right of our  Company
                                                for   breach  of  a   director's
                                                duties   to   us   or   to   our
                                                stockholders  except in  certain
                                                limited    circumstances.    Our
                                                bylaws also  contain  provisions
                                                requiring  us to  indemnify  our
                                                directors,  officers,  employees
                                                and   agents   serving   at  our
                                                request,    against    expenses,
                                                judgments (including  derivative
                                                actions), fines and amounts paid
                                                in       settlement.        This
                                                indemnification  is  limited  to
                                                actions  taken in good  faith in
                                                the  reasonable  belief that the
                                                conduct was lawful and in or not
                                                opposed to the best interests of
                                                our Company.  The bylaws provide
                                                for   the   indemnification   of
                                                directors    and   officers   in
                                                connection with civil, criminal,
                                                administrative  or investigative
                                                proceedings when acting in their
                                                capacities  as  agents  for  our
                                                Company.  These  provisions  may
                                                reduce   the    likelihood    of
                                                derivative   litigation  against
                                                directors and executive officers
                                                and  may   discourage  or  deter
                                                stockholders  or management from
                                                suing   directors  or  executive
                                                officers  for  breaches of their
                                                duties  to  the  Company,   even
                                                though   such  an   action,   if
                                                successful,    might   otherwise
                                                benefit   the  Company  and  our
                                                stockholders.

                        MARKET PRICE OF OUR COMMON STOCK

         Our common stock are currently quoted on the quotation system operated by the National Quotation Bureau, LLC, known as the "Pink Sheets" under the symbol "EAUC."

         On January 19, 2000, our shares of common stock were delisted from quotation on the OTC Bulletin Board due to our inability to become a reporting issuer prior to the deadline imposed by the National Association of Securities Dealers, Inc. Prior to January 19, 2000, our common stock was quoted on the OTC Bulletin Board under the symbol "EAUC".

         The following table sets forth the closing [bid and ask] prices for the common stock during the periods indicated, as reported by the OTC Bulletin Board prior to January 19, 2000 and thereafter, as reported by the National Quotation Bureau, LLC Pink Sheets. The bid prices reflect inter-dealer quotations, do not include retail mark-ups, markdowns, or commissions and do not necessarily reflect actual transactions. To our knowledge, prior to February 26, 1999, no broker-dealer made an active market or regularly submitted quotations for our common stock. During this period, there were only an infrequent number of trades and virtually no trading volume.

                                                                     COMMON STOCK
                                                                     ------------

         YEAR ENDING DECEMBER 31, 1999
         -----------------------------
                                                                         PRICE HIGH      PRICE LOW
                                                                         ----------      ---------
         First Quarter (commencing February 26, 1999)                          9.05           4.70
         Second Quarter                                                      11.375           6.60
         Third Quarter                                                         9.25         1.1875
         Fourth Quarter                                                     1.78125          0.906

         YEAR ENDING DECEMBER 31, 2000
         -----------------------------

                                                                         PRICE HIGH      PRICE LOW
                                                                         ----------      ---------

         First Quarter                                                        6.375          1.343
         Second Quarter                                                       2.875           1.15
         Third Quarter                                                         1.45           0.59
         Fourth Quarter (through October 30, 2000)                             1.04           0.57

         As of November 9, 2000, we had 65,745,915 shares of common stock outstanding held by approximately 231 record holders.



DIVIDEND POLICY

         We have never declared or paid a cash dividend on our common stock. It is our present policy to retain earnings, if any, to finance the development and growth of our business. Accordingly, we do not anticipate that cash dividends will be paid until our earnings and financial condition justify such dividends, and there can be no assurance that we can achieve such earnings.

                                 USE OF PROCEEDS

         We are not receiving any of the proceeds from the sale of the shares of our common stock being registered hereunder.

                                   OUR COMPANY

         We were originally incorporated in the State of Nevada on January 8, 1998 under the name "Kazari International, Inc."

         On February 26, 1999, we purchased all of the outstanding shares of common stock of e-Auction Global Trading Inc. (Barbados). Pursuant to the terms of the stock exchange agreement, we issued to the 11 shareholders of e-Auction (Barbados), on an one-for-one exchange basis, thirty-four million five-hundred thousand (34,500,000) shares of our common stock. We had no viable business activities at the time of the exchange agreement.

         On June 10, 1999, Kazari amended its articles of incorporation to change its name from "Kazari International, Inc." to "e-Auction Global Trading Inc." and increased the number of authorized shares of our common stock from forty million (40,000,000) shares to two hundred and fifty million (250,000,000) shares of common stock, par value $0.001 per share.

         We currently own the following subsidiaries:

            o a 100% ownership interest in e-Auction Global Trading Inc. (Barbados), which in turn has a wholly-owned subsidiary, Aucxis Corp. (Canada). Prior to May 11, 2000, this subsidiary was known as e-Auction Global Trading Inc. (Canada)

            o a 100% ownership interest in Aucxis Corp. (Belgium) N.V., which in turn has a wholly-owned subsidiary, Schelfhout Computer Systemen N.V. Prior to May 12, 2000, this subsidiary was known as e-Auction Belgium N.V.

            o     a 50.01% ownership interest in e-Auction Australasia Ltd.

            o a 99% ownership interest in SDL Invest N.V. a new legal entity formed March 22, 2000, in which we made a contribution in kind of certain real property and liabilities. In connection with the formation of SDL Invest N.V., we granted an option to Luc Schelfhout and Hilde De Laet to purchase the shares of SDL Invest N.V. for a nominal price equal to the book value.

OUR BUSINESS STRATEGY

         Electronic   and   remote   (on-line)   auctions,    which   constitute
approximately 10% of the entire auction market, represent an outgrowth of the auction market which had chiefly consisted of live auctions (see chart below).


             [EVALUATION OF THE AUCTION SYSTEMS MODEL APPEARS HERE]


         According to Forrester Research Inc.1 ("Forrester"), the remote or on-line auction market is divided into the following three categories: (i) commodity auctions; (ii) independent auctions selling goods; and (iii) private auctions. We intend to specialize in commodity auctions, which Forrester estimates to account for approximately 50% of the total value of business auction transactions.

--------
1 Forrester Research Inc., Business Trade & Technology Strategies, March 1998.

         The on-line auction model has emerged as a significant channel and electronic commerce methodology in the business to consumer market ("B2C"), also referred to as "Independent Auctions", with such companies as eBay, Onsale, uBid and Bid.com currently providing such services.

         However, according to Forrester, the real potential for electronic auctions lies in the business to business market ("B2B") also referred to as "Commodity Auctions". Forrester predicts the trade in Commodity Auctions will reach US$32.2 billion by the year 2002 (versus only US$5.5 billion dollars for Independent Auctions).

         We believe that an enormous opportunity awaits the company which can successfully integrate and efficiently deliver the various components and services of a dynamic global trading solution. We intend to deliver such a global trading system in the form of an entirely new distribution channel which will:

         o improve economic efficiency in the management of sales and distribution;

         o improve information flow and product availability to potential purchasers; and

         o lower the cost of sales by exploiting Internet technologies and sharing a technology platform.

         Our management believes that we have the potential to be successful and profitable because we are targeting low risk established high volume B2B auction and commodity exchange markets. Our management further believes that our high value and high margin transactional revenue model will help ensure sustainable growth for the long term.

         With the capabilites acquired by our acquisition of Schelfhout and our strategic alliance with ABN AMRO Bank N.V., we shall soon be able to provide real time, electronic auction and related financial services to auctioneers selling commodities. Our intent is to become a world leader in the electronic perishable commodity auctions in the short term, and expand our world leadership into the electronic commodity auctions in the longer term. We currently have the knowledge base, skills, equipment and software that is needed to provide electronic services for perishable commodity auction businesses. Our knowledge, skills, equipment and software, however, is not yet sufficient to provide electronic services for other commodity auction businesses.

         In accomplishing our goals, our intent is not to remove the traditional auction house from the electronic auction process, but rather to make the process more transparent to those involved in the auction process. Currently, there are multiple steps in the auction process (from the actual auction to providing foreign exchange services, settlement services, the insurance of goods in transit and the delivery of the goods). Therefore, individual buyers and sellers have to arrange the ancillary services around the auction themselves. We propose to provide a "cradle to grave" solution for the buyers and sellers.

         Initially, we will focus on the financial services component which includes foreign exchange services and settlement services. Towards this end, we entered into a strategic alliance with ABN AMRO on May 9, 2000, to jointly develop an internet-based system to provide foreign exchange, credit management and settlement services, to our perishable commodity auction customers.

OUR PRODUCTS AND SERVICES

         Our trading platform consists of the following components:

     Dynamic Trade Server(s)

         These server applications are written in Java (and/or C++). They are the multi-threaded engines that manage all dynamic trading (auctioning). They support English and Dutch style auctioning as well as bid/offer and bid/ask trading. They also support reverse or procurement auctions.

         The servers communicate to our client through sockets, RMI (Remote Method Invocation) and/or HTML pages (Java Server Pages). The C++ implementation of the trade server must be hosted on a Windows NT platform. The Java implementations of the trade servers are platform independent and may be hosted on any computer platform that provides a Java Virtual Machine version 1.1.7 or above.

     Dynamic Trade Client(s)

         There are different trade clients depending on the style of dynamic trade server used. For Dutch, English and Procurement auctions, the client is either a Java applet or application. For bid/offer auctions, the client is provided as HTML pages hosted on a web site. The bid/ask trading server will support both a Java client and HTML page interface.

     Trade Info Catalogue

         The trade info catalogue is the repository that contains all lot listings for the sales that are scheduled on the platform. This data is managed by a SQL database and can be accessed through the trade info manager. The information is also accessed by the trade servers when the auctions are running.

     Trade Info Manager

         The trade info manager is available as a Java application or as a set of HTML pages (JSP/Servlet based). It is used to maintain the information contained in the trade info catalogue. The info manager provides a generic interface through which an auction house may enter the lot information for their sales and configure their sale parameters.

     Trade Accounting Server

         As auction sales are completed, the data from those sales is summarized and copied to the trade accounting server. This repository and interface is used to provide billing information for customer settlement with our Company. This is not the settlement of the auction sale itself, but rather the transactional fees due to us for the use of the platform.

     Trade History Server

         As auction sales are completed, the data from those sales is moved to the trade history server. This repository and interface is used to provide historical analysis of the auction results. It provides a JSP/Servlet interface to produce historical reports.

     Trade Settlement System

         The trade settlement system for any particular dynamic trader (auction house) typically includes invoice printing for buyers, cheque printing for sellers, collection or deduction of commissions, insurance fees, taxes, etc. It may also include lot delivery scheduling and lot grading or inspection processes. There is no generic system for trade settlement, but rather there is a framework that is tailored to each dynamic trader (auction house). The system can be web-based (HTML, Java Applet) or client-based (Java or other application).

     Financial Services Interface

         Integration to our financial services back-end will be offered through an integration interface. This interface will allow a dynamic trader to host the financial services on a web-site or access them through our website(s).

         We believe that an enormous opportunity awaits the company which can successfully integrate and efficiently deliver the various components and services of a dynamic global trading solution. It is our intention to deliver such a global trading system in the form of an entirely new distribution channel which will:

         o improve economic efficiency in the management of sales and distribution;

         o improve information flow and product availability to potential purchasers; and

         o lower the cost of sales by exploiting internet technologies and sharing a technology platform.

         In addition, through our newly acquired subsidiary, Schelfhout, we can offer the following services in connection with our trading platform:

     Electronic Auction Clocks

         Since 1985, Schelfhout has been a constant innovator in auctions based on the "Dutch clock". Starting with (now primitive) projection systems, and evolving into digital and LED-based clocks, the goal has always been to provide clock systems that maximize usability and auction throughput. Many auctions now employ several Schelfhout clocks simultaneously, substantially increasing the number of lots that can be sold on any given auction day.

         In some auctions, the clock is mobile: the so-called "Moby-Clock". This clock was developed to meet the specific needs of the fishing industry, where buyers and the clock can move through a fish market and conduct sales over the actual product.

     Auction Controller

         The auction master console runs the electronic clock and the digital displays of the auction. It also registers the winning bid made by either a local buyer or a buyer using a remote workstation. The console is a PC running Microsoft Windows (3.1, 9x, NT), and bids are logged into a local SQL database. At the time a bid is made, the controller also checks the credit position of the buyer to ensure that they have sufficient credit to cover the purchase. This credit information is also stored in a SQL database, and is one of the principal integration points between the existing Schelfhout systems and the financial services offered by e-Auction.

         In some high-volume auctions, a multi-transaction controller is used allowing several transactions to be processed every time the auction clock is stopped.

     Remote Bidding Systems

         A number of auctions support buying through remote workstations, so that the buyers do not have to be physically present at the auction. In some cases, these remote terminals are actually in the auctions themselves, replacing the main electronic clock. In either case, the remote terminals connect to the main auction using dial-up or ISDN, and make socket connections to the "syncrator", a dedicated server whose sole task is to determine which bid is the highest. Through logic that takes into account transmission delays, the syncrator ensures that, regardless of whether or not the bidder is physically present, the auction is always fair.

         As with the auction controller, the remote bidding clients are currently using PC-based applications.

     Mediation Systems

         While most of Schelfhout's auction customers operate on a Dutch clock, there are some circumstances under which a different type of bidding is required. In these cases, a mediation system is used, where a server collects bids, relates them to asking prices by producers and their agents, and assigns lots to the relevant buyers.

     Multi-trade

         Schelfhout has been working on the development of a new, integrated trading system that builds on the vast experience gained over the last 15 years. The basic principal is that, to obtain the optimum price for a particular product, a variety of tools must be available to the selling organization, including spot market (clock), short term mediation, order/bid, long term mediation and tenders, as well as detailed information services. Multi-Trade is designed to provide some or all of these tools at the sellers' discretion. On June 20, 2000, Schelfhout, through a wholly-owned subsidiary, installed the first such multi-transaction electronic trading system in New Zealand for Turners & Growers Flower Group/ Floramax of New Zealand ("Floramax"). The Floramax auction, which represents an estimated 60% of all New Zealand's domestic flower sales, can process more than 800 transactions an hour and uses the electronic marketplace to eliminate inefficiencies and boost flower-trading capabilities.

         Since the "new" Schelfhout system will allow individual buyers to conduct their auction purchases on the Internet in their own domestic currency, we will generate revenue from both the foreign exchange and the settlement services. Meanwhile, the existing Schelfhout computer system will continue to provide software solicitors to an existing customer base with international trade.

         Schelfhout's controllers are also used to control condensers, gas analysis, energy management, etc.

     Other Controllers

         Schelfhout has also developed a range of other controllers with microprocessors, customized for the following market segments :

         o        (ultra low oxygen) preservation of hard fruit;

         o        Short-term   preservation   of  soft  fruit,   exotic   fruit,
                  vegetables, plants and flowers; and

         o General temperature control for preservation of deep-frozen and cooled products.

         Schelfhout's controllers are also used to control condensers, gas analysis, energy management, etc.

         Schelfhout has developed a graphic modular display panel on which text, logos and drawings can be displayed. This innovative concept offers numerous advantages over standard systems:

         o        unlimited dimensions;

         o        storage capacity of more than 100 graphic images; and

         o various special effects are included as standard: scrolling, blinking and animation via fast displays of successive images

EURONET TRADING PORTAL

         Through our wholly-owned subsidiary, Schelfhout, we intend to launch EuroNet Trading Portals later this year. EuroNet Trading Portals can be described as a pan-European network targeted to link Schelfhout's existing standalone European systems, which, when aggregated, currently trade approximately US$7.0 billion dollars in perishable commodities per year.

         The networks will be launched into the following three vertical markets:

o   38 Fish Auctions                         Approximately US $2.0 billion in trade volume annually

o   29 Fruits and Vegetables Auctions        Approximately US $2.4 billion in trade volume annually

o   11 Flower Auctions                       Approximately US $2.4 billion in trade volume annually

         The EuroNet Trading Portals will link existing Schelfhout clients using the Internet, extranet and X.25 networks, as well as clients interested in migrating to Internet Protocol ("IP") based networks.

         The EuroNet Trading Portals for fish, fruit, vegetables and flower will consist of the development of European auction networks which will offer financial settlement services and foreign exchange services as their main services. The Internet will enable individual buyers to participate in the auction process remotely.

                            [TIER CHART APPEARS HERE]

         The current European landscape of auctions is highly fragmented. (see chart above). This fragmentation has not allowed for economies of scale to occur as each auction house has been saddled with expenses. These expenses will be reduced significantly with the implementation of our business proposition. We intend to link existing stand-alone auction houses in each perishable commodity vertical, which in turn will benefit from the centralization of ancillary services around the auction process, such as foreign exchange services and financial settlement services. Stand-alone auction houses currently do credit checks and receive letters of credit for each buyer. The buyers, in turn, must repeat the process with each auction house they deal with. Our plan is to eliminate these redundancies by implementing a centralized financial settlement solution which will benefit all the parties involved.

         The solution will make it possible for a remote buyers to participate in auctions using their own currency while the auction houses and producers will also be paid in their own local currencies. Hence, a foreign currency service is an integral part of the bundled financial services we offer.

         The whole financial settlement for both buyer and seller (auction house and producer) should be as understandable and as customer-friendly as possible. All of these services will be offered on the basis of a transaction fee. The advantage with this cost structure is that auctions will not need to make substantial investments in Information Technology ("IT") and infrastructure. The use of these services is therefore a variable cost.

         When a network has been established with the Schelfhout customers, it is our objective to extend that network to include the remaining European auctions which are not currently Schelfhout's clients, as well as adding additional international demand.

                       BENEFITS OF EURONET TRADING PORTALS

                              [GRAPH APPEARS HERE]

         Benefits to Auction Houses on Network

            o     Increased numbers of buyers and sellers;

            o Focuses on core competency rather than issues such as credit checks and limits;

            o     Offers value added service;

            o Offers competitive advantage over other European auction houses; and

            o Serves as a deterrent for non-payment, since only buyers with credit approval may participate in the auctions.

         Benefits to Buyers on Network

            o     Need only one letter of credit or a single escrow account;

            o     Can purchase from all the auction houses on the network;

            o     Receive better quality product; and

            o     Better selection available.

         Benefits to Seller on Network

            o     Better prices through transparency;

            o     Increased number of purchasers; and

            o     Guaranteed payment.

OUR BUSINESS ACQUISITIONS

     Kwatrobox B.V.

         On November 1, 2000, we purchased all of the issued and outstanding shares of Kwatrobox B.V. a Netherlands corporation, in exchange for a cash sum of Four Million (4,000,000) Guilders and an aggregate of One Million One Hundred Thousand (1,100,000) shares of our common stock and, subject to future earnings, possible options exercisable at the third anniversary date to purchase additional shares of our common stock having an aggregate value of One Million (1,000,000) Guilders.

         Kwatrobox B.V. is the parent company of Nieaf Systems B.V. and Automatiseringsbureau Palm B.V.

         o     Nieaf Systems B.V.

Nieaf Systems is a developer of electronic trading systems for perishable commodity marketplaces. The company has over 100 years of experience developing innovative trading systems to the perishable commodity market and building relationships within the industry. Based in the Netherlands, two of Holland's largest flower auctions, Aalsmeer flower auction and Bloemenveiling Holland in Naaldwijk, are customers of Nieaf Systems.

         o     Automatiseringsbureau Palm B.V.

Palm develops specialized enterprise resource planning (ERP) software and IT Infrastructure Systems for Exporters and Wholesalers in the US$ 6 Billion Dutch flower industry. Palm Business Solutions (PBS) software allows its clients the ability to manage the flow of produce from the auction floor to their respective customers. PBS software divides, tracks, integrates, and supplies information to client's back office systems. Palm seamlessly integrates web-based logistic applications and Internet trading systems to allow clients to have complete control over all facets of their business. With offices in the two largest flower auctions and an installed base of over 400 applications, Palm has become a recognized leader in the Dutch flower industry

     I-Three, Inc.

         We signed a letter-of-intent dated June 9, 2000, to purchase all of the issued and outstanding shares of I-Three, Inc. in exchange for an aggregate of 500,000 shares of our common stock (representing approximately 0.76% of our issued and outstanding shares) and options exercisable to purchase up to 50,000 additional shares of our common stock, at an exercise price of U.S.$1.45 per share. We expect this transaction to close during our fourth quarter. I-Three is an e-commerce solutions provider focused on delivering globally scalable, event-driven applications for B2B enterprises that fully leverage the opportunities of information gathering and sorting from the Internet. With I-Three's existing line of B2B applications, and strategic partnerships with industry leaders such as Sun-Netscape Alliance, TIBCO Software Inc. and Oracle, we believe that I-Three will provide us with the capability to develop internally our financial service and portal applications.

         I-Three's current product line includes the following:

         o I3 MESSAGE BOARD: a desktop interface that enhances corporate communication and streamlines decision-making processes. It includes a real-time internal employee roll-call application and an inter-company contact and resource manager.

         o I3 PORTAL ENGINE: an application that enables users to develop their own customizable portal site. I-Three's Portal Engine application constructs each page for users as they request it. All elements of page look-and-feel are template-driven and defined by user preferences stored in an LDAP database. The Portal Engine's architecture is scalable, load balanced and fault tolerant.

         o I3 TICKER: I-Three's Ticker creates an applet that displays scrolling bars containing data such as stock and commodity prices. Generic, customizable and adaptable, Ticker can present static, realtime or periodically updating data in single, double or multiple lines.

         o I3 CHART APPLICATION: an application that creates dynamic charts that diagrammatically present data, for example, the value of stocks over a certain time period. The chart application creates a number of image layers containing grids, lines, labels and date-time values corresponding to the fluctuations of stock values, and allows users to drill down through data such as intra-day charts.

         o I3 ADAPTERS: I-Three adapters facilitate integration between clients' existing software applications and TIBCO's products. Our adapters include the httpAdapter, the TAW (TIBCO Adapter for Web)-httpAdapter, ldapAdapter.

         I-Three's commitment to providing event-driven, fast, easy-to-use, and scalable web portal solutions can be seen in its finished product "WallStreetview.com". Hired to develop an integrated portal for WallStreetview.com, I-Three developed and delivered a comprehensive financial services portal that offers current financial data, including realtime quotes, the latest business news, historical charts and stock ticker, and additional content from industry leaders such as Reuters, Standard & Poors, Comstock and Morningstar.

     Schelfhout Computer Systemen N.V.

         By a share purchase agreement dated as of January 10, 2000 among Luc Schelfhout, Hilde De Laet and our subsidiary, Aucxis (Belgium), we acquired all of the shares of Schelfhout Computer Systemen N.V., a Belgium company. The purchase price for the shares of Schelfhout of $10 million, as stipulated in the share purchase agreement, was paid by us in the form of $4 million cash and by the issuance of 3,636,364 shares of our common stock to Luc Schelfhout and Hilde De Laet, of which 1,818,182 common shares were issued to Luc Schelfhout, a current officer of our Company, and 1,818,182 common shares were issued to Mr. Schelfhout's spouse, Hilde de Laet. For accounting purposes, the purchase price per share was deemed to be $1.00. As part of the transaction, we agreed not to sell or otherwise to transfer the shares of Schelfhout during the 12 month period ending on January 10, 2001. As security for the covenant not to sell the shares and for other matters, we pledged the shares of Schelfhout in favor of Luc Schelfhout and Hilde De Laet.

         Over the past 17 years, as a solutions provider for perishable commodity (fish, flower, fruits and vegetables) auction houses, Schelfhout had developed over 150 electronic trading systems for numerous selling organizations all over the world. Schelfhout delivers the tools to bring together supply and demand under optimum conditions and thus create a better market situation. Because of its experience in the marketing of perishable goods and the development of customized hardware and software solutions in this niche market, Schelfhout takes pride in its knowledge of the sector. We believe that the hardware and software employed by Schelfhout can be adapted, without substantial cost or time, to provide services to other commodity auctions.

         Since its establishment in 1983, Schelfhout has focused on two market sectors: (i) the computerization of auctions and (ii) automation for the preservation of perishable products. As an ancillary to the auction system, a modular graphic display panel was developed by Schelfhout in 1992 and added to the product range.

     Generated Solutions Ltd.

         Upon the completion of our share exchange agreement with e-Global (Barbados) in February 1999, we acquired the rights of e-Global (Barbados) to market and exploit the internet auctioning software and other technologies of Generated Solutions Ltd. (GSL) and National Electronic Marketing Inc. (NEMI). The purchase price paid by us and attributable to GSL's technology rights was Cdn$50,000 in cash. E-Global (Barbados) had previously acquired from NEMI the exclusive license rights granted by GSL to NEMI to market GSL's internet auctioning software outside of North America as well as the non-exclusive market rights within North America. The price paid by e-Global (Barbados) for the NEMI rights was Cdn$300, in the form of a grant of options to purchase up to 30,000 shares of the common stock of e-Global (Barbados), at an exercise price of $0.01. On December 1, 1998, NEMI received additional options to purchase up to 65,000 additional shares of common stock of e-Global (Barbados), at $0.01 per share. All of these options were assumed by us under our stock option plan and became our obligations following the completion of the share exchange.

         As part of the earlier transaction between e-Global (Barbados) and NEMI, e-Global (Barbados) entered into a consulting agreement with Canadian Caging Corporation, a company associated with the vendor, for Cdn$5,000 per month. Our subsidiary, acting through its wholly-owned subsidiary, Aucxis Corp. (Canada), continues to pay for services under the consulting agreement. The consulting agreement ends February 1, 2001.

STRATEGIC ALLIANCE WITH ABN AMRO BANK N.V.

         By a Letter Agreement dated as of May 27, 2000 between Aucxis Corp. (Canada) and ABN AMRO Bank N.V., we entered into a strategic alliance with ABN AMRO to develop and provide integrated financial services to our perishable commodity auction customers. Through this arrangement, ABN AMRO and our Company intend to jointly develop an Internet-based system to provide financial services including foreign exchange, credit management and settlement services. Marketing activities in support of the offered services will also be undertaken jointly. The services are scheduled to be offered as part of a pilot project in Holland, in the form of a financial system platform for the Urk Fish Auction enabling real time portable credit reservation and settlement services. The Urk Fish Auction is one of the largest electronic fish auctions in the world, representing 145 Million Euro in transactions annually, and is the driving force behind EFICE (Electronic Fish Information Center Europe), a trading network linking seven (7) Dutch fish markets. Management believes that we are well-positioned to exploit opportunities to provide integrated online financial services to the perishable commodity e-marketplace because of our knowledge and experience in electronic perishable commodity auctions and ABN AMRO's financial services expertise, technological innovation and global reach.

OUR INTELLECTUAL PROPERTY

         We currently have neither any registered patents or trademarks nor any licenses, franchises, concessions or royalty agreements. There has been small amounts (approximately Cdn$185,000) spent since inception on research and development. From February 1999 to present, we have had a development team working on the auction platform.

OUR COMPETITION

         The electronic auction market is highly competitive, is changing rapidly, and is significantly affected by new product and service introductions. Companies are increasing the demand for industry-specific solutions to meet their needs in providing products and services to customers and trading partners. Barriers to entry into this market are relatively low, and we expect that competition will intensify in the future. The market environment in which we operate is extremely dynamic and is characterized by constantly evolving standards and new market entrants.

         Our primary competition currently comes from traditional auction suppliers of hardware and software services such as OES and Agro Marche Internationaux. OES is North Americas largest traditional auction builder specializing on flowers and tobacco. Agro Marche focuses on the food production industry as well as the international seafood sector.

         Our secondary competition comes from new internet companies such as World Commerce On-line (WCOL), Decofrut, Farms.com, Pan European Fish Auction
(PEFA), Vertical Net, Moai, OpenSite Technologies, FairMarketSM, Inc, Ariba and Trade'ex, Gofish, Fishmonger, FreeMarkets and many other. A brief description is included below:

         WCOL delivers Internet-based, global e-commerce solutions to large international organizations and worldwide vertical industries. Decofrut provides the verification of the quality of fruits shipped into the world's largest port, Rotterdam, and Philadelphia. Farms.com will shortly be offering a Bid-Ask marketplace. Commodity traders will be able to participate in Real Time Bid-Ask trading with bids exchanged instantaneously. Pan European Fish Auction (PEFA) operates a network of electronic Fish Auctions spread over Europe. These auctions are linked together and accessible to the buyers via the internet, thus creating a virtual marketplace on a " business-to-business" level. VerticalNet, Inc. is a creator and operator of vertical trade communities. VerticalNet leverages the interactive features and global reach of the Internet to create multi-national, targeted business-to-business communities. Moai provides commerce solutions for the Internet. Moai provides companies with the technology and services for customized online auctions and trading exchanges. OpenSite
Technologies:  provides  online  auction  solutions.  Since 1996,  OpenSite  has
offered  online  auction  software  with  quick   implementation   and  ease  of
management.

         FairMarketSM, Inc. is a provider of networked, online dynamic pricing solutions that are designed to allow customers to expand their distribution channels and create new online revenue opportunities. Their primary service offering is an outsourced, private-label auction solution that is used by some of merchants and portals on the Web. Ariba and Trade'ex: the evolution of the Internet economy and the creation of new Digital Marketplaces will streamline the commerce process and totally transform the way businesses exchange goods, services, and information. Sorcity is an Internet hosted, business-to-business reverse-auction service for buyers and sellers of both direct and indirect items. Respond.co is a online shopping service, a way of matching buyers and sellers of a wide range of products and services. Gofish: creates a single resource for everyone connected with the seafood industry. Where buyers and sellers can do business faster and easier than ever before--with features like real-time pricing and up-to-date credit reporting.

         FishMonger  is based  adjacent  to the  bustling  seafood  industry  of
Seattle, the Puget Sound, and the North Pacific. It has been developed by combining the talent from the seafood industry with exceptional expertise from the world of e-commerce. FreeMarkets creates business-to-business online auctions for buyers of industrial parts, raw materials, commodities and services. Since 1995, it has created auctions for goods and services in more than 50 product categories, including injection molded plastic parts, commercial machinings, metal fabrications, chemicals, printed circuit boards, corrugated packaging and coal.

         Many of our competitors have longer operating histories, significantly greater financial, technical, marketing and other resources than us, greater name recognition, more strategic relationships and a larger installed base of customers. In addition, certain competitors have well-established relationships with our current or potential customers. As a result, our competitors may be able to devote greater resources to the development, promotion and sale of their services, may have more direct access to corporate decision-makers based on previous relationships and may be able to respond more quickly to new or emerging technologies and changes in customer requirements. There can be no assurance that we will be able to compete successfully against current or future competitors or that competitive pressure will not have a material adverse effect on our business, operating results and financial condition.

OUR EMPLOYEES

         Our management considers our Company's labor relations to be good. None of our employees are covered by a collective bargaining agreement. As of September 2000, we had thirty six (36) full time employees and four (4) part-time employees.

          None of our employees is represented by a labor union, and we consider our employee relations to be good. Competition for qualified personnel in our industry is intense, particularly among software development and other technical staff. We believe that our future success will depend in part on our continued ability to attract, hire and retain qualified personnel.

OUR FACILITIES

         We have offices located at 220 King Street West, Suite 200, Toronto, Ontario, Canada, M5H 1K7 and at Bormte 204/A, Stekene, Belgium 9190. The offices at 220 King Street West are leased by i-Three, which lease ends September 3, 2004 and provides for rent payments of Cdn$174,000 per year.

         Schelfhout's real property was divested prior to our acquisition. As part of the acquisition, however, Schelfhout shall be entitled to remain on the premises where it currently conducts its business operations for a twelve (12) month period ending January 7, 2001 rent free and thereafter, for an additional term of 10 years, at a rate of 2,400 BEF per square meter for office space, 1,800 BEF per square meter for the work room and 1,200 per square meter for the warehouse.

          We do not own any real property other than the building contributed by us to our subsidiary, SDL Invest N.V., which ownership interest is subject to an option to purchase granted to such subsidiary's minority shareholders. We have not entered into any agreements to acquire any properties.

LEGAL PROCEEDINGS

         Execept as described below, we are currently neither a party to any litigation nor aware of any other litigation threatened against us.

         (1) A shareholder derivative action was brought against the Company on November 17, 1999 in the United States District Court of California against the Company, its subsidiaries, two of its directors and several other companies and individuals.

                  The proceeding alleges that the reputation of Sanga International, Inc.'s ("Sanga") was damaged and that the defendants are liable for: (i) engaging in conversion; (ii) engaging in fraud; (iii) interfering with Sanga's prospective business advantage; (iv) breach of contract; (v) violating California usury laws; and (vi) breach of fiduciary duty. The plaintiff claims the defendants' actions have not only damaged Sanga but also the plaintiff and the remaining shareholders of Sanga by as much as $100 million dollars.

                  The proceeding was stayed on November 29, 1999 as a result of Sanga filing for Chapter 11 bankruptcy protection in the United States Bankruptcy Court.

         (2) The shareholders derivative suit brought on February 7, 2000 and disclosed in our previous filings with the SEC, in which we were a named defendant, has been dismissed.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

LIQUIDITY AND CAPITAL RESOURCES

         Over the next twelve months, we intend to grow rapidly. We will need additional cash to fund such growth and fully intend to engage in additional financing to meet expanded operating capital needs.

         At September 30, 2000, we had approximately $8.0 million in cash. In addition, the operations of our wholly-owned subsidiary, Schelfhout, generate a modest amount of positive cash flow.

         Despite the foregoing, our business plan does not provide for, and we do not anticipate, any major capital expenditures during our fiscal year 2001. The majority of our expenditures will be used to hire qualified programmers to continue to develop our technology, as well as to hire a larger sales and marketing staff to grow our business and effectively service our clientele. It is anticipated that we will spend approximately $500,000 out of current working capital in fiscal year 2000 to purchase new computer equipment for the increased staff. We anticipate that our accounts payable and accruals will be satisfied out of our working capital.

         During fiscal year 2000, we raised the following funds:

         In January, 2000, we raised approximately $4.4 million of new capital through the private placement of 9,293,777 shares of our common stock, raised $2.2 million through a convertible debenture from Halium Hongorzul. Total cash raised was $6.6 million ($4.4 million and $2.2 million).

         In June, 2000, we completed a private offering of our common stock, raising approximately $7.5 million through the issuance of 4,072,639 shares of common stock to ABN AMRO Capital Investments (Belgie) N.V.

         The principal use of funds raised during fiscal year 2000 included:

         o        $3.0  million,   as  final  payment  in  the   acquisition  of
                  Schelfhout;

         o $200,000, as payment for Halium Hongorzul fee in connection with convertible debenture;

         o $250,000, as partial repayment for the loan with Ventures North Investment Partners Inc.;

         o $163,000, as legal fees for services in regard to the January financing and other corporate issues;

         o $120,000, as fees owed to Millennium Advisors Inc. for final and complete settlement of a services contract;

         o $55,000, as filing fees with the SEC for S-1 Registration Statement as filed February 28, 2000;

         o        and other miscellaneous amounts of approximately $42,000.

Of the $3.8 million shown as restricted cash held in trust by lawyers at December 31, 1999, . These restricted amounts became unrestricted upon the closing of the Schelfhout transaction.

         In addition, we also issued an additional 7,625,916 shares of our common stock in January 2000 to retire $3.8 million in existing debts held by Halium Hongorzul, Millennium Advisors Inc., and Ventures North Investment Partners Inc.

RESULTS OF OPERATIONS

Comparison of Year Ended December 31, 1999 to period from January 8, 1998 to December 31, 1998

         REVENUES. Revenue for the year ended December 31, 1999 was $0 compared to $0 for the similar period ended December 31, 1998.

         NET LOSS/EARNINGS. Net loss for the year ended December 31, 1999 was ($2,654,432) compared with $0 for the period from April 30, 1998 (date of incorporation) to December 31, 1998. The increase in loss was due to the start up nature of the company. The company started to develop its business plans during 1999 and the costs reflect this development.

         OPERATING EXPENSES. The 1999 fiscal year was one of business development for us. We spent considerable time and effort in defining our market space and in acquiring Schelfhout (which was completed on January 10, 2000). During the year, we spent $2,654,432 in operating expenses, compared to $0 for the period from April 30, 1998 (date of incorporation) to December 31, 1998). The majority of these costs were in relation to business development efforts in research and development and SG&A.

         RESEARCH AND DEVELOPMENT. On February 1, 1999, e-Auction Global Trading, Inc. (Barbados), acquired the internet auctioning software, technology and other intellectual property assets of Generated Solutions Ltd. ("GSL"). GSL had been providing its propriety internet auctioning technology to a number of auction houses conducting electronic auctions. On February 1, 1999, e-Auction (Barbados) acquired the intellectual property assets of National Electronic Marketing Inc. ("NEMI"). NEMI assets included the exclusive rights to market GSL's internet auctioning software outside of North America and non-exclusive North American rights. Upon our completion of the share exchange agreement with e-Auction (Barbados) in February, 1999, we acquired the rights to market and exploit the GSL and NEMI technologies.

         SELLING, GENERAL AND ADMINISTRATIVE EXPENSE. Selling, General and Administrative increased from $0 in the fiscal year ended 1998 to $1,654,432 in the fiscal year ended 1999. The 1999 SG&A is consistent with our business development growth and the need to hire additional personnel. In June, we hired David Hackett as the Chief Financial Officer. Mr. Hackett is responsible for the Finance and Administration department as well as the day to day operations of the Company. In January 2000, with the completion of the purchase of Schelfhout, we hired Daniel McKenzie as the Chief Executive Officer and the Chairman of the Board. During the first quarter of 2000, we also increased our management team with the addition of Jeff Turner, Vice-President Marketing, Thomas Jakubowski, Vice-President Business Development, Paul King, Managing Director Europe, and Dave Dingle, Vice-President, Research and Development. The newest members of our team bring extensive executive and market experience from leading companies in the B2B and Internet software market. We also increased the size of our board of directors with the additions of Dr. Phillip Lapp, Mr. Phil MacDonnell and Mr. Mark Milazzo. All members of our board of directors have specific strengths that will prove invaluable to the growth and future of our Company as we position ourselves to be the premiere business-to-business e-commerce commodity portal. Collectively, this wealth of technical and professional knowledge is an asset that we can use and expand as we grow.

Comparison of six months ended June 30, 2000 to six months ended June 30, 1999

HIGHLIGHTS

         Revenue for the six months ended June 30, 2000 was $1,979,919 compared to $0 for the six months ended June 30, 1999. Revenue for the three months ended June 30, 2000 was $951,084 compared to $0 in the three months ended June 30, 1999. The increase in revenue was a result of the Company's acquisition of Schelfhout Computer Systemen, N.V. in January 2000. Schelfhout derives its revenues from the development and installation of clock systems, cooling installations and maintenance for auction halls.

         Net loss for the six months ended June 30, 2000 was $1,540,698, as compared to a loss of $638,251 in the corresponding six month period ended June 30, 1999. Net loss for the three months ended June 30, 2000 was $779,848, as compared to $505,774 in the similar three months ended June 30, 1999. The increase in net loss for the six months is partially attributable to an increase in depreciation and amortization of $781,748.

         The Company completed a strategic partnership with ABN AMRO Capital Investments (Belgie) N.V. in June 2000 to provide integrated financial services to our perishable commodity auction houses. The Company and ABN AMRO will jointly develop the Internet-based system to provide financial services including foreign exchange, credit management and settlement services.

                                   MANAGEMENT

         The following table sets forth the names, positions and ages of the executive officers and directors of our Company as at October 30, 2000. Directors are elected at our annual meeting of shareholders and serve for one year or until their successors are elected. Officers are elected by the board of directors and their terms of office are, except to the extent governed by employment contracts, at the discretion of the board of directors.

NAME                                           AGE                                 TITLE

----------------------------------------- -------------- -----------------------------------------------------------
Daniel McKenzie                                45               President, C.E.O. and Chairman
Luc Schelfhout                                 38               President, Schelfhout Computer System N.V.
David Hackett                                  34               Chief Financial Officer
Jeff Turner                                    35               Vice-President, Marketing
Thomas Jakubowski                              41               Vice-President, Business Development
Paul King                                      37               Managing Director, Europe
Philip Lapp                                    71               Director, since January 25, 2000
Phillip MacDonnell                             58               Director, since January 25, 2000
Mark Milazzo                                   43               Director, since March 6, 2000
Bart Sonck                                     35               Director, since June 16, 2000
Ken Reid                                       60               Director, since June 23, 2000


BIOGRAPHIES

Dan A. McKenzie, President, C.E.O. and Chairman.

         Dan McKenzie brings a strong and diversified background in corporate management and technology development. Mr. McKenzie has 19 years of high tech management experience, with 15 as an owner/manager. He is the principal founder of two successful businesses, McKenzie Brown Canada and EveryWare Development Inc. His experience in mapping out strategic directions, operational skills, and turnaround techniques have, in each case, maximized shareholder returns. McKenzie Brown, a national computer peripheral distribution company, was founded in 1983 and reached sales in excessive of $30 million per year. Mr. McKenzie was the initial investor and founding partner of EveryWare Development Inc. in 1990 and built the business through sales and software development with a record of profit for 5 consecutive years as President and CEO. EveryWare is a market leader in providing innovative cross-platform development tools for creating dynamic Web-based applications. Mr. Mckenzie took the company public in 1995 as CEO and Chairman of the Board. He led the company through numerous financings and acquisitions, including InContext Systems Inc. (TSE:INI), and in November 1998 EveryWare was purchased by Pervasive Software Inc. Mr. McKenzie's experience in growing and merging early stage technology companies enables him to identify the needs of the marketplace to bring new products and services quickly and profitably to market. Mr. McKenzie's entrepreneurial spirit developed after working his way up through management at Corvus Computer Corporation and Maclean Hunter Limited. Mr. McKenzie was National Sales Manager for Corvus, responsible for developing revenues and reseller relationships across Canada, and at Maclean Hunter he served in their Business Press Division.

Luc Schelfhout, President, Schelfhout Computer Systemen N.V.

         Luc Schelfhout created Schelfhout Computer Systemen N.V. in 1983 which company has grown under his management into a market leader in the development and implementation of electronic trading systems. Prior to starting Schelfhout, Mr. Schelfhout worked for Stafa Control Systems, a company specializing in control and measurement systems. Mr. Schelfhout also has a degree in Electronics (A1-B1) and is a licensed pilot. Through Mr. Schelfhout's leadership, Schelfhout has lead in the development of more than 100 electronic trading systems world-wide and numerous feasibility studies, as follows:

         o Apeda, New Delhi, India: establishment of 4 flower markets in Pune, Bombay, Bangalore & Madras.

         o European Commission: Information and trading network for the marketing of fresh fish in Europe (INFOMAR).

         o Irish Fish Producers' Organisation Dublin, Ireland : fish auction network.

         o Meat & Livestock Commission, Milton Keynes : Improvement of IT in UK cattle markets.

         o F.A.O. of the UNITED NATIONS : establishment of fish markets in Morocco.

David Hackett, Chief Financial Officer

         David Hackett attained his Chartered Accountant designation in 1989 while at Ernst & Young. Mr. Hackett also holds a Master of Business Administration from the University of Western in Ontario, Canada. In 1992, Mr. Hackett co-founded 323-2323-The Infotainment Line, a movie, restaurant, kids and special events information telephone service. From 1994 to 1996, Mr. Hackett was a consultant for the television production industry with Alliance Atlantis Communications Inc. (formerly Atlantis Communications Inc.) and CanWest Global Communications Corp. In 1996, Mr. Hackett joined EveryWare Development Inc., a provider of middleware database conductivity tools. As Chief Financial Officer of EveryWare, Mr. Hackett was responsible for the finance and administration department as well as the day-to-day operations of EveryWare and its subsidiaries. While at EveryWare, Mr. Hackett completed numerous financings, acquisitions and divestitures including the sale of EveryWare to Pervasive Software Inc. in November 1998. Mr. Hackett is not a director of any other reporting company.

Jeff Turner, Vice-President, Marketing

         Mr. Turner brings more than 12 years of experience in marketing, advertising and strategic planning with companies such as Bell Canada, Investorline, Nesbitt Burns, HomeProject.com, Harris Bank Corp., and Bank of Montreal. Most recently, Mr. Turner has been focused on marketing and strategic planning as a consultant for technology-related companies, with extensive work in computer software, Internet B2C and B2B, and Application Service Providers.

Thomas Jakubowski, Vice-President, Business Development

         Mr. Jakubowski brings a strong background in strategic planning and investor relations in a high-technology environment. He has extensive experience in the telecommunications industry, having spent more than 15 years at Nortel Networks in a number of senior positions. Most recently, he was the Director of Business Intelligence where he led a corporate group focused on market and competitive analysis. While at Nortel, he was involved in the acquisition of Bay Networks and the integration of the company into Nortel. He also served as Director of Investor Relations for Nortel for two years. Mr. Jakubowski holds a Master of Business Administration from York University and a Master of Applied Science (Engineering) from the University of Toronto.

Paul King, Managing Director, Europe

         Mr. King brings more than 15 years of sales and marketing experience to our management team. Prior to joining us, he served as the Director of Sales and Marketing at emailtopia, a software firm targeting the internet messaging market. Previously, Mr. King held a variety of sales and marketing positions at EveryWare Development, Inc., and McKenzie Brown Canada, Inc

Philip A. Lapp, Director

         Dr. Lapp has been Senior Vice President and Director of SPAR Aerospace Limited, responsible for all engineering and technical programs. While there, Dr.. Lapp established and developed entry into the medical and technological markets. Dr. Lapp served as both Director of Technical Operations and Chief Engineer at de Havilland Aircraft of Canada. At the Massachusetts Institute of Technology Dr. Lapp was a research Associate and Instructor in Aeronautical Engineering. Dr. Lapp has received a Centennial Medal 1967, Honorary Member, Engineering Institute of Canada 1973, Fellow of Ryerson Polytechnical Institute 1987, Gold Medal from the Association of Professional Engineers of Ontario in 1992, Officer of the Order of Canada in 1995. Dr. Lapp still holds many present Directorships including CDM Information Inc., InfoWest Services Inc., Kenneth Molson Foundation (Chairman), EMR Microwave Technology Corporation, PCI Enterprises Inc. Mind The Store Inc.

(Chairman),  VisuaLabs Inc., and Honorary  Governor,  York University.  Dr. Lapp
also holds the following professional affiliations: Canadian Council of Professional Engineers, (President 1987-1988); Fellow of the Royal Society of Canada; Fellow of the Canadian Academy of Engineering, (President 1988); Member of the Association of Professional Engineers of Ontario (President 1982-1983); Senior Member of the Institute of Electrical and Electronics Engineers; Fellow of Canadian Aeronautics and Space Institute (President 1967-1968); Member of Canadian Remote Sensing Society; and Senior Member of American Aeronautics and Astronautics.

Phil MacDonnell, Director

         Mr. MacDonnell is presently Vice President and a Director of Hawk Capital Corporation and Hawk Partners Ltd., which provides financial services to Canadian companies, he has held these positions since 1998 and 1997 respectively. Mr. MacDonnell is also currently President and Director of P.G. MacDonnell Services Ltd., a Director of Constitution Insurance Company since 1987, Director of Syntex Systems Ltd. (a publicly traded company on the ASE, since 1997), Director of World Wide Warranty (CDNX) and a Director of Palco Communications, apriate Alabama company since 1999. Mr. MacDonnell obtained an Honors Business Administration Degree at the University of Western Ontario in 1960, later in 1964 he obtained a Chartered Accountants Degree from the Institute of Chartered Accountants. Mr. MacDonnell became a founding partner in Loewen Ondaattje McCutheon & Co. Ltd. (an international institutional stock Brokerage Company and publicly traded on the TSE). From 1989-1991 Mr. MacDonnell was the President of Family Trust Corporation before it was sold to Manulife Insurance. Mr. MacDonnell has sat on the Board of the Vancouver Stock Exchange and was a Director of Grand Field Pacific Ltd., (a publicly traded hotel company on the TSE 1996-1998) and EveryWare Development Inc., (a publicly traded software company on the ASE 1997-1998)

Mark F. Milazzo, Director

         Mr. Milazzo currently is the Director, Wireless Market Development, Service Provider Line of Business, for Cisco Systems Ind., San Jose, CA. He is responsible for strategy development and Cisco's global sales channel support in Cisco's Mobile Wireless area. Mr. Milazzo joined Cisco Systems Canada, in 1992 as Channel Manager, and was responsible for developing the channel of business in Canada, emphasizing public carriers. From 1994-1995 Mr. Milazzo was an Account Manager, his assigned territory was the BCE group, Nortel, Bell Canada and Bell Mobility. As Region Manager from 1995-1998, Mr. Milazzo structured teams that have consistently over-achieved goals, responsible for business alliances with partners, specifically relating to the developing public carrier market. In 1998 Mr. Milazzo became the Director, Service Provider Global Alliances, for Cisco Systems Inc. Mr. Milazzo was responsible for building Cisco's Global Alliances with key Service Providers. Prior to joining Cisco, from 1987-1992, Mr. Milazzo was the General Manager for Computer Logics Ltd., where he managed a software development firm developing PC to mainframe gateway software to corporate clients worldwide. From 1983 to 1987 Mr. Milazzo was with Unisys Canada in a variety of engineering activities in the Federal Government. Mr. Milazzo holds a Bachelor of Science (B.Sc.) and a Master of Science (M.Sc.) in Microbiology & Immunology from the University of Western Ontario in London, Ontario. Mr. Milazzo is a Board Member of InfoInteractive Inc. (IIA.To:TSE).

Ken Reid, Director

         Mr. Reid is presently President & CEO of Ontario Flower Growers Inc., one of North America's largest suppliers of cut flowers and plant products to the wholesale and retail market place. Additionally, Mr. Reid is the General
Manager of Ontario Flower Growers Co-Operative Limited, the largest concentration of growers in Canada. OFG operates the floral auction in Toronto and Mr. Reid has developed international connections with European and domestic auction houses providing members with similar services. Mr. Reid obtained his C.A. degree in 1972, launching a public accounting career in his native Hamilton. In 1980 Mr. Reid joined a small local home centre chain, merged it with Beaver Lumber, then a subsidiary of Molson Co.'s. Rising to the position of Vice-President & General Manager, Mr. Reid and his principals sold the successful South Ontario chain in 1991. After a brief but well deserved sabbatical, Mr. Reid assumed his present role and has successfully guided OFG and its subsidiary into their pre-eminent position today.

Bart Sonck, Director

         Mr. Sonck has been involved in the banking community for over ten years, with JP Morgan, Bank Brussel Lambert and most recently with ABN AMRO. Over the past 6 years with ABN AMRO, Mr. Sonck has been a Senior Account Manager Corporate Banking for ABN AMRO Bank N.V. (Belgian Branch) - Antwerp Office, responsible for Customer Relations Management and Business Development; Regional Manager Corporate Banking for ABN AMRO Bank N.V. (Belgian Branch) - Brussels Office (responsible for management of team of (senior) account managers, for Customer Relations Management & Business Development; and Managing Director or ABN AMRO Capital Investments responsible for the development of the Private Equity and Venture Capital operations of ABN AMRO in Belgium.

         Mr. Sonck holds a Master in Arts from Vrije Universiteit Brussel and a Master of Business Administration, Vrije Universiteit Brussel Solvay Business School. Mr. Sonck has also lectured at Hogere Taal- & Handelsleergangen in the areas of Quality Management in the Banking Industry, Trade & Export Finance, Interest and Currency Risk Hedging and Credit Negotiation for Relationship Managers.

DIRECTOR COMPENSATION

         Currently, each director of the Company receives options to purchase up to 50,000 shares of our common stock under the stock option plan adopted by the Company in March 1999 and amended on March 13, 2000. In addition, we compensate each of our directors Cdn$5,000 per annum and Cdn$500 for each meeting held for which such director attends.

STOCK OPTION PLAN

         We established a stock option plan on March 1, 1999, which plan was amended on March 13, 2000. The purpose of the 1999 stock option plan is to further the interest of our Company and our stockholders by providing incentives in the form of stock or stock options to attract, retain and motivate key employees and directors who contribute to our success. The grant of options recognize and reward outstanding individual performances and contributions and give such persons a proprietary interest in our Company, thus enhancing their personal interest in our continued success and progress. To date, options to purchase up to an aggregate of 7,388,000 shares of our common stock have been granted

EXECUTIVE COMPENSATION

     The following table sets forth certain information for the years ended December 31, 1999 and 1998 (from date of inception on April 30, 1998) regarding the compensation of our Chief Executive Officer and each of our other most highly compensated executive officers whose compensation on an annualized basis (salary and bonus) for services rendered in all capacities to our Company during the year ended December 31, 1999 exceeded US$100,000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

------------------- ------- -------------------------------------- ------------------------------------- --------------
     Name and       Year             Annual compensation                  Long-term compensation
Principal Position
                                                                   ------------------------ ------------ --------------
                                                                           Awards             Payouts
                            ----------- ----------- -------------- ----------- ------------ ------------ --------------
                              Salary      Bonus     Other annual   Restricted  Securities      LTIP        All other
                                                    compensation   stock       underlying     payouts     compensation
                              (Cnd$)      (Cnd$)                     awards     options/
                                                       (Cnd$)                     SARs        (Cnd$)        (Cnd$)
                                                                     (Cnd$)
                                                                                   (#)
------------------- ------- ----------- ----------- -------------- ----------- ------------ ------------ --------------
Fred Tham, CEO      1999             -           -              -           -            -            -              -
and President(1)
                    1998                                  $39,500
------------------- ------- ----------- ----------- -------------- ----------- ------------ ------------ --------------
Shane Maine, CEO    1999             -           -              -           -    1,000,000            -              -
and President (2)
                    1998

------------------- ------- ----------- ----------- -------------- ----------- ------------ ------------ --------------
David Hackett,      1999       $58,333           -              -           -    1,000,000            -              -
Chief Financial
Officer             1998
------------------- ------- ----------- ----------- -------------- ----------- ------------ ------------ --------------
Dan McKenzie,       1999             -           -              -           -    1,500,000            -              -
President, CEO
and Chairman (3)
------------------- ------- ----------- ----------- -------------- ----------- ------------ ------------ --------------

----------------------

(1) Fred Tam resigned as Chief Executive Officer and President on February 26, 1999.

(2) Shane Maine resigned as acting Chief Executive Officer and director on January 17, 2000.

(3)      Dan McKenzie was named Chief Executive Officer on January 17, 2000.

         Shane Maine, a former director and CEO of our Company, does not receive any compensation, other than options as indicated below, for his services. He has not received such compensation in the past, and is not accruing any compensation pursuant to any agreement with us.

         We are currently negotiating an employment agreement with Dan McKenzie, our President, Chief Executive Officer and Chairman, providing for a base salary of Cnd$150,000 per annum and a Cnd$12,000 per annum car allowance. Under the proposed agreement, if we terminate Mr. McKenzie without just cause before December 31, 2000, he will receive a severance payment equal to six (6) months compensation or Cnd $75,000. If we terminate Mr. McKenzie without just cause after December 31, 2000, he will receive a severance payment equal to twelve
(12) months compensation at his then current salary. We also granted Mr. McKenzie options to purchase 1,500,000 shares of our common stock. The options vest on date of grant and are exercisable at $0.80 per share.

         David Hackett, our Chief Financial Officer, has an employment contract dated April 1999 with us whereby he receives a base salary of Cdn$100,000 per annum and is entitled to bonuses of up to Cnd$100,000 per annum. If we terminate Mr. Hackett without just cause at any time he will receive a severance payment equal to the greater of: (i) twelve (12) months compensation at his then current salary and (ii) Cnd$150,000.00, plus bonuses. Under the employment agreement, Mr. Hackett was granted options to purchase up to 1,000,000 shares of our common stock. The options vest on date of grant and are exercisable at $0.80 per share.

         No retirement, pension, annuity benefits have been adopted by our Company for the benefit of our employees.

           INCENTIVE STOCK OPTIONS GRANTED TO NAMED EXECUTIVE OFFICERS
                DURING THE FINANCIAL YEAR ENDED DECEMBER 31, 1999

         The following table sets forth the particulars of individual grants of options to purchase shares of our common stock made to each of the Named Executive Officers who were granted options during the financial year ended December 31, 1999:

-------------------- ----------------- ------------------ ----------------- -------------------- --------------------
                                                                              MARKET VALUE OF
                                                                                SECURITIES
                                          % OF TOTAL                        UNDERLYING OPTIONS
                                        OPTIONS GRANTED                     ON THE DATE OF THE
                        SECURITIES      TO EMPLOYEES IN                            GRANT
                       UNDER OPTION       FISCAL YEAR
       NAME              GRANTED                           EXERCISE PRICE                          EXPIRATION DATE
-------------------- ----------------- ------------------ ----------------- -------------------- --------------------
Dan McKenzie            1,500,000             31%              $0.80               $0.59         August 24, 2009
-------------------- ----------------- ------------------ ----------------- -------------------- --------------------
David Hackett           1,000,000             21%              $0.80               $0.59         August 24, 2009
-------------------- ----------------- ------------------ ----------------- -------------------- --------------------
Shane Maine             1,000,000             21%              $0.80               $0.59         August 24, 2009
-------------------- ----------------- ------------------ ----------------- -------------------- --------------------

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         We believe that the terms and conditions of the following transactions were no less favorable to us than terms attainable from unaffiliated third parties:

         On February 26, 1999, we entered into a stock exchange agreement with the stockholders of e-Auction Global Trading, Inc. (Barbados). In the transaction, we issued a total of 34,500,000 shares of our common stock to the stockholders of e-Auction (Barbados) in exchange for all of the issued and outstanding shares in the capital of e-Auction (Barbados). The terms and conditions of the agreement were determined by the parties through arms-length negotiations. As a result of the agreement, the e-Auction (Barbados) shareholders received 86.6% of the shares of our common stock. The transaction was treated as an acquisition of e-Auction (Barbados) and a recapitalization of our Company whereby e-Auction (Barbados) was deemed the acquirer for accounting purposes. At the time of the transaction, there were only an infrequent number of trades and virtually no trading volume of our common stock and we were unable to estimate the market value of our common stock to determine resulting valuations of the transaction.

         The majority of our operations during the 1999 fiscal year were funded by Ventures North Investment Partners Inc. As of December 31, 1999, we owed Ventures North approximately $860,793. The amounts advanced were non-interest bearing, with no fixed terms of repayment. The entire balance owing was repaid in January, 2000. A significant percentage of the ownership interest of Ventures North is owned by shareholders of our Company. In addition, Ventures owns 2,000,000 of the issued and outstanding shares of our common stock.

         Under an agreement dated March 1, 1999 with Millennium Advisors Inc., we agreed to pay to Millennium a management fee of $20,000 per month for advice and services with respect to mergers and acquisitions, corporate structuring, corporate administration, and financing. We also entered into a contract for service whereby Millennium would be paid 25% of any funds it raised by the sale of our equity or issuance of debt by us in excess of the amount required to complete the acquisition of Schelfhout. No amounts were paid under this agreement, which agreement has now expired. As of March 20, 2000, our Company and Millennium agreed to terminate the March 1, 1999 agreement. As part of such settlement, we agreed to pay, and did pay, Millennium $120,000 as full and final settlement under the March 1, 1999 agreement. Michael Gilley, a former director and officer of our Company, is President of Millennium.

         On August 12, 1999, we received a loan of $1,000,000 from Millennium Advisors Inc., The loan was to be repaid within 30 days. In consideration for the loan, Millennium received 197,219 shares of our common stock, with a deemed value of $1,000,000 as a financing fee. The number of shares of our common stock issued was based on the weighted average closing price over the five (5) trading days prior to the date the loan was granted. The shares were issued in January, 2000.

         On August 29, 1999 Michael Gilley received stock options to purchase up to 250,000 shares of our common stock which options were to vest over 3 years at an exercise price of $5.00 per share. At the time these options were granted, Mr. Gilley was a director of our Company. These options were canceled as part of the settlement with Millennium.

         On January 10, 2000, acting through our subsidiary e-Auction Belgium N.V. (now Aucxis N.V. (Belgium)), we purchased all of the shares of Schelfhout for a purchase price of US$10 million. The purchase price was satisfied by (i) the payment of US$4 million in cash (US$1million was paid in August 1999 and the US$3 million balance was paid on completing the acquisition in January 2000) and
(ii) the issuance of 3,636,364 shares of our common stock, at a price per share of $1.65, having an aggregate value of US$6 Million. Of the shares issued, 1,818,182 shares of our common stock were issued to Luc Schelfhout, a current officer of our Company, and 1,818,182 shares of our common stock were issued to Mr. Schelfhout's spouse, Hilde de Laet. The $1.65 per share price was a negotiated price among Luc Schelfhout, Hilde de Laet and us. The price was based, in part, on the weighted average 40 day trading price of our stock from the period of October 18, 1999 to December 13, 1999.

         On March 22, 2000, we formed a new subsidiary, to be owned 99% by us and 1% by Luc Schelfhout, a current officer of our Company, and his spouse, Hilde de Laet. As part of this transaction, Mr. Schelfhout and his spouse were granted an option to purchase our ownership interest in SDL Invest, N.V. at a nominal price, based upon the book value of our contribution to capital.

         On August 24, 2000, Messrs. McKenzie and Hackett, directors and officers of our Company, and Mr. Maine, a former director and Chief Executive Officer of our Company, received options to purchase up to an aggregate of 1,500,000 and 1,000,000 shares of our common stock, respectively. The options vest on date of the date of grant and are exercisable at an exercise price of $0.80 per share.

PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding beneficial ownership of the shares of our common stock as of the date of this Prospectus by
(i) each person who is known by us to own beneficially more than five percent (5%) of our issued and outstanding shares of common stock, (ii) each of the Named Executive Officers, and (iii) each of our directors.

                                                                         NUMBER OF
                 NAME AND ADDRESS OF BENEFICIAL OWNER                    SHARES (1)           PERCENTAGE OF CLASS
                 ------------------------------------                    ----------           -------------------
J. Andrews in Trust for the Shareholders of Sanga International Inc.(2)     16,500,000              25.1%

c/o Pachulski, Stong, Ziehl, Yang & Jones P.C.
10100 Santa Monica Blvd., Suite 1100, Los Angeles, CA. 90067
------------------------------------------------------------------------ ------------------ ----------------------
ABN AMRO Capital Investments (Belgie) N.V.                                   4,072,639              6.2%

Regentlaan 53, 1000 Brussels, Belgium
------------------------------------------------------------------------ ------------------ ----------------------
Luc Schelfhout                                                             3,636,364 (3)            5.5%

Bornte 204/A, Stekene, Belgium 9190
------------------------------------------------------------------------------------------------------------------
QFG Holding Limited (4)                                                     4,455,883              6.8%

P.O. Box 659, Roadtown, Tortola, BVI
------------------------------------------------------------------------ ------------------ ----------------------
Daniel McKenzie                                                            1,661,987 (5)              *

RR5, Georgetown, Ontario L5G 4S8
------------------------------------------------------------------------ ------------------ ----------------------
David Hackett                                                              1,236,987 (6)              *

20 Astley Avenue, Toronto, Ontario M4W 3B4
------------------------------------------------------------------------------------------------------------------
Philip Lapp                                                                   50,000 (7)               *

c/o 220 King Street West, Suite 200, Toranot, Ontario M5H 1K7
------------------------------------------------------------------------------------------------------------------
Mark Milazzo                                                                  50,000 (7)               *

c/o 220 King Street West, Suite 200, Toranot, Ontario M5H 1K7
------------------------------------------------------------------------------------------------------------------
Phillip MacDonnell                                                            50,000 (7)               *

c/o 220 King Street West, Suite 200, Toranot, Ontario M5H 1K7
------------------------------------------------------------------------------------------------------------------
Ken Reid                                                                      50,000 (7)               *

c/o 220 King Street West, Suite 200, Toranot, Ontario M5H 1K7
------------------------------------------------------------------------------------------------------------------
Bart Sonck                                                                    50,000 (7)               *

c/o 220 King Street West, Suite 200, Toranot, Ontario M5H 1K7
------------------------------------------------------------------------ ------------------ ----------------------
All executive officers and directors as a group (11 persons)                 6,868,626               10%
                                                                           (4)(5)(6)(7)
------------------------------------------------------------------------ ------------------ ----------------------

1. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such
         rule,   beneficial  ownership  includes  any  share  as  to  which the individual or entity has voting power or investment power. Unless otherwise indicated, each person or entity has sole voting and investment power with respect to shares shown as beneficially owned. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days, whether pursuant to the exercise of options, conversion of securities or otherwise.

2. The shares are beneficially owned by Sanga International Inc. which is currently undergoing a restructuring pursuant to Chapter 11 of United States Bankruptcy laws. Sanga does not have any controlling shareholder. The sole officer of Sanga is John Andrews and its directors are John Andrews, Mitch Stein and Masood Jabor.

3.       Includes  1,818,182 shares held by Mr.  Schelfhout's  spouse,  Hilde de
         Laet.

4. QFG is controlled by the Ballantine Family Trust, and David Ballantine is the sole director of QFG.

5. Includes 161,987 shares held by a holding company and 1,500,00 shares issuable upon exercise of stock options, at $0.80 per share.

6. Includes 136,987 common shares held by a holding company for Mr. Hackett's wife and children and 1,000,000 shares issuable upon exercise of stock options, at $0.80 per share.

7. Consists of options enabling the holder to purchase up to 50,000 shares, at an exercise price of $0.80 per share.

                              SELLING STOCKHOLDERS

        The following table provides certain information regarding the selling stockholders and the number of shares of our common stock being offered by them as of the date of this prospectus.

                   SHARES BENEFICIALLY OWNED PRIOR TO OFFERING

                                                                            PERCENTAGE OF
                                                                             COMMON STOCK   SHARES THAT MAY BE
                            NAME                                    AMOUNT   OUTSTANDING          SOLD (1)
                            ----                                    ------   -----------          --------
Q.F.G. Holdings Limited                                         4,455,883           6.78%            4,455,883
ABN AMRO Capital Investments (Belgie) NV                        4,072,639           6.19%            4,072,639
Flynn, Von Shubert & Associates Attorneys Escrow Account        2,250,000           3.42%            2,250,000
v-Wholesaler.com Inc.                                           2,000,000           3.04%            2,000,000
Ventures North Investment Partners Inc.                         2,000,000           3.04%            2,000,000
e-Ventures Investments Inc.                                     2,000,000           3.04%            2,000,000
Online Global Commodities Exchange Limited                      2,000,000           3.04%            2,000,000
Institute of Global Trading Communities Limited                 2,000,000           3.04%            2,000,000
Luc Schelfhout                                                  1,818,182           2.77%            1,818,182
Hilde de Laet                                                   1,818,182           2.77%            1,818,182
Zorba Holdings Limited                                          1,500,000           2.28%            1,500,000
Platinium Capital Management Inc.                               1,500,000           2.28%            1,500,000
e-Auction Global Trading Inc. (BVI)                             1,500,000           2.28%            1,500,000
BFM Enterprises                                                 1,420,000           2.16%            1,420,000
Troy Lalonde                                                    1,101,530           1.68%            1,101,530
Platinium Capital Management Inc. Trust for John Andrews        1,000,000           1.52%            1,000,000
Hartford  Group Holdings Limited                                  830,000           1.26%              830,000
Web CCB (BVI)                                                     750,000           1.14%              750,000
Assayriska Investments Inc.                                       642,500           0.98%              642,500
Tradewinds  Investments Ltd.                                      550,000           0.84%              550,000
Hartford Holdings Limited                                         500,000           0.76%              500,000
HSBC Securities Trinity Account 159                               500,000           0.76%              500,000
SABE Holdings Inc.                                                476,304           0.72%              476,304
Egger & Co 13-6022146                                             359,590           0.55%              359,590
John & Victoria O'Toole                                           326,295           0.50%              326,295
National Bank Financial                                           305,479           0.46%              305,479

Peces BV                                                          275,000           0.42%              275,000
Rendex BV                                                         275,000           0.42%              275,000
Van Veen Boys BV                                                  275,000           0.42%              275,000
Wodan BV                                                          275,000           0.42%              275,000
T.F Fred Tham                                                     250,000           0.38%              250,000
Red Sands Capital Management                                      210,000           0.32%              210,000
Brian Antonen                                                     205,480           0.31%              205,480
Parkplace  Finance  Limited  as trustee  for the  Parkplace
Trust                                                             205,479           0.31%              205,479
Nesbit Burns in Trust For Trophy Foods Inc.                       205,479           0.31%              205,479
Trinity Capital Ltd.                                              205,007           0.31%              205,007
Hani Rashid /Sami Rashid                                          200,000           0.30%              200,000
Edith M. Michel                                                   200,000           0.30%              200,000
Millenium Advisors Inc.                                           197,219           0.30%              197,219
Ron Engineering & Consruction (Eastern) Ltd.                      150,000           0.23%              150,000
HSBC Securities (Canada) Inc. TCL194                              101,096           0.15%              101,096
Shenkman Corporation. In Trust                                    100,000           0.15%              100,000
Elias Haloute                                                     100,000           0.15%              100,000
Albert Haloute                                                    100,000           0.15%              100,000
Trendafile Ahmet                                                  100,000           0.15%              100,000
Mike Lam                                                          100,000           0.15%              100,000
Leannine Ottewill & Bruce Ottewill                                100,000           0.15%              100,000
Powder Capital                                                    100,000           0.15%              100,000
Warren Thompson                                                   100,000           0.15%              100,000
Tina Whiting                                                      100,000           0.15%              100,000
Ironshore Capital                                                  70,000           0.11%               70,000
Larry Sisnet                                                       70,000           0.11%               70,000
Barry Boatman                                                      68,493           0.10%               68,493
Thomas Jakubowski                                                  68,493           0.10%               68,493
Jim Dale                                                           65,000           0.10%               65,000
Domenic Palumbo                                                    61,636           0.09%               61,636
Jan Loeber                                                         60,000           0.09%               60,000
Bob Standing                                                       54,795           0.08%               54,795
Jeff Turner                                                        54,795           0.08%               54,795
Sandra Usherwood                                                   50,685           0.08%               50,685
Sam Angel                                                          50,000           0.08%               50,000

Stephen Greenberg                                                  50,000           0.08%               50,000
John Naime                                                         50,000           0.08%               50,000
Ken Friedman                                                       50,000           0.08%               50,000
James Kilpatrick                                                   50,000           0.08%               50,000
John Loy                                                           50,000           0.08%               50,000
Whitman Tucker                                                     50,000           0.08%               50,000
Sally Martyniuk                                                    47,945           0.07%               47,945
Soloway Holdings Limited                                           40,000           0.06%               40,000
S&O Building Partnership                                           40,000           0.06%               40,000
Richard  J.   Valentine   &  Penny  E.   Valentine   JTWROS
###-##-####                                                        40,000           0.06%               40,000
Michael Williamson                                                 39,660           0.06%               39,660
Michael O'Quinn                                                    36,000           0.05%               36,000
Steve Lowrie                                                       34,247           0.05%               34,247
Frederick H.  Stierheim  TTEE FBO  Frederick  H.  Stierheim
Revocable Living Trust                                             33,000           0.05%               33,000
Rebound Resoures                                                   30,666           0.05%               30,666
Isabel Cruise & John Cruise                                        28,000           0.04%               28,000
Kevin Gabri                                                        25,000           0.04%               25,000
Daniel  McKenzie                                                   25,000           0.04%               25,000
Ana Teresa Segarra                                                 24,000           0.04%               24,000
Efthymios Kyriakopoulos                                            22,800           0.03%               22,800
Brian Heringer                                                     22,000           0.03%               22,000
David Williamson                                                   21,000           0.03%               21,000
Apollo Nominees Inc.                                               20,000           0.03%               20,000
Murray Hill Investments Limited                                    20,000           0.03%               20,000
Fadi Haram                                                         20,000           0.03%               20,000
Nancy Sicurella                                                    20,000           0.03%               20,000
Steven Uslinov                                                     20,000           0.03%               20,000
Norris Williamson                                                  20,000           0.03%               20,000
Bill Wilson                                                        20,000           0.03%               20,000
Debbie Cairns                                                      17,000           0.03%               17,000
Mary L Al  Jaar                                                    16,000           0.02%               16,000
Christopher Cuff                                                   15,000           0.02%               15,000
Janet Hoyt                                                         15,000           0.02%               15,000
Sheila Kaplan                                                      14,850           0.02%               14,850
Scott Family Investments                                           13,602           0.02%               13,602

Christian Rojkjaer                                                 13,567           0.02%               13,567
Trendafile Rose Ahmet                                              13,188           0.02%               13,188
Jeff Figliuzzi                                                     13,082           0.02%               13,082
Bruno Figliuzzi                                                    13,082           0.02%               13,082
FR Holdings, Ltd.                                                  12,000           0.02%               12,000
Peter F. Anderson                                                  12,000           0.02%               12,000
Dennis A. Lavia                                                    12,000           0.02%               12,000
Louis Al Jaar                                                      12,000           0.02%               12,000
Tareq L Al Jaar                                                    12,000           0.02%               12,000
Dario DiRenzo                                                      10,959           0.02%               10,959
Richard G. Harrington,Jr.                                          10,000           0.02%               10,000
LJ, Inc. Of Central Florida                                        10,000           0.02%               10,000
Luke D'Angelo                                                      10,000           0.02%               10,000
Larry Humenik                                                      10,000           0.02%               10,000
Rick Kumar                                                         10,000           0.02%               10,000
Rika Lam                                                           10,000           0.02%               10,000
Frank Landi                                                        10,000           0.02%               10,000
Andy Smith                                                         10,000           0.02%               10,000
Michael Smith                                                      10,000           0.02%               10,000
Andy Smith & Martha Smith                                          10,000           0.02%               10,000
Jim Sutton                                                         10,000           0.02%               10,000
Gabriel Albina                                                     10,000           0.02%               10,000
Linda Morrison                                                      9,600           0.01%                9,600
Francois MarceauLeo MArco3000                                       8,819           0.01%                8,819
John F. Doen                                                        8,333           0.01%                8,333
Andre Bourgon                                                       8,000           0.01%                8,000
Robert Childerhose                                                  8,000           0.01%                8,000
Maria D'Angelo                                                      8,000           0.01%                8,000
Carlo Dibattista                                                    8,000           0.01%                8,000
Veronica Munks                                                      8,000           0.01%                8,000
Daphne Tapp                                                         8,000           0.01%                8,000
Richard Valentine                                                   8,000           0.01%                8,000
Julie Duffy                                                         7,800           0.01%                7,800
Bill Duffy                                                          7,800           0.01%                7,800
Terri McMenamin                                                     7,500           0.01%                7,500
Everen  Securities C/F William Racine IRA Rollover  Account
#838-5798                                                           7,200           0.01%                7,200

Sterling A. Farmer                                                  7,000           0.01%                7,000
Paul Schneider                                                      6,750           0.01%                6,750
Mark Alex Marchque                                                  6,667           0.01%                6,667
George Barakat                                                      6,600           0.01%                6,600
Suzanne Williamson                                                  6,378           0.01%                6,378
Frank Marceau                                                       6,181           0.01%                6,181
Robert Dorsey                                                       6,000           0.01%                6,000
Patrick McNerney                                                    6,000           0.01%                6,000
Donald Dandelski                                                    6,000           0.01%                6,000
Brian Griffin                                                       6,000           0.01%                6,000
Gerry Tapp                                                          6,000           0.01%                6,000
Scott C. Basnan                                                     5,000           0.01%                5,000
Lee Jensen                                                          5,000           0.01%                5,000
Hugh Dorsey IRA                                                     5,000           0.01%                5,000
Gerry Bachman                                                       5,000           0.01%                5,000
Laila Barakat                                                       5,000           0.01%                5,000
Reay Cairns                                                         5,000           0.01%                5,000
Margaret Heringer & Alf Heringer                                    5,000           0.01%                5,000
Douglas Andrews                                                     4,800           0.01%                4,800
Bob Peterson                                                        4,800           0.01%                4,800
Mary McMenamin                                                      4,700           0.01%                4,700
Keith Fournier                                                      4,400           0.01%                4,400
Mark Morrison                                                       4,080           0.01%                4,080
Gary Windt                                                          4,080           0.01%                4,080
Geoff Mather                                                        4,000           0.01%                4,000
David Griffin                                                       4,000           0.01%                4,000
Lee D'Epasquale                                                     4,000           0.01%                4,000
Mary Diabattista                                                    4,000           0.01%                4,000
Lance Johnston                                                      4,000           0.01%                4,000
Sandra Johnston                                                     4,000           0.01%                4,000
Chris Kelly                                                         4,000           0.01%                4,000
Charlotte Sparx                                                     4,000           0.01%                4,000
Karin Von Nickisch                                                  4,000           0.01%                4,000
Ken Mulvaney & Brian Mulvaney JTWROS                                3,000           0.00%                3,000
Laurent Maurier                                                     3,000           0.00%                3,000

John Paterson                                                       3,000           0.00%                3,000
294616 BC Ltd                                                       3,000           0.00%                3,000
436618 Bc Ltd                                                       3,000           0.00%                3,000
436620 Bc Ltd.                                                      3,000           0.00%                3,000
Leo Marco                                                           3,000           0.00%                3,000
Mary Jo McMenamin                                                   2,800           0.00%                2,800
Robert Cairns                                                       2,500           0.00%                2,500
Mike Marshall                                                       2,400           0.00%                2,400
Michelle Saber & Jeff Knight JTWROS                                 2,000           0.00%                2,000
Anton Hammerschmidt                                                 2,000           0.00%                2,000
Gretchen Bastian                                                    1,999           0.00%                1,999
Robert Davies                                                       1,920           0.00%                1,920
Bruce Andree                                                        1,680           0.00%                1,680
John E Doerr                                                        1,667           0.00%                1,667
Jandy Kerby-Miller                                                  1,666           0.00%                1,666
Mark Alex Maidique                                                  1,333           0.00%                1,333
Tim Over                                                            1,200           0.00%                1,200
Sheila Davies                                                       1,200           0.00%                1,200
John Morrison                                                       1,200           0.00%                1,200
Kasie Worrel                                                        1,000           0.00%                1,000
Scott Bastian                                                       1,000           0.00%                1,000
Raymond James & Associates CSDN For Hugh Dorsey IRA                 1,000           0.00%                1,000
Victor Chapman                                                        400           0.00%                  400
Jane Kirby Miller                                                     333           0.00%                  333
Cindy Phoel                                                           240           0.00%                  240
                                                               ----------          -----            ----------
Total:                                                         44,095,915          66.26%           44,095,915

------------------------

(1) Assumes the sale of all of the Shares offered by each of the Selling Shareholders.

                              PLAN OF DISTRIBUTION

         The shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

         o ordinary brokers transactions, which may include long or short sales,

         o transactions involving cross or block trades or otherwise on the on the quotation system operated by the National Quotation Bureau, LLC, known as the Pink Sheets, or on one or more other securities markets and exchanges, in privately negotiated transactions,

         o purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus,

         o "at the market" to or through market makers or into an existing market for the common stock,

         o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,

         o through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or

         o any combination of the foregoing, or by any other legally available means.

         In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

         Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act of 1933. Neither the selling stockholders nor us can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

         We will not receive any proceeds from the sale of the shares pursuant to this prospectus. We have agreed to bear the expenses (other than broker's commissions and similar charges) of the registration of the shares, including legal and accounting fees.

         The selling stockholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such Rule.

         Offers or sales of the shares have not been registered or qualified under the laws of any country other than the United States. To comply with certain states' securities laws, if applicable, the shares will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers.

         There can be no assurance that the selling stockholders will sell any or all of the shares offered by them hereunder.

                          DESCRIPTION OF CAPITAL STOCK

         The following is a summary description of our capital stock and certain provisions of our articles of incorporation and by-laws, copies of which have been incorporated by reference as exhibits to the registration statement of which this Prospectus1 forms a part. The following discussion is qualified in its entirety by reference to such exhibits.

GENERAL

         Our authorized capital stock consists of 250,000,000 shares of common stock, par value $.001 per share. At the present time, no preferred stock is authorized under our Articles of Incorporation. We have also reserved 9,000,000 shares of our common stock for issuance pursuant to options granted pursuant to our 1999 Stock Option Plan, dated March 1, 1999 and amended effective March 13, 2000. As of October 4, 2000, we had 65,745,915 shares of common stock issued and outstanding and 0 shares of preferred stock issued and outstanding.

COMMON STOCK

         The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Our articles of incorporation and by-laws do not provide for cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of our shares of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefore. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities. Holders of common stock have no preemptive, conversion or redemption rights. All of the outstanding shares of common stock are fully-paid and non-assessable.

         The election of directors and other general stockholder action requires the affirmative vote of a majority of shares represented at a duly held meeting at which a quorum is represented, except that pursuant to the by-laws, a written consent to corporate action by a majority of stockholders entitled to vote on a matter is permitted. The outstanding shares of common stock are validly issued, fully paid and non-assessable.

PREFERRED STOCK

         At the present time, no preferred stock is authorized in the Articles of incorporation.

OPTIONS AND WARRANTS

         We approved the issuance of up to 9,000,000 options to acquire common stock in the company on March 1, 1999 pursuant to our 1999 stock option plan. At the time of filing the registration statement, there were options outstanding to purchase up to an aggregate of 7,388,000 shares of our common stock.

NEVADA ANTI-TAKEOVER LAW

          A corporation is subject to Nevada's control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if it does business in Nevada or through an affiliated corporation. Sections 78.378 through 78.3793 of the Nevada General Corporation Law generally provide that any "control shares" acquired by a person in the direct or indirect acquisition of a "controlling interest" in a Nevada corporation, greater than a level of "controlling interest" previously authorized by the corporation's stockholders, (i) shall be divested of all voting rights, except to the extent that the retention of voting rights is authorized by the stockholders of the corporation other than the acquiring person and associated persons, and (ii) may be redeemed, in whole but not in part, by the corporation at the average price paid for the control shares. These sections define "control shares" as those voting shares which an acquiring person and associated persons acquire in the acquisition of a "controlling interest", greater than the level of controlling interest previously authorized by the corporation's stockholders, or within 90 days immediately preceding the date the acquiring person acquired such greater controlling interest. A "controlling interest" is defined in the statutes as the ownership of voting shares sufficient, but for the provisions of Sections 73.378 through 78.3793, to enable a person, directly or indirectly and individually or in association with others, to exercise (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more, of all voting power of the corporation in the election of directors. These provisions could have the result of delaying or preventing an acquirer from being able to elect a majority of the board of directors, or otherwise obtain control of our company.

NEVADA BUSINESS COMBINATION PROVISIONS

          In addition to the above control share law, we are governed by the provisions of Section 78.438 of the Nevada General Corporation Law. In general, this statute prohibits certain business combinations between Nevada corporations that have 200 or more stockholders and "interested stockholders" for three years after the "interested stockholder" first becomes an "interested stockholder" unless the corporation's board of directors approves the combination in advance.
Section 78.423 defines "interested stockholder" to be any person who is (i) the beneficial owner, directly, or indirectly, of 10 percent or more of the voting power of the outstanding voting shares of the resident domestic corporation, or
(ii) an affiliate or associate of the resident domestic corporation and at any time within 3 years immediately before the date in question was the beneficial owner, directly or indirectly, of 10 percent or more of the voting power of the then outstanding shares of the resident domestic corporation. For purposes of Nevada law, "business combination" includes, without limitation, mergers, consolidations, stock sales and asset-based transactions and other transactions resulting in a financial benefit to the interested stockholder. The effect of this law is to potentially discourage parties interested in taking control of the company from doing so if it cannot obtain the approval of our board of directors.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

         Articles V and VI of our articles of incorporation contain provisions which limit the liability of our directors to the fullest extent permissible under the General Corporation Law of the State of Nevada. In addition, these provisions provide that our Company shall, to the fullest extent permitted by law, indemnify and any [all persons] from and against any and all of the expenses, liabilities, or other matters referred to in or covered by the General Corporation Law of the State of Nevada. The indemnification provided for therein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators.

         Section 9 of our by-laws provides for the indemnification of agents of our Company and the purchase of liability insurance. For purposes of Section 9, "agent" means any person who is or was a director, officer, employee or other agent of Corporation, or is or was serving at our request as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation of us or of another enterprise at the request of such predecessor corporation at the time of a proceeding. "Proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" included without limitation, attorneys' fees and any expenses of establishing a right to indemnification under this Section 9.

         We also have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding) other than an action by or in the right of our Company to procure a judgment in its favor) by reason of the fact that such person is or was an agent of ours, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceedings to the fullest extent permitted under the General Corporation Law of the State of Nevada.

                         SHARES ELIGIBLE FOR FUTURE SALE

         Of the 65,745,915 shares of our common stock outstanding, 5,150,000 are freely tradeable shares as of the date of filing this registration statement and 60,595,915 shares of common stock are restricted securities as that term is defined in Rule 144 promulgated under the Securities Exchange Act of 1934.

         Rule 144 governs resale of restricted securities for the account of any person, other than the issuer, and restricted and unrestricted securities for the account of an "affiliate" of the issuer. Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates, which were not issued or sold in connection with a public offering registered under the Securities Exchange Act of 1934. An "affiliate" of the issuer is any person who directly or in directly controls, is controlled by, or is under common control with the issuer. Affiliates of our Company may include our directors, executive officers and persons directly or indirectly owning 10% or more of the outstanding common stock. Under Rule 144, unregistered resale of restricted common stock cannot be made until it has been held for a minimum of one year from the later of its acquisition from us or an affiliate of ours. Thereafter, shares of common stock may be resold without registration subject to Rule 144's volume limitation aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about our Company. Resale by our affiliates of restricted and unrestricted common stock is subject to the above requirements. The volume limitations provide that a person, or persons who must aggregate their sale cannot, within any three (3) month period, sell more than the greater of (i) one percent (1%) of our then outstanding shares of common stock, or (ii) the average weekly reported trading volume during the four (4) calendar weeks preceding each such sale. A person who is not deemed an "affiliate" of ours and who has beneficially owned shares for at least two years would be entitled to sell such shares under Rule 144 without regard to such requirements.

         Any employee of the Company who has been granted options to purchase Shares or who has purchased Common Shares pursuant to a written compensatory plan or written contract prior to the date of this offering pursuant to Rule 701 will be entitled to rely on the resale provisions of Rule 701, which permits such persons who are not "affiliates" of the Company to sell such Common Shares without compliance with the public information, holding-period, volume limitation or notice provisions of Rule 144 and permits such persons who are "affiliates" to sell such Common Shares without compliance with the Rule 144 holding period restrictions, in each case commencing 90 days after the date of this Prospectus.

         Shortly after this registration statement becomes effective, the Company intends to file a registration statement on Form S-8 under the Securities Act to register shares of our common stock reserved for issuance under the 1999 stock option plan, in some cases, shares of our common stock for which an exemption under Rule 144 or Rule 701 would also be available, thus permitting the resale of shares of our common stock issued under the 1999 stock option plan by non-affiliates in the public market without restriction under the Securities Act. Such registration statement will become effective immediately upon filing. As of November 9, 2000, stock options to purchase 7,388,000 shares of our common stock were outstanding.

                             CHANGES IN ACCOUNTANTS

         In a report dated October 10, 2000, Dale, Matheson, Carr-Hilton ceased to be our auditors. As our auditors, they had reported on our audited financial statements for the period from June 2, 1998 to December 31, 1998, the twelve
(12) month period ended December 31, 1999 and the unaudited results of our financial operations for the interim period. Such reports did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements with Dale, Matheson, Carr-Hilton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure when Dale, Matheson, Carr-Hilton ceased as auditor of our Company. The departure of Dale, Matheson, Carr-Hilton as auditor was not due to any disagreement or dissatisfaction on the part of either Dale, Matheson,
Carr-Hilton or our Company. Our board of directors approved the hiring of PricewaterhouseCoopers LLC as auditors of our Company on October 10, 2000.

         Previously, our Company's accountant had been David A. Cox, a Chartered accountant, who reported on our interim financial operations from the date of our incorporation on January 8, 1998 to June 1, 1998.

                                     EXPERTS

         The consolidated financial statements and related schedules for the twelve (12) month period ended December 31, 1999 appearing in this prospectus have been audited by Dale, Matheson, Carr-Hilton, independent accountants. Their report appears elsewhere herein. The interim consolidated financial statements and related schedules for the six (6) month period ended June 30, 2000 appearing in this prospectus were reviewed by Dale, Matheson, Carr-Hilton.

         The consolidated financial statements and related schedules for Schelfhout Computer Systemen, N.V. appearing in this prospectus have been audited by PricewaterhouseCoopers Bedrijfsrevisoren bcvba. Its report appears elsewhere herein.

         The validity of the shares of common stock offered in this prospectus has been passed upon for us by Parker Chapin LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174. Its telephone number is (212) 704-6000.

                          TRANSFER AGENT AND REGISTRAR

         Interwest Transfer Co., Inc., located at 100-1981 East Murray Holiday Road, Salt Lake City, Utah, 84117 was appointed transfer agent, registrar and dividend disbursing agent for all of the shares of our common stock on April 15, 1999 and continues to act in those capacities as of the date of filing this registration statement.

                       WHERE YOU CAN GET MORE INFORMATION

         We file reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any report, proxy statement or other information we file with the Commission at the Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices at 75 Park Place, Room 1400, New York, New York 10007 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, we file electronic versions of these documents on the Commission's Electronic Data Gathering Analysis and Retrieval, or EDGAR, System. The Commission maintains a website at http://www.sec.gov that contains reports, proxy statements and other information filed with the Commission.

         You should note that statements contained in this prospectus that refer to the contents of any contract, agreement or other document are not necessarily complete. Such statements are qualified by reference to the copy of such contract, agreement or other document filed as an exhibit to the registration statement or any amendments thereto, including exhibits filed as part thereof, filed with the SEC. No person is authorized to give any information or to make any representation with respect to the matters described in this prospectus other than those contained herein and, if given or made, the information or representation must not be relied upon as having been authorized by us. You may inspect and copy the registration statement and any amendments thereto, including exhibits filed as part thereof, at the SEC's offices as described above.

                          E-AUCTION GLOBAL TRADING INC.
                          INDEX TO FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS

E-AUCTION GLOBAL TRADING INC. -
-------------------------------

                                                                                                        PAGE

         CONSOLIDATED FINANCIAL STATEMENTS FOR YEAR ENDED DECEMBER 31, 1999

Report of Dale Matheson Carr-Hilton, Chartered Accountants, Independent Auditors............            F-2

Consolidated  Balance Sheets as of December 31, 1998 and 1999 (audited) and as of June 30, 2000
(unaudited).................................................................................            F-3

Consolidated  Statements of  Operations  (audited) for the period from June 2, 1998 to December
31, 1998 and the year ended December 31, 1999 ..............................................            F-4

Consolidated  Statements  of Cash Flows  (audited) for the period from June 2, 1998 to December
31, 1998 and the year ended December 31, 1999...............................................            F-5

Notes to Consolidated Financial Statements..................................................            F-6

E-AUCTION GLOBAL TRADING INC. -
-------------------------------

         CONSOLIDATED FINANCIAL STATEMENTS FOR SIX (6) MONTHS ENDED JUNE 30, 2000


Consolidated Balance Sheet (unaudited) at June 31, 2000 and June 31, 1999...................            F-18

Consolidated  Statements  (unaudited)  of Operations  and Deficit for the six months ended June
31, 2000 and 1999...........................................................................            F-20

Consolidated  Statements  (unaudited)  of Cash Flows for the six months ended June 31, 2000 and
1999........................................................................................            F-21

Notes to Consolidated Financial Statements..................................................            F-22

SCHELFHOUT COMPUTER SYSTEMEN N.V. -
-----------------------------------

         FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

Report of Independent Accountants...........................................................            F-38

Balance Sheets as of December 31, 1999 and 1998.............................................            F-39

Statements of Operations for the years ended December 31, 1999 and 1998.....................            F-41

Notes to financial statements...............................................................            F-42

E-AUCTION GLOBAL TRADING INC. -
-------------------------------

         UNAUDITED PROFORMA FINANCIAL STATEMENTS FOR YEAR ENDED DECEMBER 31, 1999

Pro Forma Balance Sheet as of December 31, 1999.............................................            F-54

Proforma Consolidated Income Statement for the year ended December 31, 1999.................            F-55

Notes to Proforma Consolidated Financial Statements ........................................            F-56

                          E-AUCTION GLOBAL TRADING INC.

                             (A NEVADA CORPORATION)

                        CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1999

                                 (IN U.S. FUNDS)

                        REPORT OF INDEPENDENT ACCOUNTANTS

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS
E-AUCTION GLOBAL TRADING INC.

In our opinion, the consolidated balance sheet and the related consolidated statements of operations and deficit and cash flows present fairly, in all material respects, the financial position of e-Auction Global Trading Inc. at December 31, 1999, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management, our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ Alvin F. Dale, Ltd.
Dale Matheson Carr-Hilton


VANCOUVER, B.C.
FEBRUARY 1, 2000                                          CHARTERED ACCOUNTANTS

                          E-AUCTION GLOBAL TRADING INC.

                             (A NEVADA CORPORATION)
                 CONSOLIDATED BALANCE SHEET - DECEMBER 31, 1999
                                 (IN U.S. FUNDS)

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      1999                  1998
                                                                                                       $                     $
-----------------------------------------------------------------------------------------------------------------------------------
                                     ASSETS
CURRENT ASSETS
    Cash                                                                                             301,461                   1
    Unrestricted cash held in trust by lawyers                                                        66,853             -
    Restricted cash held in trust by lawyers (NOTE 15)                                             3,811,080             -
                                                                                                   ---------           ---------
                                                                                                   4,179,394                   1

INVESTMENT IN SCHELFHOUT (NOTE 4)                                                                  1,000,000             -

CAPITAL ASSETS (NOTE 5)                                                                               34,247             -
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                   5,213,641                    1
===================================================================================================================================

                                   LIABILITIES

CURRENT LIABILITIES

    Accounts payable                                                                                 749,050             -
    Deferred revenue (NOTE 6)                                                                        200,000             -
    Due to related party (NOTE 7)                                                                    860,793             -
    Loans payable (NOTE 8)                                                                         2,000,000             -
    Shareholder's loan (NOTE 9)                                                                    2,200,000             -
    Share subscriptions received                                                                   1,858,229             -
                                                                                                   ---------           ---------
                                                                                                   7,868,072
                                                                                                   ---------           ---------
                              SHAREHOLDERS' EQUITY

SHARE CAPITAL AND CONTRIBUTED SURPLUS (NOTE 10)                                                            1                    1

DEFICIT, ACCUMULATED DURING DEVELOPMENT STAGE                                                     (2,654,432)            -
                                                                                                   ---------           ---------
                                                                                                  (2,654,431)                   1

-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                   5,213,641                    1
===================================================================================================================================

CONTINGENCIES (NOTE 16)

APPROVED BY THE DIRECTORS

________________________________________ DIRECTOR

________________________________________ DIRECTOR

                             SEE ACCOMPANYING NOTES

                          E-AUCTION GLOBAL TRADING INC.

                             (A NEVADA CORPORATION)
                CONSOLIDATED STATEMENT OF OPERATIONS AND DEFICIT
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                 (IN U.S. FUNDS)

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                       1999                 1998
                                                                                                        $                    $
-----------------------------------------------------------------------------------------------------------------------------------
EXPENSES
    Advertising and promotion                                                                         19,221              -
    Bank charges                                                                                         277              -
    Consulting fees                                                                                  426,158              -
    Insurance                                                                                          3,698              -
    Investor relations                                                                               316,567              -
    Loan fee (NOTE 8)                                                                              1,000,000              -
    Office and miscellaneous                                                                          31,685              -
    Professional fees                                                                                241,748              -
    Rent                                                                                              59,874              -
    Salaries                                                                                         458,924              -
    Telephone                                                                                         59,136              -
    Travel                                                                                            37,144              -
                                                                                                   ---------         ---------
                                                                                                   2,654,432              -
                                                                                                   ---------         ---------

NET LOSS                                                                                          (2,654,432)            -

DEFICIT, beginning of year                                                                         -                     -

-----------------------------------------------------------------------------------------------------------------------------------
DEFICIT ACCUMULATED DURING DEVELOPMENT STAGE, end of year                                         (2,654,432)            -

===================================================================================================================================


-----------------------------------------------------------------------------------------------------------------------------------
BASIC AND DILUTED LOSS PER SHARE (NOTE 6)                                                              (0.07)              0.00

===================================================================================================================================

                             SEE ACCOMPANYING NOTES

                          E-AUCTION GLOBAL TRADING INC.

                             (A NEVADA CORPORATION)
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                 (IN U.S. FUNDS)

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                     1999                   1998
                                                                                                      $                      $
-----------------------------------------------------------------------------------------------------------------------------------
CASH PROVIDED BY (USED FOR)
OPERATING ACTIVITIES
     Net loss                                                                                      (2,654,432)            -

     Net changes in non-cash operating accounts
        Accounts payable                                                                              749,050             -
        Deferred revenue                                                                              200,000             -
                                                                                                   (1,705,382)            -
FINANCING ACTIVITIES

     Due to related parties                                                                           860,793            -
     Issuance of share capital                                                                         -                 1
     Share subscriptions received                                                                     247,149            -
     Loans received                                                                                 2,000,000            -
     Shareholder's loan received                                                                       -                 -
                                                                                                    3,107,942                  1
                                                                                                    ---------        -----------
INVESTING ACTIVITIES

     Deposit on Schelfhout acquisition                                                             (1,000,000)           -
     Acquisition of capital assets                                                                    (34,247)           -
                                                                                                    ---------        -----------
                                                                                                   (1,034,247)           -
                                                                                                    ---------        -----------

INCREASE (DECREASE) IN CASH                                                                           368,313             -

CASH, beginning of year                                                                                     1             -

-----------------------------------------------------------------------------------------------------------------------------------
CASH, end of year                                                                                     368,314                  1
===================================================================================================================================
CASH
     Unrestricted cash held in trust by lawyers                                                        66,853             -
     Cash                                                                                             301,461                  1

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      368,314                  1

===================================================================================================================================

                             SEE ACCOMPANYING NOTES

                          E-AUCTION GLOBAL TRADING INC.

                             (A NEVADA CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                 (IN U.S. FUNDS)

--------------------------------------------------------------------------------
1.     NATURE OF BUSINESS
--------------------------------------------------------------------------------


       The Company is a development stage entity and was organized with the intent to be a holding company which will acquire and/or form joint ventures with corporate entities conducting various types of businesses throughout the world.


--------------------------------------------------------------------------------
2.     ORGANIZATION AND BASIS OF PRESENTATION
--------------------------------------------------------------------------------

       a)    Reverse takeover

             Pursuant to a Share Exchange Agreement dated February 26, 1999, e-Auction Global Trading Inc. (formerly Kazari International Inc.) ("Nevada"), a Nevada company, acquired 100% of the issued and outstanding shares of e-Auction Global Trading Inc., ("Barbados"), a Barbados company, for the issuance of 34,500,000 common shares. As a result of the transaction, control of the Company passed to Barbados. Accordingly, the share exchange has been accounted for as a reverse takeover of Nevada by Barbados.

            Application of reverse takeover accounting results in the following:

            i) The consolidated financial statements of the combined entity are issued under the name of the legal parent, e-Auction Global Trading Inc. (formerly Kazari International Inc.), but are considered a continuation of the financial statements of the legal subsidiary (Barbados).

            ii) As  Barbados  is  deemed  to  be  the  acquirer  for  accounting purposes, its assets and liabilities are included in the consolidated financial statements of the continuing entity at their carrying value.

            iii)The  34,500,000  shares  issued are deemed to be issued on April
                30, 1998, the date of incorporation of Barbados.

             (SEE NOTE 11)

       b)    Principles of consolidation

            The accompanying financial statements consolidate the accounts of the Company and its wholly owned subsidiaries, e-Auction Belgium N.V., e-Auction Global Trading Inc. (Barbados) and their wholly owned subsidiary e-Auction Global Trading Inc. (Canada).

--------------------------------------------------------------------------------
3.     SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------

       a)     Foreign currency translation

              The Company's functional currency and reporting currency are U.S. dollars. The Company follows SFAS 52 where all foreign currency transactions are translated using the exchange rate in effect at the date of the transaction. At each balance sheet date, recorded balances denominated in a currency other than U.S. dollars are adjusted to reflect the year end exchange rate.

                          E-AUCTION GLOBAL TRADING INC.

                             (A NEVADA CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                 (IN U.S. FUNDS)


--------------------------------------------------------------------------------
3.     SIGNIFICANT ACCOUNTING POLICIES - CONT'D
--------------------------------------------------------------------------------

       b)     Loss per common share

              The weighted average number of shares used for calculating loss per share is 40,160,438.

       c)     Measurement uncertainty

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant areas requiring the use of management estimates relate to the determination of impairment of assets and useful lives for depreciation and amortization. Financial results as determined by actual events could differ from those estimates.

       d)     Financial instruments

              The Company's financial instruments consist of cash, accounts payable, due to related parties, loans payable and a shareholder's loan, the fair market value of which approximates their carrying value.

       e)     Amortization

              Amortization of capital assets. Amortization is provided at the following annual rates:

                     Software                         Straight-line over 5 years

       f)     Related party transactions

              Related party transactions are recorded at their exchange amounts which approximate fair market value.

       g)     Uncertainty due to the Year 2000 Issue

              The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the entity, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

       h)     Income taxes

              The Company would record a deferred tax asset subject to an evaluation allowance where that asset is impaired or not expected to be realized. The Company has deferred tax assets of approximately $1,194,494. The Company's valuation allowance would be equal to the amount of the deferred tax assets. Therefore, there have been no amounts booked in the accounts of the Company.

                          E-AUCTION GLOBAL TRADING INC.

                             (A NEVADA CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                 (IN U.S. FUNDS)

--------------------------------------------------------------------------------
3.     SIGNIFICANT ACCOUNTING POLICIES - CONT'D
--------------------------------------------------------------------------------

         i)       Revenue recognition

                  The Company's policy is to recognize revenue from license fees when an agreement specifying the Company's fee is signed, the software is delivered and collection is considered probable.

                  Revenue from royalties are recorded as earned and when collection is considered probable.

--------------------------------------------------------------------------------
  4.     INVESTMENT IN SCHELFHOUT
--------------------------------------------------------------------------------

                                                          1999            1998
                                                          $                 $

                            Deposit                    1,000,000            -
                                                       =========

         Pursuant to a share purchase agreement dated January 7, 2000, the Company paid a deposit on the purchase of 100% of the issued and outstanding share capital of Schelfhout Computer Systemen N.V. ("Schelfhout").

         The purchase price is $10,000,000, this represents the price stipulated in the purchase agreement. For accounting purposes the purchase price is $7,636,364 and is to be paid as follows:

         Refundable deposit                            $ 1,000,000  paid
         Cash on closing                                 3,000,000  paid subsequent to year end
         Common shares at fair value
               issued on closing (3,636,364)             3,636,364  issued subsequent to year end
                                                         ---------
                                                       $ 7,636,364
                                                       ===========

         The 3,636,364 common shares are not free trading and are subject to a timed release formula which allows for release of 454,545 shares with a deemed value of $750,000 on each of the 6, 12, 18 and 24 month anniversary of the closing and 606,061 shares with a deemed value of $1,000,000 on each of the 36, 48 and 60 month anniversary of the closing. If the Company's shares are not freely trading on any given release date the equivalent cash is to be paid by the Company and the shares returned to the treasury.

         The Schelfhout acquisition was completed and publicly announced on January 7, 2000.

         The stock price of $1.00 per share for accounting purposes represents the fair value of the shares issued.

                          E-AUCTION GLOBAL TRADING INC.

                             (A NEVADA CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                 (IN U.S. FUNDS)

--------------------------------------------------------------------------------
  4.     INVESTMENT IN SCHELFHOUT - CONT'D
--------------------------------------------------------------------------------

         The fair value of the shares issued was determined based on: (a) the cash price paid for stock in a contemporaneous private placement, (b) the put feature related to the shares issued and (c) market price of the stock.

         The dollar values for the shares to be released are based on $1.65 per share which represents the cash price per share that the Company may be required to pay; and

         If the Company is required to repurchase the shares issued at $1.65 per share that will result in additional goodwill.

         (SEE NOTE 15)

--------------------------------------------------------------------------------
  5.     CAPITAL ASSETS
--------------------------------------------------------------------------------

                                                 1999              1998
                                                  $                   $

                               Software         34,247                -
                                                ======

       No amortization has been taken for the year as the software was not put into use until after year end.


--------------------------------------------------------------------------------
  6.   DEFERRED REVENUE
--------------------------------------------------------------------------------


                                               1999              1998
                                                $                   $

                                              200,000               -
                                             =======

       In September of 1999 the Company entered into a Software License and Non-Competition Agreement to grant an exclusive license in perpetuity, subject to performance, to use its technology to commercially exploit electronic auctions in the region of Australia and New Zealand.

       The Agreement called for a payment of $200,000 by December 31, 1999 and royalties of 20% of gross revenue less gross operating costs.

       The $200,000 is being recorded as deferred revenue until the Company ships the software at which time it will be taken into income. The Company's revenue recognition policy is to recognize the license fee upon shipment of the software as no other obligations exist and to recognize royalties when received.

                          E-AUCTION GLOBAL TRADING INC.

                             (A NEVADA CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                 (IN U.S. FUNDS)

--------------------------------------------------------------------------------
  7.   DUE TO RELATED PARTIES
--------------------------------------------------------------------------------

                                                                          1999               1998
                                                                            $                  $
       Ventures North Investment Partners Inc. ("Ventures")             860,793                 -
                                                                        =======

         The majority of the Company's operations during the year were funded by Ventures. Ventures is related through significant common shareholdings. The amounts advanced are non-interest bearing with no fixed terms of repayment. (SEE NOTE 12)

--------------------------------------------------------------------------------
  8.   LOANS PAYABLE
--------------------------------------------------------------------------------
                                                        1999              1998
                                                         $                  $
       Millennium Advisors Inc.
          Loan payable                               1,000,000             -
          Financing fee payable                      1,000,000             -
                                                     ---------           ------
                                                     2,000,000             -
                                                     =========           =====


       On August 12, 1999 the Company received a loan of $1,000,000 from Millennium Advisors Inc. ("Millennium"), a company related through a common director, acting as agent for undisclosed lenders. The loan was to be repaid within 30 days. In consideration for the loan Millennium received 197,219 common shares of the Company with a deemed value of $1,000,000 as a financing fee. The number of shares issued was based on the weighted average closing price in a 5 day range when the loan was granted. These shares were issued in January, 2000. (SEE NOTE 15)

       The Company also entered into a contract for services whereby Millennium would be paid 25% of any funds raised by the sale of equity or issuance of debt by the Company in excess of the amount reasonably required by the Company to complete the Schelfhout acquisition. To date Millennium had raised no additional funds and no additional amounts have been paid. The Company also entered into an agreement on March 1, 1999 to pay Millennium consulting fees of $20,000 per month for one year.

       (SEE NOTE 12)

                          E-AUCTION GLOBAL TRADING INC.

                             (A NEVADA CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                 (IN U.S. FUNDS)


--------------------------------------------------------------------------------
9.     SHAREHOLDER'S LOAN
--------------------------------------------------------------------------------

                                                   1999                 1998
                                                    $                     $

       Halium Hongorzul                         2,200,000                 -
                                                =========

       The loan was obtained on December 14, 1999 to help finance the Schelfhout acquisition and was originally set up to be convertible to common shares. Prior to December 31, 1999 the loan was non-interest bearing. Subsequent to year end, in February, 2000 the loan was repaid with $21,698 in interest.

       A finders fee of $200,000 in connection with the loan was paid to the shareholder subsequent to year end.

       (SEE NOTE 15)

--------------------------------------------------------------------------------
10.    SHARE CAPITAL AND CONTRIBUTED SURPLUS
--------------------------------------------------------------------------------


       a)  Authorized - 250,000,000 common shares with a par value of $0.001

                                                                   NUMBER OF            1999           CONTRIBUTED        TOTAL
                                                                   SHARES               $               SURPLUS             $
                                                                ------------          ------         -------------       ------
       b)  Issued - Balance, beginning of year                    34,500,000            34,500         (34,500)           -
           Resulting from reverse takeover acquisition             5,320,000             5,320          (5,319)                 1
                                                                 -----------           -------        --------        -----------

           Balance, end of year                                   39,820,000            39,820         (39,819)                 1
                                                                  ==========            ======         =======        ===========

       c)  Share capital and contributed surplus since inception
                                                                                                           CONTRIBUTED
                                                                  NUMBER                                     SURPLUS
           DATE ISSUED                                         OF SHARES                $                        $
           -----------                                         ---------              ----                ------------

           April 30, 1998   (i)                               34,500,000              34,000                 (34,500)

           February 26, 1999 (ii)                              5,320,000               5,320                  (5,319)
                                                             -----------             -------                --------
                                                              39,820,000              39,820                 (39,819)
                                                              ==========              ======                 =======

         (i) For reverse takeover accounting purposes these shares have been deemed to have been issued on April 30, 1998, the date of incorporation of Barbados.

         (ii) Shares issued by Nevada prior to the incorporation of Barbados. For reverse takeover accounting purposes these have been deemed to have been issued on February 26, 1999, the date of the reverse takeover transaction.

                          E-AUCTION GLOBAL TRADING INC.

                             (A NEVADA CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                 (IN U.S. FUNDS)


--------------------------------------------------------------------------------
10.    SHARE CAPITAL AND CONTRIBUTED SURPLUS - CONT'D
--------------------------------------------------------------------------------

       d)  Stock options

           On March 1, 1999 the Company adopted a stock option plan which reserved 6,000,000 shares. Vesting requirements are determined by a Committee when the options are granted. No option may be exercisable after 10 years. The exercise price of an option may not be less than the fair market value on the date of grant.

       DATE OF                                       EXERCISE     EXPIRY
       GRANT                          NUMBER         PRICE        DATE                      RESTRICTIONS
       -----                          ------         -----        ----                      ------------

       March 1, 1999               1,000,000         $0.01        December 1, 2003          None
       August 29, 1999               250,000         $5.00        August 29, 2009           Vest equally over 3 years
       December 1, 1999            3,000,000         $0.85        December 1, 2009          50% vest immediately
                                                                                            50% vested exercisable over 3 years
       December 1, 1999               50,000         $0.85        December 1, 2009          Vest equally over 3 years

       The weighted average exercise price of the options is $0.90/share.

       The weighted average grant date fair value of options granted during the year is as follows:

                   -  Exercise price equals fairmarket value            $0.34
                   -  Exercise price exceeds fair market value          $0.03
                   -  Exercise price less than fair market value        $0.67

       The Company has not recognized compensation expense for its stock-based awards to employees. The following reflects proforma net income and loss per share had the Company elected to adopt the fair value approach of SFAS 123:

                                                          1999           1998
                                                            $              $

       Net loss
           As reported                                (2,654,432)          -
           Pro forma                                  (7,125,932)          -

       Basic and diluted loss per share
           As reported                                     (0.07)        0.00
           Pro forma                                       (0.16)        0.00

       The estimated fair value of each option granted is calculated using the Black-Scholes option-pricing model. The weighted average assumptions used in the model were as follows:

                          E-AUCTION GLOBAL TRADING INC.

                             (A NEVADA CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                 (IN U.S. FUNDS)


--------------------------------------------------------------------------------
10.    SHARE CAPITAL AND CONTRIBUTED SURPLUS - CONT'D
--------------------------------------------------------------------------------

                                                        1999                1998
                                                        ----                ----

       Risk-free interest rate                           5%                 0%
       Expected years until exercise                     8                  0%
       Expected stock volatility                      36.8%                 0%
       Dividend yield                                    0%                 0%

       (SEE NOTE 15)

--------------------------------------------------------------------------------
11.    ACQUISITION
--------------------------------------------------------------------------------

       On February 26, 1999 the Company entered into a Share Exchange Agreement between itself, e-Auction Global Trading Inc. ("Barbados") and QFG Holdings Limited ("QFG"), a significant shareholder of Barbados.

       The Agreement required the Company to purchase 100% of the issued and outstanding shares of Barbados for 34,500,000 shares of the Company. Also contemplated in the agreement was the adoption of 1,000,000 options at $0.01/share outstanding in Barbados.

       At the time Barbados' only assets were two purchases of intellectual property negotiated by QFG and assigned to Barbados. The first purchase was for the exclusive rights to market the operation and management of an on-line auction system for $300 Cdn. paid in the form of 30,000 options at a price of $0.01 in the share capital of Barbados. In connection with this acquisition a consulting agreement was entered into where a company associated with the vendor would be paid $5,000 Cdn. per month to be expensed as consulting fees when paid. Additionally on December 1, 1998, the vendor received options to acquire 65,000 common shares at $0.01/share in Barbados.

       The second purchase was for intellectual property rights relating to the operation and management of on-line auction for $50,000 Cdn. in cash. In connection with this acquisition a management services agreement was entered into where $1,000 Cdn. per month would be paid to the vendor. These fees will be expensed as consulting fees when paid. Additionally on December 1, 1998 the vendor received options to acquire 80,000 common shares at $0.01/share in Barbados.

       Subsequent to the acquisitions, Barbados transferred the intellectual property to its Canadian subsidiary e-Global Auction Trading Inc. The $50,000 cash purchase price was not paid prior to the share exchange agreement and is now being paid by the Canadian subsidiary.

       At the time of the Agreement, Barbados through QFG had entered into a three way letter agreement with Jameson Investment Corporation ("Jameson") to acquire 100% of the outstanding shares of Jameson International Foreign Corporation for a purchase price of $7,500,000.

                          E-AUCTION GLOBAL TRADING INC.

                             (A NEVADA CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                 (IN U.S. FUNDS)

--------------------------------------------------------------------------------
11.    ACQUISITION - CONT'D
--------------------------------------------------------------------------------

       During the ongoing negotiations QFG agreed to pay Jameson a $2,000,000 Canadian deposit to extend the closing date to October 15,1999. Funds totalling $1,400,000 were borrowed by QFG from Millennium Advisors Inc. ("Millennium"), a company related through common directors. These funds were deposited into the Company's trust account and paid to Jameson. During the fall of 1999 the deal failed to close and the deposit provided by QFG was forfeited. QFG has accepted responsibility for repaying the funds they borrowed from Millennium. The Company paid $88,785 in professional fees in connection with this proposed acquisition.

       The options issued in connection with the two purchases of intellectual property are included in the 1,000,000 options adopted from Barbados. Since both companies had no net tangible assets, the value assigned to the 34,500,000 shares issued is nil.

--------------------------------------------------------------------------------
12.    RELATED PARTY TRANSACTIONS
--------------------------------------------------------------------------------

                                                                                1999                1998
                                                                                  $                  $
       Loan fee charged by a company with a common director                  1,000,000             -

       Consulting fees paid to a company with a common director                180,000             -

       Consulting fees charged by an individual who subsequently
       became a director                                                        13,501             -

       Expenses paid on behalf of the Company and allocations of
       expenses charged to the Company by companies with significant
       common shareholdings and common directors                               900,479             -

--------------------------------------------------------------------------------
13.    COMPARATIVE FIGURES
--------------------------------------------------------------------------------

       Comparative figures are for the period from April 30, 1998 (date of incorporation) of e-Auction Global Trading Inc. ("Barbados") to December
       31,1998. Certain of the comparative figures have been reclassified to conform to the current presentation.

                                      F-14

                          E-AUCTION GLOBAL TRADING INC.

                             (A NEVADA CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                 (IN U.S. FUNDS)

--------------------------------------------------------------------------------
14.    CUMULATIVE STATEMENTS
--------------------------------------------------------------------------------

       a)  CUMULATIVE STATEMENT OF OPERATIONS AND DEFICIT
                                                                                                           $
           EXPENSES
               Advertising and promotion                                                                19,221
               Bank charges                                                                                277
               Consulting fees                                                                         426,158
               Insurance                                                                                 3,698
               Loan fee                                                                              1,000,000
               Office and miscellaneous                                                                 31,685
               Professional fees                                                                       241,748
               Rent                                                                                     59,874
               Salaries                                                                                458,924
               Telephone                                                                                59,136
               Travel                                                                                   37,144
                                                                                                   -----------
                                                                                                     2,654,432

           CUMULATIVE NET LOSS, being deficit accumulated during
               development stage                                                                    (2,654,432)
                                                                                                     =========

       b)  CUMULATIVE STATEMENT OF CASH FLOWS

           CASH PROVIDED BY (USED FOR)
           OPERATING ACTIVITIES
               Net loss                                                                             (2,654,432)

               Net changes in non-cash operating accounts
                   Accounts payable                                                                    749,050
                   Deferred revenue                                                                    200,000
                                                                                                    ----------
                                                                                                    (1,705,382)

           FINANCING ACTIVITIES
               Due to related parties                                                                  860,793
               Issuance of share capital                                                                     1
               Share subscriptions received                                                            247,149
               Loans received                                                                        2,000,000
                                                                                                     ---------
                                                                                                     3,107,943

           INVESTING ACTIVITIES
               Deposit of Schelfhout acquisition                                                    (1,000,000)
               Acquisition of capital assets                                                           (34,247)
                                                                                                   -----------
                                                                                                    (1,034,247)

           CASH, end of year                                                                           368,314
                                                                                                    ==========

                          E-AUCTION GLOBAL TRADING INC.

                             (A NEVADA CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                 (IN U.S. FUNDS)

--------------------------------------------------------------------------------
15.    SUBSEQUENT EVENTS
--------------------------------------------------------------------------------

       a) On January 7, 2000 the Company completed its acquisition of Schelfhout Computer Systemen N.V.

        b) On January 7, 2000 the Company completed a private placement of 16,885,447 shares at $0.50/share. 7,625,916 of the shares were issued to Ventures North Investment Partners Inc., a company related through significant common shareholdings and four companies related to them in exchange for their settling the Company's debts to Millennium Advisors Inc. of $1,000,000, the shareholders loan of $2,200,000 with interest of $21,968 and a finders fee to the shareholder of $200,000 and Ventures North Investment Partners Inc. of $591,260. The remaining 9,259,531 were issued for cash.

        c) On January 7, 2000 the Company issued 197,219 shares to Millennium Advisors Inc. as a financing fee. (SEE NOTE 8)

        d) On January 20, 2000 the Company granted 300,000 options with an exercise price of $2/share and on March 1, 2000 the Company granted 1,300,000 options with an exercise price of $4.38/share.

        e) In January 2000, all restricted funds held in trust by the Company's lawyers were released to the Company.

--------------------------------------------------------------------------------
16.    CONTINGENCIES
--------------------------------------------------------------------------------

        a) A shareholder derivative action was brought against the Company on November 17, 1999 in the United States District Court against the Company, its subsidiaries, two of its directors and several other companies and individuals.

            The action alleges Sanga International, Inc.'s ("Sanga") reputation was damaged by the Defendants (i) engaging in conversion (ii) engaging in fraud (iii) interfering with Sanga's prospective business advantage (iv) breach of contract (v) violating California usury laws and (vi) breach of fiduciary duty.

            The plaintiff claims the defendants' actions have not only damaged Sanga but also the plaintiff and the remaining shareholders of Sanga by as much as $100 million dollars.

            The Action was stayed on November 29, 1999 as a result of Sanga filing for Chapter 11 bankruptcy protection in the United States Bankruptcy Court.

            It is management's option that the likelihood of a material loss is remote.

        b) On February 7, 2000 a second action was brought against the Company, its subsidiaries, two of its former directors. QFG Holdings Limited, Ventures North International Inc. and several other individuals and companies in the United States District Court.

            The action alleges they breached their fiduciary duty to the plaintiff, a shareholder of Sanga International Inc. The plaintiff claims that the defendants' actions have damaged the plaintiff totalling several millions of dollars.

            It is management's option that the likelihood of a material loss is remote.

                          E-AUCTION GLOBAL TRADING INC.

                             (A NEVADA CORPORATION)

                        CONSOLIDATED FINANCIAL STATEMENTS

                                  JUNE 30, 2000

                                   (UNAUDITED)

                                 (IN U.S. FUNDS)

                          E-AUCTION GLOBAL TRADING INC.

                             (A NEVADA CORPORATION)

                   CONSOLIDATED BALANCE SHEET - JUNE 30, 2000

                                   (UNAUDITED)

                                 (IN U.S. FUNDS)

--------------------------------------------------------------------------------------------------------------------
                                                                                      2000                 1999
                                                                                       $                    $
                                                                                                        (NOTE 14)
--------------------------------------------------------------------------------------------------------------------
                                     ASSETS
CURRENT ASSETS
      Cash and short-term deposits                                                     10,207,204              1,024
      Accounts receivable                                                               1,196,821                  -
      Inventory                                                                           253,222                  -
      Work in progress                                                                     30,011                  -
      Prepaid expenses                                                                    207,345
                                                                                       ----------         ----------
                                                                                       11,894,603              1,024

CAPITAL ASSETS (NOTE 4)                                                                   723,840             34,247

DEPOSITS ON ACQUISITION OF KWATROBOX (NOTE 6)                                           1,062,125                  -

GOODWILL (NOTE 5)                                                                       6,541,159                  -
--------------------------------------------------------------------------------------------------------------------
                                                                                       20,221,727             35,271

--------------------------------------------------------------------------------------------------------------------

                             SEE ACCOMPANYING NOTES

                          E-AUCTION GLOBAL TRADING INC.

                             (A NEVADA CORPORATION)

                   CONSOLIDATED BALANCE SHEET - JUNE 30, 2000

                                   (UNAUDITED)

                                 (IN U.S. FUNDS)

--------------------------------------------------------------------------------------------------------------------

                                                                                         2000                 1999
                                                                                          $                     $
                                                                                                            (NOTE 14)
--------------------------------------------------------------------------------------------------------------------
                                   LIABILITIES

CURRENT LIABILITIES
      Accounts payable and accruals                                                     1,591,774            307,697
      Short-term loan                                                                      83,469                  -
      Due to Ventures North Investment Partners (NOTE 8)                                   47,945            365,824
      Deferred revenue (NOTE 7)                                                           721,212                  -
      Current portion of long-term debt (NOTE 9)                                           53,029                  -
                                                                                                                   -
      Current portion of obligations under capital lease (NOTE 10)                          8,304                  -
                                                                                       ----------        -----------
                                                                                        2,505,733            673,521

LONG-TERM DEBT (NOTE 9)                                                                   181,221                  -

OBLIGATIONS UNDER CAPITAL LEASE (NOTE 10)                                                  26,467                  -
                                                                                       ----------        -----------
                                                                                        2,713,421            673,521
                                                                                       ----------        -----------
REDEEMABLE COMMON STOCK (NOTES 5 AND 12)                                                3,636,364                  -
                                                                                       ----------        -----------

NON-CONTROLLING INTEREST (NOTE 11)                                                        779,668                  -
                                                                                       ----------        -----------

                              SHAREHOLDERS' EQUITY

SHARE CAPITAL (NOTE 12)                                                                    65,146                  1

CONTRIBUTED SURPLUS (NOTE 12)                                                          17,222,258                  -

DEFICIT                                                                                (4,195,130)          (638,251)
                                                                                       ----------        -----------
                                                                                       13,092,274           (638,250)
--------------------------------------------------------------------------------------------------------------------

                                                                                       20,221,727             35,271

--------------------------------------------------------------------------------------------------------------------

CONTINGENCIES (NOTE 15)

                             SEE ACCOMPANYING NOTES

                          E-AUCTION GLOBAL TRADING INC.

                             (A NEVADA CORPORATION)

                CONSOLIDATED STATEMENT OF OPERATIONS AND DEFICIT

                     FOR THE SIX MONTHS ENDED JUNE 30, 2000

                                   (UNAUDITED)

                                 (IN U.S. FUNDS)

----------------------------------------------------------------------------------------------------------------------------------
                                                             APR. 1 TO          JAN. 1 TO          APR. 1 TO         JAN. 1 TO
                                                             JUNE 30,            JUNE 30,          JUNE 30,          JUNE 30,
                                                               2000                2000              1999              1999
                                                                $                    $                  $                $
                                                                                                                    (NOTE 14)
----------------------------------------------------------------------------------------------------------------------------------
REVENUE                                                        951,083           1,979,919                   -                  -

COST OF GOODS SOLD                                             564,363           1,282,051                   -                  -
                                                               -------           ---------             -------            -------

GROSS MARGIN                                                   386,720             697,868                   -                  -

EXPENSES
     Salaries and benefits                                     563,544           1,043,603             208,057            272,966
     Sales, general and administrative                         344,877             593,464             297,717            365,285
     Depreciation and amortization                             397,416             781,748                   -                  -
     Interest on long-term debt                                  4,399              11,965                   -                  -
     Interest income                                          (55,135)            (65,572)                   -                  -
     Belgian taxes                                               9,248              12,192                   -                  -
                                                               -------           ---------             -------            -------
                                                             1,264,349           2,377,400             505,774            638,251
                                                               -------           ---------             -------            -------

LOSS BEFORE NON-CONTROLLING INTEREST                          (877,629)         (1,679,532)           (505,774)          (638,251)

NON-CONTROLLING INTEREST (NOTE 11)                              97,781             138,834                   -                  -
                                                               -------           ---------             -------            -------

NET LOSS                                                      (779,848)         (1,540,698)           (505,774)          (638,251)

RETAINED EARNINGS (DEFICIT),
     beginning of period                                    (3,415,282)         (2,654,432)           (132,477)                 -

----------------------------------------------------------------------------------------------------------------------------------
RETAINED EARNINGS (DEFICIT),
     end of period                                          (4,195,130)         (4,195,130)           (638,251)          (638,251)

==================================================================================================================================
EARNINGS (LOSS) PER SHARE                                        (0.01)              (0.01)              (0.01)             (0.02)

==================================================================================================================================

                             SEE ACCOMPANYING NOTES

                          E-AUCTION GLOBAL TRADING INC.

                             (A NEVADA CORPORATION)

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                     FOR THE SIX MONTHS ENDED JUNE 30, 2000

                                   (UNAUDITED)

                                 (IN U.S. FUNDS)

----------------------------------------------------------------------------------------------------------------------------------
                                                                                          JAN. 1 TO            JAN. 1 TO
                                                                                           JUNE 30,             JUNE 30,
                                                                                             2000                 1999
                                                                                               $                    $
                                                                                                                (NOTE 14)
----------------------------------------------------------------------------------------------------------------------------------
CASH PROVIDED BY (USED FOR)

OPERATING ACTIVITIES
       Net loss                                                                               (1,540,698)          (638,251)
       Add items not affecting cash
          Depreciation and amortization                                                          781,748                  -
          Non-controlling interest                                                              (138,834)                 -
                                                                                                --------           --------
                                                                                                (897,784)          (638,251)
       Net changes in non-cash operating accounts
          Accounts receivable                                                                   (467,692)                 -
          Inventory                                                                               39,667                  -
          Work in progress                                                                       (30,011)                 -
          Prepaid expenses                                                                      (164,030)                 -
          Accounts payable                                                                        42,435            307,697
          Deferred revenue                                                                       138,600                  -
          Short-term loan                                                                         67,999                  -
                                                                                                --------           --------
                                                                                              (1,270,816)          (330,554)
                                                                                                --------           --------
FINANCING ACTIVITIES
       Due to related parties                                                                   (812,848)           365,824
       Issuance of share capital                                                              11,947,046                  -
       Capital lease obligations                                                                  34,771                  -
       Long-term debt                                                                            234,250                  -
       Non-controlling interest                                                                  918,502                  -
       Shareholder loan                                                                        2,200,000                  -
                                                                                                --------           --------
                                                                                              14,521,721            365,824
                                                                                                --------           --------
INVESTING ACTIVITIES
       Purchase of fixed assets                                                                  (89,774)           (34,247)
       Purchase of Schelfhout                                                                 (3,000,000)                 -
       Deposits on the acquisition of Kwatrobox                                                 (322,241)                 -
                                                                                                --------           --------
                                                                                              (3,412,015)           (34,247)
                                                                                                --------           --------

INCREASE IN CASH                                                                               9,838,890              1,023

CASH, beginning of period                                                                        368,314                  1
-----------------------------------------------------------------------------------------------------------------------------------

CASH, end of period                                                                           10,207,204              1,024

====================================================================================================================================

                             SEE ACCOMPANYING NOTES

                          E-AUCTION GLOBAL TRADING INC.

                                        .
                             (A NEVADA CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     FOR THE SIX MONTHS ENDED JUNE 30, 2000

                                   (UNAUDITED)

                                 (IN U.S. FUNDS)



--------------------------------------------------------------------------------
1.     NATURE OF BUSINESS
--------------------------------------------------------------------------------

       The Company is an e-business services provider to perishable commodity marketplaces. Through its subsidiaries, the Company is focused on the installation and maintenance of clock and cooling systems for internet auction halls. To date, the Company continues to focus on streamlining and increasing the capabilities of electronic commerce processing for internet auction halls.

--------------------------------------------------------------------------------
2.     ORGANIZATION AND BASIS OF PRESENTATION
--------------------------------------------------------------------------------

       a)    Reverse takeover

             Pursuant to a Share Exchange Agreement dated February 26, 1999, e-Auction Global Trading Inc. (formerly Kazari International Inc.) ("Nevada"), a Nevada company, acquired 100% of the issued and outstanding shares of e-Auction Global Trading Inc., ("Barbados"), a Barbados company, for the issuance of 34,500,000 common shares. As a result of the transaction, control of the Company passed to Barbados. Accordingly, the share exchange has been accounted for as a reverse takeover of Nevada by Barbados.

             Application  of  reverse   takeover   accounting   results  in  the
             following:

            i) The consolidated financial statements of the combined entity are issued under the name of the legal parent, e-Auction Global Trading Inc. (formerly Kazari International Inc.), but are considered a continuation of the financial statements of the legal subsidiary (Barbados).

            ii) As  Barbados  is  deemed  to  be  the  acquirer  for  accounting purposes, its assets and liabilities are included in the consolidated financial statements of the continuing entity at their carrying value.

            iii)The  34,500,000  shares  issued are deemed to be issued on April
                30, 1998, the date of incorporation of Barbados.

       b)    Principles of consolidation

             The accompanying financial statements consolidate the accounts of the Company and its wholly owned subsidiaries: Aucxis N.V. (formerly e-Auction Belgium N.V.), and their wholly owned subsidiary; Schelfhout Computer Systemen N.V. and their 99% owned subsidiary SDL Invest N.V.; e-Auction Global Trading Inc. (Barbados) and their wholly owned subsidiary Aucxis Corp. (formerly e-Auction Global Trading Inc. (Canada)); V-Wholesaler.com B.V. and the Company's 50.01% interest in e-Auction Australasia Limited.

                          E-AUCTION GLOBAL TRADING INC.

                             (A NEVADA CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     FOR THE SIX MONTHS ENDED JUNE 30, 2000

                                   (UNAUDITED)

                                 (IN U.S. FUNDS)

--------------------------------------------------------------------------------
3.     SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------

       a)     Foreign currency translation

              The Company's functional currencies are Euros, Australian dollars, and U.S. dollars; and its reporting currency are U.S. dollars. The Company follows SFAS 52 where all foreign currency transactions are translated using the exchange rate in effect at the date of the transaction. At each balance sheet date, recorded balances denominated in a currency other than U.S. dollars are adjusted to reflect the period end exchange rate.

       b)     Loss per common share

              The weighted average number of shares used for calculating loss per share is 60,074,118 (1999 - 28,955,359).

       c)     Measurement uncertainty

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant areas requiring the use of management estimates relate to the determination of impairment of assets and useful lives for depreciation and amortization. Financial results as determined by actual events could differ from those estimates.

       d)     Financial instruments

              The Company's financial instruments consist of cash, short term deposits, accounts receivable, accounts payable, financial debts, short-term loan, due to related parties and obligations under capital lease, the fair market value of which approximates their carrying value.

       e)     Amortization

              Amortization of capital assets and goodwill. Amortization is provided at the following annual rates:

               Land and buildings               Straight-line over 20 years
               Software                         Straight-line over 5 years
               Furniture and fixtures           Straight-line over 5 to 15 years
               Tools and equipment              Straight-line over 3 to 5 years
               Vehicles                         Straight-line over 5 years
               Goodwill                         Straight-line over 5 years

       f)     Related party transactions

             Related party transactions are recorded at their exchange amounts which approximate fair market value.

                          E-AUCTION GLOBAL TRADING INC.

                             (A NEVADA CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     FOR THE SIX MONTHS ENDED JUNE 30, 2000

                                   (UNAUDITED)

                                 (IN U.S. FUNDS)

--------------------------------------------------------------------------------
3.     SIGNIFICANT ACCOUNTING POLICIES - CONT'D
--------------------------------------------------------------------------------

       g)     Non-controlling interest

              Non-controlling   interest,   as  stated  on  the  balance  sheet,
              represents the carrying value in the net assets of minority shareholders of the Company's subsidiaries. The balance is increased or decreased by the minority shareholders' percentage of the subsidiaries' earnings or losses during the period.

       h)     Income taxes

              The Company would record a deferred tax asset subject to an evaluation allowance where that asset is impaired or not expected to be realized. At December 31, 1999 the Company had deferred tax assets of approximately $1,194,494. The Company's valuation allowance would be equal to the amount of the deferred tax assets. Therefore, there have been no amounts booked in the accounts of the Company.

       i)     Revenue recognition

              The Company recognizes revenue from license fees upon the signing of the specific agreement and the delivery of software to the purchaser. Royalties are recognized in the period it is earned.

              The Company follows the completed contract method for recognizing revenues earned from clock and cooling systems installation. The application is reasonable given majority of contracts are short term in nature. Cost of sales relating to the clock and cooling systems installation include only costs directly related to the specific contracts. Revenue earned from maintenance contracts are recognized on a straight line basis over the life of the contract.

       j)     Inventory and work in progress

              Raw materials and consumables inventories are stated at the lower of cost or market with cost being determined using the weighted average method. Obsolete or defective inventories have been reduced to net realizable value. Write-downs of inventories are recorded on the basis of age and turnover of inventory according to the judgment of management.

             The work in progress includes only direct costs (i.e. raw materials and labour costs).

                          E-AUCTION GLOBAL TRADING INC.

                             (A NEVADA CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     FOR THE SIX MONTHS ENDED JUNE 30, 2000

                                   (UNAUDITED)

                                 (IN U.S. FUNDS)

--------------------------------------------------------------------------------
  4.     CAPITAL ASSETS
--------------------------------------------------------------------------------

                                                                                   2000                          1999
                                                                                     $                             $
                                                                   ----------------------------------------- ------------------
                                                                                Accumulated
                                                                   Cost         Amortization          Net             Net
                                                                   ----         ------------          ---             ---
         Land and buildings                                       483,916           25,321         458,595                  -
         Equipment and furniture                                   75,454            6,372          69,082                  -
         Software  *                                               12,329                -          12,329             34,247
         Vehicles                                                 216,797           32,963         183,834                  -
                                                                  -------           ------         -------             ------

                                                                  788,496           64,656         723,840             34,247
                                                                  =======           ======         =======             ======


             *  The  software  is  currently   not  in  use  and   therefore  no
             amortization has been claimed.

          Included in vehicles are assets under capital lease with a cost of $83,627. Accumulated amortization on these vehicles totals $6,704.

--------------------------------------------------------------------------------
  5.   ACQUISITION OF SHELFHOUT COMPUTER SYSTEMEN N.V.
--------------------------------------------------------------------------------

                                                  2000        1999
                                                  ----        ----
                                                    $           $

      Goodwill                                7,267,159           -
      Less: accumulated amortization            726,000           -
                                              ---------  ------------
                                              6,541,159
                                              =========  ============

       On January 7, 2000 the Company completed the purchase of 100% of the issued and outstanding shares of Schelfhout Computer Systemen N.V. ("Schelfhout"). The acquisition has been accounted for using the purchase method.

                          E-AUCTION GLOBAL TRADING INC.

                             (A NEVADA CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     FOR THE SIX MONTHS ENDED JUNE 30, 2000

                                   (UNAUDITED)

                                 (IN U.S. FUNDS)

--------------------------------------------------------------------------------
  5.   ACQUISITION OF SHELFHOUT COMPUTER SYSTEMEN N.V. - CONT'D
--------------------------------------------------------------------------------

       The following represents a summary of the acquisition of Schelfhout:

                                                                                          $                    $
                                                                                       ----------         ----------
      Purchase price                                                                                       7,636,364

      Net tangible assets of SCS acquired
          Total assets                                                                  2,231,733
          Less:  Liabilities                                                           (1,862,528)           369,205
                                                                                       ----------         ----------

      Excess of purchase price over net tangible assets, being goodwill                                    7,267,159
                                                                                                           =========

       The purchase price is $7,636,364 and is to be paid as follows:

                                                                                          $

      Refundable deposit                                                                1,000,000    paid
      Cash on closing                                                                   3,000,000    paid
      Common shares at fair value
         issued on closing (3,636,364)                                                  3,636,364    issued
                                                                                        ---------

                                                                                        7,636,364
                                                                                        =========

       The 3,636,364 common shares are not free trading and are subject to a timed release formula which allows for release of 454,545 shares worth $750,000 on each of the 6, 12, 18 and 24 month anniversary of the closing and 606,061 shares with a deemed value of $1,000,000 on each of the 36, 48 and 60 month anniversary of the closing. If the Company's shares are not freely trading on any given release date the equivalent cash is to be paid by the Company and the shares returned to the treasury.

       The 3,636,364 common shares issued to the vendors on closing has been valued at $1 per share for accounting purposes; however, should the Company decide to redeem the shares, the redemption price would be $1.65 per share.

       As at October 2, 2000 the shares of the Company are not freely trading and the Company has not advanced the required sum of $750,000 in lieu of the release of 454,545 common shares per the purchase agreement.

--------------------------------------------------------------------------------
  6.   DEPOSITS ON ACQUISITION OF KWATROBOX
--------------------------------------------------------------------------------
                                                            2000        1999
                                                             $            $

      Cash issued to date (750,000 Dutch Guilders)        322,241           -
      Shares issued to date (500,000)                     739,884           -
                                                          -------
                                                                            -
                                                        1,062,125           -
                                                        =========  ==========

                          E-AUCTION GLOBAL TRADING INC.

                             (A NEVADA CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     FOR THE SIX MONTHS ENDED JUNE 30, 2000

                                   (UNAUDITED)

                                 (IN U.S. FUNDS)
--------------------------------------------------------------------------------
  6.   DEPOSITS ON ACQUISITION OF KWATROBOX - CONT'D
--------------------------------------------------------------------------------

       On June 5, 2000 the Company entered into a pledge agreement to purchase 100% of the issued and outstanding shares of Kwatrobox B.V. ("Kwatrobox") under the terms and conditions of the draft share purchase agreement. The pledge agreement stipulated the purchase of Kwatrobox was to be completed on or before August 31, 2000. The completion date was extended to November 30, 2000 by both parties in an agreement dated August 30, 2000. For the purpose of the payment schedule, the parties agreed the closing date of the share purchase agreement is deemed to be June 30, 2000. As at October 2, 2000 the purchase is not yet complete.

       In connection with the purchase agreement, the Company agreed to pay the vendors 10,500,000 Dutch Guilders ($4,506,600 at the June 5, 2000 exchange rate or 0.4292). The purchase price is payable in cash and common shares of the Company as follows:

      Date                      Dutch Guilders                 Common Shares

      June 5, 2000                750,000 (paid)              500,000 (issued)
      June 5, 2001              2,250,000                      450,000
      June 5, 2002              1,000,000                      150,000

       The amounts paid and shares issued at June 5, 2000 are non-refundable. Additionally, the Company is also committed to issuing up to 200,000 common shares to the vendors subject to Kwatrobox meeting performance requirements for a three-year period commencing June 5, 2000. As at October 2, 2000 no shares have been issued as the requirements have not been met.

--------------------------------------------------------------------------------
  7.   DEFERRED REVENUE
--------------------------------------------------------------------------------

                                                            2000         1999
                                                            ----         ----
                                                             $ 0          $
         Deferred revenue                                  721,212         -
                                                           =======      ========

       Deferred  revenue  relates  to  the  Company's  European   operations  of
installation of clock and cooling systems.

                          E-AUCTION GLOBAL TRADING INC.

                             (A NEVADA CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     FOR THE SIX MONTHS ENDED JUNE 30, 2000

                                   (UNAUDITED)

                                 (IN U.S. FUNDS)

--------------------------------------------------------------------------------
  8.   DUE TO RELATED PARTIES
--------------------------------------------------------------------------------
                                                                     2000               1999
                                                                       $                  $

      Ventures North Investment Partners Inc. ("Ventures")           47,945            365,824
                                                                     ======            =======

       The majority of the Company's operations during 1999 were funded by Ventures. During the first quarter, Ventures converted approximately $591,000 of debt owed to it into common shares at a price of $0.50 per share. Ventures is related through significant common shareholdings. The amounts advanced were non-interest bearing with no fixed terms of repayment.

--------------------------------------------------------------------------------
  9.   LONG-TERM DEBT
--------------------------------------------------------------------------------

                                                                                       2000        1999
                                                                                        $           $
                                                                                       ----        ----
      Various bank loans for automobile purchases bearing interest at rates of 3.67% to 5.59%.  Monthly payments of 4,129 euro.  Due
      dates extend to June 15, 2003                                                  100,142          -

      Bank loan with interest at 5.65% per annum.  Monthly payments of
      1,359 euro.  Due December 25, 2007                                              92,844          -

      Directors loan with interest at 5.65% per annum.  Monthly payments of
      446 euro.  Due July 1, 2009                                                     41,264          -
                                                                                    --------   --------
                                                                                     234,250          -
      Less:  current portion                                                          53,029          -
                                                                                    --------   --------

                                                                                     181,221          -
                                                                                     =======  =========

                          E-AUCTION GLOBAL TRADING INC.

                             (A NEVADA CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     FOR THE SIX MONTHS ENDED JUNE 30, 2000

                                   (UNAUDITED)

                                 (IN U.S. FUNDS)


--------------------------------------------------------------------------------
  10.  OBLIGATIONS UNDER CAPITAL LEASE
--------------------------------------------------------------------------------

                                                          2000        1999
                                                           $            $

      Obligations under capital lease                     34,771         -
      Less: current portion                                8,304         -
                                                         -------    -------

                                                          26,467         -
                                                         =======    =======

       Future minimum payments due:

                                                                $

               2001                                         10,819
               2002                                          8,928
               2003                                          8,928
               2004                                          7,740
                                                             -----
                                                            36,415

               Less: amount representing interest            1,644
                                                         ---------

                                                            34,771
                                                            ======

--------------------------------------------------------------------------------
  11.  NON-CONTROLLING INTEREST
--------------------------------------------------------------------------------

       The Company is the majority owner (50.01%) of e-Auction Australasia Limited ("Australasia"). The non-controlling interest represents the interest of the minority shareholders of Australasia as at June 30, 2000 as follows:

       Non-controlling interest at acquisition             $ 918,502
       Less: share of current period earnings(loss)         (138,834)
                                                            --------

       Non-controlling interest, end of period             $ 779,668
                                                            ========

                          E-AUCTION GLOBAL TRADING INC.

                             (A NEVADA CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     FOR THE SIX MONTHS ENDED JUNE 30, 2000

                                   (UNAUDITED)

                                 (IN U.S. FUNDS)

--------------------------------------------------------------------------------
  12.  SHARE CAPITAL AND CONTRIBUTED SURPLUS
--------------------------------------------------------------------------------

       a)     Authorized - 250,000,000 common shares with a par value of $0.001

                                                                    NUMBER OF                         CONTRIBUTED      TOTAL
                                                                     SHARES              $              SURPLUS          $
                                                                   ----------          ------        ----------      ----------
      b)     Issued - balance, beginning of period                 39,820,000          39,820          (39,819)               1
                                                                    ---------           -----         ---------       ---------
             Private placement (iii)                               16,591,815          16,592         8,279,315       8,295,907
             Commission                                               327,878             328           163,612         163,940
             Less: issue costs and commission                                                         (327,332)        (327,332)

             Millenium advisors (iv)                                  197,219             197           999,803       1,000,000

             Schelfhout Acquisition (v)                             3,636,364           3,636         3,632,728       3,636,364
             Deposits on acquisition of Kwatrobox (vi)              1,100,000           1,100         1,626,654       1,627,754
             Private placement                                      4,072,639           4,073         7,495,927       7,500,000
             Less:  issue costs                                             -               -         (85,000)         (85,000)
                                                                    ---------           -----         ---------       ---------
                                                                   25,925,915          25,926        21,785,707      21,811,633
                                                                    ---------           -----         ---------       ---------

                                                                   65,745,915          65,746        21,745,888      21,811,634

             Less: allocated to redeemable common stock                     -               -       (3,636,364)      (3,636,364)
                       held in treasury (vi)                         (600,000)          (600)         (887,266)        (887,866)
                                                                    ---------           -----         ---------       ---------

             Balance, end of period                                65,145,915          65,146        17,222,258      17,287,404
                                                                   ==========          ======        ==========      ==========

       c)    Share capital and contributed surplus since inception

                                                                                                              CONTRIBUTED SURPLUS
                  DATE ISSUED                    NUMBER OF SHARES                        $                                 $
                  -----------                    ----------------                     -------                 -------------------
             April 30, 1998 (i)                         34,500,000                      34,500                          (34,500)
             February 26, 1999 (ii)                      5,320,000                       5,320                           (5,319)
             January 7, 2000 (iii)                      16,919,693                      16,920                        8,115,595
             January 7, 2000 (iv)                          197,219                         197                          999,803
             January 10, 2000 (v)                        3,636,364                       3,636                        3,632,728
             June 5, 2000 (vi)                             500,000                         500                          739,388
             June 22, 2000                               4,072,639                       4,073                        7,410,927
                                                         ---------                       -----                        ---------
                                                        65,145,915                      65,146                       20,858,622
                                                        ==========                      ======                       ==========

             (i) For reverse takeover accounting purposes these shares have been deemed to have been issued on April 30, 1998, the date of incorporation of Barbados.

                          E-AUCTION GLOBAL TRADING INC.

                             (A NEVADA CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     FOR THE SIX MONTHS ENDED JUNE 30, 2000

                                   (UNAUDITED)

                                 (IN U.S. FUNDS)
--------------------------------------------------------------------------------
  12.  SHARE CAPITAL AND CONTRIBUTED SURPLUS - CONT'D
--------------------------------------------------------------------------------


             (ii) Shares  issued  by  Nevada  prior  to  the   incorporation  of
                  Barbados. For reverse takeover accounting purposes these have been deemed to have been issued on February 26, 1999, the date of the reverse takeover transaction.

             (iii)On January 7, 2000 the Company  completed a private  placement of 16,919,693 shares at $0.50/share. 7,625,916 of the shares were issued to Ventures North Investment Partners Inc., a company related through significant common shareholdings and four companies related to them in exchange for the settlement of the Company's debts with Millenium Advisors Inc. for $1,000,000, with the shareholders loan for $2,200,000 plus interest of $21,968 and a finders fee to the shareholder of $200,000 and with Ventures North Investment Partners Inc. for $591,260. The remaining shares were issued for cash.

             (iv) On August 13, 1999, in consideration  for a loan of $1 million by Millennium Advisors Inc. to e-Auction, Millennium received 197,219 common shares of the Company with a deemed value of $1,000,000 as a financing and interest fee. These shares were issued in January, 2000.

             (v) On January 10, 2000, the Company issued 3,636,364 shares of common stock to the former shareholders of Schelfhout as partial consideration for the purchase by the Belgium subsidiary of the Company of all of the shares of Schelfhout. The deemed price per share for accounting purposes was $1.00. As there are put provisions in the purchase agreement the Company has recorded a portion of the shares under the heading `Redeemable common stock'.

           (vi) During the period the Company issued 1,100,000 shares in connection with its acquisition of Kwatrobox. 500,000 of the shares were released to the vendors and the remaining 600,000 are being held in treasury subject to the release conditions. As at October 2, 2000 the acquisition is not yet complete. (SEE NOTE 6)

                          E-AUCTION GLOBAL TRADING INC.

                             (A NEVADA CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     FOR THE SIX MONTHS ENDED JUNE 30, 2000

                                 (IN U.S. FUNDS)

--------------------------------------------------------------------------------
  12.  SHARE CAPITAL AND CONTRIBUTED SURPLUS - CONT'D
--------------------------------------------------------------------------------

       d)    Stock options

             On March 1, 1999, and amended on March 13, 2000 the Company adopted a stock option plan which reserved 9,000,000 shares. Vesting requirements are determined by a Committee when the options are granted. No option may be exercisable after 10 years. The exercise price of an option may not be less than the fair market value on the date of grant.

                 DATE OF GRANT                  NUMBER         EXERCISE PRICE          EXPIRY DATE       RESTRICTIONS
                 -------------                  ------         --------------          -----------       ------------
             March 1, 1999                        1,000,000            $0.01        December 1, 2003        None
             December 1, 1999                     3,000,000            $0.85        December 1, 2009        None
             December 1, 1999                        50,000            $0.85        December 1, 2009        Vest over 3 years
             January 20, 2000                       300,000            $2.00        January 20, 2010        None
             April 24, 2000                         100,000            $2.00        April 24, 2010          Vest over 3 years
             May 2, 2000                          1,825,000            $2.00        May 2, 2010             Various

           The weighted average exercise price of the options is $1.13/share.

           The weighted average grant date fair value of options granted during the period is as follows:

             -  Exercise price equals fair market value                $2.22
             -  Exercise price exceeds fair market value               $0.70
             -  Exercise price less than fair market value             $0.00

           The Company has not recognized compensation expense for its stock-based awards to employees. The following reflects proforma net income and loss per share had the Company elected to adopt the fair value approach of SFAS 123:

                                                                                                  2000           1999
                                                                                                    $              $
                                                                                                  ----           ----
             Net loss
               As reported                                                                     (1,540,698)             -
               Proforma                                                                        (3,366,906)    2,890,300)

             Basic and diluted loss per share
               As reported                                                                          (0.03)             -
               Proforma                                                                             (0.05)        (0.12)

           The estimated fair value of each option  granted is calculated  using
           the   Black-Scholes   option-pricing   model.  The  weighted  average
           assumptions used in the model were as follows:

                                                                                                   2000           1999

             Risk-free interest rate                                                                  6%             5%
             Expected years until exercise                                                            8              8
             Expected stock volatility                                                            36.85%          36.8%
             Dividend yield                                                                           0%             0%

                          E-AUCTION GLOBAL TRADING INC.

                             (A NEVADA CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     FOR THE SIX MONTHS ENDED JUNE 30, 2000

                                 (IN U.S. FUNDS)

--------------------------------------------------------------------------------
  13.  RELATED PARTY TRANSACTIONS
--------------------------------------------------------------------------------

                                                                                                       2000       1999
                                                                                                        $           $
                                                                                                      -------    ------
      Expenses paid on behalf of the Company and allocations of expenses charged to the Company by companies with significant common
      shareholdings and common directors                                                              67,145     132,477

      Financing fee paid to Millennium Advisors Inc., a company related through
      a common director.  Paid through the issuance of 197,219 common shares                       1,000,000           -

      A finders fee in connection with the shareholder's loan was paid to a
      shareholder                                                                                    200,000           -

      Interest in connection with the shareholder's loan was paid                                     21,698           -

      Management fees paid to a company controlled by two directors                                  158,400           -

       Included in accounts payable and accrued liabilities is $431,398 and included in long-term debt is $41,264 owing to two directors of Schelfhout.

--------------------------------------------------------------------------------
  14.  COMPARATIVE FIGURES
--------------------------------------------------------------------------------

       Comparative figures are for the period from January 1, 1999 to June 30, 1999 of e-Auction Global Trading Inc. Certain of the comparative figures have been reclassified to conform to the current presentation. The comparative figures were prepared by management.

                          E-AUCTION GLOBAL TRADING INC.

                             (A NEVADA CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     FOR THE SIX MONTHS ENDED JUNE 30, 2000

                                 (IN U.S. FUNDS)

--------------------------------------------------------------------------------
15.    CONTINGENCIES
--------------------------------------------------------------------------------


       a) A shareholder derivative action was brought against the Company on November 17, 1999 in the United States District Court against the Company, its subsidiaries, two of its directors and several other companies and individuals.

           The action alleges Sanga International, Inc.'s ("Sanga") reputation was damaged by the Defendants (i) engaging in conversion (ii) engaging in fraud (iii) interfering with Sanga's prospective business advantage (iv) breach of contract (v) violating California usury laws and (vi) breach of fiduciary duty.

           The plaintiff claims the defendants' actions have not only damaged Sanga but also the plaintiff and the remaining shareholders of Sanga by as much as $100 million dollars.

           The Action was stayed on November 29, 1999 as a result of Sanga filing for Chapter 11 bankruptcy protection in the United States Bankruptcy Court.

           It is management's option that the likelihood of a material loss is remote.

       b) On February 7, 2000 a second action was brought against the Company, its subsidiaries, two of its former directors, QFG Holdings Limited, Ventures North International Inc. and several other individuals and companies in the United States District Court.

           The action alleges they breached their fiduciary duty to the plaintiff, a shareholder of Sanga International Inc. The plaintiff claims that the defendants' actions have damaged the plaintiff totaling several millions of dollars.

           Sanga International, Inc. has filed a motion seeking to intervene in the lawsuit and is seeking to substitute itself as the real party plaintiff.

           It is management's option that the likelihood of a material loss is remote.

                         E-AUCTION GLOBAL TRADING INC.

                             (A NEVADA CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     FOR THE SIX MONTHS ENDED JUNE 30, 2000

                                (IN U.S. FUNDS)

--------------------------------------------------------------------------------
16.    SEGMENTED INFORMATION
--------------------------------------------------------------------------------

                                                                                                     INDUSTRY A
                                                                                                    NORTH AMERICA

                                                                                            2000                    1999
                                                                                               $                      $
                                                                                            ----                    ----
           Revenue outside the Company                                                              -                        -
           Segmented operating loss                                                        (1,408,485)               (638,251)
           Identifiable assets                                                             10,685,661                   35,271
           Capital expenditure                                                                 39,731                        -
           Amortization                                                                       728,400                        -


                                                                                                       INDUSTRY B
                                                                                                         EUROPE
                                                                                            2000                    1999
                                                                                               $                      $
                                                                                            ----                    ----

           Revenue outside the Company                                                      1,979,919                        -
           Segmented operating profit                                                           6,565                        -
           Identifiable assets                                                              8,969,272                        -
           Capital expenditure                                                                 50,179                        -
           Amortization                                                                        51,522                        -


                                                                                                       INDUSTRY C
                                                                                                        AUSTRALIA
                                                                                            2000                    1999
                                                                                               $                      $
                                                                                            ----                    ----

           Revenue outside the Company                                                              -                        -
           Segmented operating loss                                                          (277,612)                       -
           Identifiable assets                                                                566,794                        -
           Capital expenditure                                                                 62,582                        -
           Amortization                                                                         1,826                        -

                          E-AUCTION GLOBAL TRADING INC.

                             (A NEVADA CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     FOR THE SIX MONTHS ENDED JUNE 30, 2000

                                 (IN U.S. FUNDS)


--------------------------------------------------------------------------------
16.    SEGMENTED INFORMATION - CONT'D
--------------------------------------------------------------------------------

                                                                                      TOTAL

                                                                          2000               1999
                                                                             $                 $
                                                                          ----               ----
           Revenue outside the Company                                   1,979,919                -
           Segmented operating loss                                     (1,679,532)               -
           Identifiable assets                                          20,221,727        (638,251)
           Capital expenditure                                             152,492           35,271
           Amortization                                                    781,748                -

       For the purpose of segmented information as presented above, goodwill arising from the acquisitions of subsidiaries are included in the identifiable assets of the geographic segments of the subsidiaries.


--------------------------------------------------------------------------------
17.    SUPPLEMENTAL NON-CASH INFORMATION
--------------------------------------------------------------------------------
       During the period the Company issued 3,636,364 common shares with a deemed value of $3,636,364 in connection with the acquisition of Schelfhout Computer Systemen N.V.

       The Company issued 197,219 common shares with a deemed value of $1,000,000 to Millennium Advisors Inc. as payment of a financing and interest fee.

       The Company issued 8,026,456 common shares to a related party to settle various debts totaling $4,013,228 and issued 327,878 shares with a deemed value of $163,940 to pay commission on a private placement.

       The Company issued 500,000 common shares with a deemed value of $739,884 in connection with its investment in Kwatrobox B.V.

       The Company acquired a vehicle with a cost of $42,362 through a capital lease.

                         SCHELFHOUT COMPUTER SYSTEMEN NV

                    FINANCIAL STATEMENTS FOR THE YEARS ENDED
                           DECEMBER 31, 1999 AND 1998

                              RECONCILED TO US GAAP

SCHELFHOUT COMPUTER SYSTEMEN, NV
June 2000

I.       REPORT OF INDEPENDENT ACCOUNTANTS

To the shareholders and the Board of Directors of Schelfhout Computer Systemen NV

We have examined the accompanying balance sheets of Schelfhout Computer Systemen NV (the "Company") as of December 31, 1999 and 1998 and the related statements of operations for each of the two years in the period ended December 31, 1999, all expressed in Euro. Our examinations of these statements were made in accordance with auditing standards generally accepted in the United States and accordingly included such tests of the accounting records and such other auditing procedures as we considered necessary in the circumstances.

In our opinion, the financial statements referred to above present fairly the financial position of the Company and the results of its operations for each of the two years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in Belgium consistently applied.

Accounting principles generally accepted in Belgium vary in certain significant respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of net profit expressed in Euro for each of the two years in the period ended December 31, 1999 and the determination of shareholders' equity also expressed in Euro at December 31, 1999 and 1998 to the extent summarized in Note 4 to the financial statements.

Antwerp, July 3, 2000

PricewaterhouseCoopers Bedrijfsrevisoren bcvba
Represented by

/s/ Luc Discry
Luc Discry


                        Strictly Private & Confidential

SCHELFHOUT COMPUTER SYSTEMEN, NV
June 2000

II.  BALANCE SHEETS AS OF DECEMBER 31, 1999 AND 1998

                                                                                                 THOUSANDS OF EUROS
                                                                                              -------------------------
                                                                                              12/31/99         12/31/98
                                                                                              --------         --------
                                         ASSETS
Fixed assets:
   Tangible assets:
      A.   Land and buildings.........................................................      516               567
      B.   Plant, machinery and equipment.............................................        2                 5
      C.   Furniture and vehicles.....................................................      103                89
      D.   Leasing and other similar rights...........................................       44                77
                                                                                          -----             -----
      Total tangible assets...........................................................      665               738
Financial assets......................................................................       29                25
                                                                                          -----             -----
Total fixed assets                                                                          694               763
Current assets:
   Stocks and contracts in progress:
      A.   Stocks.....................................................................      274               198
      B.   Contracts in progress......................................................      192               37
                                                                                          -----             -----
      Total stocks and contracts in progress..........................................      466               235
   Amounts receivables within one year:

      A.   Trade debtors..............................................................      653               388
      B.   Other amounts receivable...................................................       54               114
                                                                                          -----             -----
      Total amounts receivables within one year                                             707               502
   Cash at bank and in hands..........................................................      284               415
   Deferred charges and accrued income................................................       13                17
                                                                                          -----             -----
   Total current assets...............................................................    1,470             1,169
                                                                                          -----             -----
TOTAL ASSETS..........................................................................    2,164             1,932
                                                                                          =====             =====

The  accompanying  Notes  1 to  4  are  an  integral  part  of  these  Financial
Statements.

The financial statements and notes to financial statements are presented in Euro. The company previously reported this information in Belgian francs. The conversion of Belgian francs amounts into Euro related to the financial information presented prior to the creation of the Euro on January 1, 1999 was calculated using the exchange rate as of January 1, 1999 which was 1 Euro to
40.3399 Belgian francs.

                        Strictly Private & Confidential

SCHELFHOUT COMPUTER SYSTEMEN, NV
June 2000


II.      BALANCE SHEETS AS OF DECEMBER 31, 1999 AND 1998 (CONTINUED)

                                                                                                 THOUSANDS OF EUROS
                                                                                              -------------------------
                                                                                              12/31/99         12/31/98
                                                                                              --------         --------
                             LIABILITIES
Capital and reserves:
   Share capital......................................................................        793             793
   Reserves:
      A.   Legal reserve..............................................................          9               9
      B.   Reserves available for distribution........................................         26              26
   Profit/(Loss) carried forward......................................................        (77)            (130)
                                                                                            -----           -----
   Total capital and reserves.........................................................        751             698

Creditors:
   Amounts payable after more than one year: Financial debts:

           Credit institutions, leasing and other similar obligations.................        173             205
                                                                                            -----           -----
   Total amounts payable after more than one year.....................................        173             205
   Amounts payable within one year:
      A.   Current portion of amounts payable after one year..........................         70             182
      B.   Financial debts............................................................         15             ---
      C.   Trade debts................................................................        403             246
      D.   Advances received on contracts in progress.................................        254             131
      E.   Taxes, remuneration and social security
           1.   Taxes.................................................................        107              89
           2.   Remuneration and social security......................................        266             229
                                                                                            -----           -----
      Total taxes, remuneration and social security...................................        373             318
      F.   Other amounts payable......................................................          8             ---
                                                                                            -----           -----
   Total amounts payable within one year..............................................      1,123             877
   Accrued charges and deferred income................................................        117             152
                                                                                            -----           -----
   Total creditors....................................................................      1,413           1,234
                                                                                            -----           -----

TOTAL LIABILITIES.....................................................................      2,164           1,932
                                                                                            =====           =====

The accompanying Notes 1 to 4 are an integral part of these Consolidated Financial Statements.


The financial statements and notes to financial statements are presented in Euro. The company previously reported this information in Belgian francs. The conversion of Belgian francs amounts into Euro related to the financial information presented prior to the creation of the Euro on January 1, 1999 was calculated using the exchange rate as of January 1, 1999 which was 1 Euro to
40.3399 Belgian francs.

                        Strictly Private & Confidential

SCHELFHOUT COMPUTER SYSTEMEN, NV
June 2000

III.     STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                                                 THOUSANDS OF EUROS
                                                                                                 ------------------
                                                                                                     YEAR ENDED
                                                                                                     ----------
                                                                                              12/31/99         12/31/98
                                                                                              --------         --------
                                    INCOME STATEMENT
Operating income and charges:
   Turnover .......................................................................            3,218               3,116
   Other income ...................................................................               36                  47
   Cost of goods sold .............................................................           (1,153)             (1,045)
                                                                                              ------              ------
   Gross operating income .........................................................            2,101               2,116
   Services and sundries ..........................................................             (699)               (844)
   Remuneration, social security and pensions .....................................           (1,121)               (983)
   Depreciation of and other amounts written off formation expenses, intangible and
        tangible fixed assets .....................................................             (127)               (151)
   Value adjustments to stocks, contracts in progress and
        trade debtors .............................................................               (4)                 --
   Other operating charges ........................................................              (17)                 (8)
                                                                                              ------              ------
   Operating profit ...............................................................              133                 132
Financial income ..................................................................                7                 (38)
Financial charges .................................................................              (41)                (38)
Profit on ordinary activities before taxes ........................................               99                 132
Extraordinary income ..............................................................               --                   2
Extraordinary charges .............................................................               --                  (1)
                                                                                              ------              ------
Profit for the year before taxes ..................................................               99                 133
Income taxes ......................................................................              (46)                (66)
                                                                                              ------              ------
Profit for the period .............................................................               53                  67

Profit for the period available for appropriation .................................               53                  67
                                                                                              ======              ======

The accompanying Notes 1 to 4 are an integral part of these Consolidated Financial Statements.


The financial statements and notes to financial statements are presented in Euro. The company previously reported this information in Belgian francs. The conversion of Belgian francs amounts into Euro related to the financial information presented prior to the creation of the Euro on January 1, 1999 was calculated using the exchange rate as of January 1, 1999 which was 1 Euro to
40.3399 Belgian francs.

                        Strictly Private & Confidential

SCHELFHOUT COMPUTER SYSTEMEN, NV
June 2000


IV. NOTES TO FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1999- IN THOUSANDS OF EURO, EXCEPT SHARE AND PER SHARE AMOUNTS

(1) BASIS OF PRESENTATION OF THE FINANCIAL STATEMENTS

TRUE AND FAIR VIEW -

The individual financial statements were prepared by the company's directors in accordance with the accounting principles and standards regulated in Belgium by the Company Law and Accounting Law as implemented by the Belgian Chart of Accounts, and are presented in accordance with the regulations for the preparation of financial statements, as approved by the Royal Decree dated 8 October 1976. Accordingly, these financial statements give a true and fair view of the financial position of Schelfhout Computer Systemen NV for the years ended December 31, 1999 and 1998 and of the results of its operations for the years then ended.

(2) ACCOUNTING PRINCIPLES

The significant accounting principles used in the preparation of these financial statements are as follows:

RESEARCH AND DEVELOPMENT-

Costs incurred in the research and development of software products, clocks, cooling installations and displays are expensed as incurred.

TANGIBLE ASSETS -

All tangible assets are carried at cost and are not revalued.

Tangible assets are depreciated using the straight-line method over the estimated useful life of the assets, as follows:

                                                                                                      Years of Estimated
                                                                                                         Useful Life
                                                                                                      ------------------
Industrial, administrative or commercial buildings:
      Buildings...............................................................................                  20
      Furnishing and refurbishing.............................................................              5 - 15
Plant, machinery and equipment:
      Tools...................................................................................                   5
      Test equipment                                                                                             3
Vehicles:
      Cars and leasing cars...................................................................                   5
      Second-hand cars........................................................................                   3
Office furniture:
      Office furniture........................................................................                   5
      Computer hardware                                                                                          5

                        Strictly Private & Confidential

SCHELFHOUT COMPUTER SYSTEMEN, NV
June 2000

IV. NOTES TO FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1999- IN THOUSANDS OF EURO, EXCEPT SHARE AND PER SHARE AMOUNTS (CONTINUED)

In compliance with Belgian accounting and fiscal regulations, the company depreciates its fixed assets investments for a full year in the year of acquisition. Accumulated depreciation on total tangible assets at December 31, 1999 and 1998 amounts to 1,394 and 1,288, respectively. Accumulated depreciation on tangible assets under capital lease at December 31, 1999 and 1998 amounts to 332 and 312, respectively.

STOCKS AND CONTRACTS IN PROGRESS -

Raw materials and consumables inventories are stated at the lower of cost or market with cost being determined on the weighted average price method of accounting. Obsolete or defective inventories have been reduced to net realizable value. The write-downs of inventories are recorded on the basis of age and turnover of inventory according to the judgment of management. The company does not book provisions to write down inventories but records inventory write-downs as inventory movements (i.e. as cost of sales), in accordance with Belgian GAAP.

The inventory in progress includes only direct costs (i.e., raw materials and labor costs).

FOREIGN CURRENCY TRANSLATION -

Foreign currency transaction gains and losses are included in the results of operations. The assets, liabilities, income and expenses for historic periods are translated to Euro at a fixed exchange rate of BEF 40.3399 per Euro. Effective January 1, 1999 the functional currency of the company was changed from BEF to the Euro.

The main foreign currency transactions are performed in United States dollars and British pounds sterling.

The comparative statements reported in Euro show the same trends as would have been presented if the company had presented such statements in Belgian francs. The financial statements may not be comparable to financial statements of other companies that report in Euro and that restate amounts from currencies other than Belgian francs.

CORPORATE INCOME TAX AND OTHER TAXES --

These captions in the statements of operations include all debits and credits arising from Belgian corporate income tax, including those relating to period expenses and those arising from adjustments to amounts recorded in prior periods.

The corporate income tax expense for each year is calculated on the basis of book income before taxes, increased or decreased, as appropriate, by the permanent differences from taxable income, defined as those arising between taxable income and book income before taxes that do not reverse in subsequent periods.


                        Strictly Private & Confidential

SCHELFHOUT COMPUTER SYSTEMEN, NV
June 2000


IV. NOTES TO FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1999- IN THOUSANDS OF EURO, EXCEPT SHARE AND PER SHARE AMOUNTS (CONTINUED)

RECOGNITION OF REVENUES AND EXPENSES -

General standard -

The company derives its revenues from the development and installation of clock systems, cooling installations and maintenance for auction halls.

In accordance with the accounting principle of prudence, only realizable income is recorded at year-end. Invoiced advances on contracts in progress are deferred on the balance sheet and shown under the heading "Advances received on contracts in progress".

Revenues from the clock systems and cooling installation activities are recognized according to the completed contract method, therefore upon completion of the project.

Maintenance contracts are sold separately from specific projects. Revenues from annual maintenance contracts are recognized on a straight line basis over the period in which the services are provided and when all contractual obligations have been met.

Cost of sales derived from clock systems, cooling installations and maintenance consist of those costs directly related to each respective activity.

(3)      SHAREHOLDER'S EQUITY- CAPITAL AND RESERVES

The details of the balances of and changes in shareholders equity- capital and reserves accounts in the year ended 1999 and 1998 are as follows:

                                                               THOUSANDS OF EUROS
                                ---------------------------------------------------------------------------------------
                                                                                                LOSSES           TOTAL
                                COMPREHENSIVE        SHARES        SHARE                        CARRIES        CAPITAL &
                                    INCOME             N(degree)  CAPITAL      RESERVES         FORWARD         RESERVES
                                    ------             ---------  -------      --------         -------         --------
BALANCE 12/31/97........                                  640          793           35           (197)             631
Profit of the year......                  67                                                        67               67
BALANCE 12/31/98........                                  640          793           35           (130)             698
Profit of the year......                  53                                                        53               53
BALANCE 12/31/99........                                  640          793           35            (77)             751
SHARE CAPITAL -

The share capital of Schelfhout Computer Systemen NV as of December 31, 1999 is represented by 640 authorized and outstanding bearer shares each with equal rights and representing one vote each.

                        Strictly Private & Confidential

SCHELFHOUT COMPUTER SYSTEMEN, NV
June 2000


IV. NOTES TO FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1999- IN THOUSANDS OF EURO, EXCEPT SHARE AND PER SHARE AMOUNTS (CONTINUED)


RESERVES -

Under the revised Corporations Law, 5% of income for each year must be transferred to the legal reserve until the balance of this reserve reaches at least 10% of share capital.

As of December 31, 1999, Schelfhout Computer Systems NV has a legal reserve amounting to Euro 9.

Distribution of available reserves is at the discretion of the company's shareholders upon proposal of the board of directors. These can however only be distributed after the losses carried forward have been absorbed.

As at December 31, 1999, Schelfhout Computer Systems NV has reserves available for distribution of Euro 26.

(4) DIFFERENCES BETWEEN BELGIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND OTHER REQUIRED DISCLOSURES

The financial statements of Schelfhout Computer Systemen NV were prepared in accordance with generally accepted accounting principles in Belgium ("Belgian GAAP"), which differ in some respects from generally accepted accounting principles in the United States ("U.S. GAAP"). A reconciliation of net result and shareholders' equity from Belgian GAAP to U.S. GAAP and the most significant differences are provided in this Note. The reconciliation presented in item L includes the effect of all the adjustments.

The following paragraphs include adjustments to the Belgian statutorily approved financial statements of the Company solely for the purpose of complying with the United States securities regulations.

NATURE OF OPERATIONS

Schelfhout Computer Systemen, NV, is located at Zavelstraat 7, in 9190 Stekene, Belgium.

The Company has been incorporated on August 29, 1986 under the legal form of a B.V.B.A. This legal form has been changed to an NV on June 15, 1989. The Company is registered with the commercial register of St-Niklaas, Belgium, under number 43.775.

The company installs clock systems, cooling installations and offers maintenance services to clients all over the world.

                        Strictly Private & Confidential

SCHELFHOUT COMPUTER SYSTEMEN, NV
June 2000

IV. NOTES TO FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1999- IN THOUSANDS OF EURO, EXCEPT SHARE AND PER SHARE AMOUNTS (CONTINUED)

USE OF ESTIMATES

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Actual results could differ from such estimates.

IMPAIRMENT OF LONG-LIVED ASSETS

Management re-evaluates its long-lived assets whenever events or circumstances arise indicating that the carrying amount of a long-lived asset may not be recoverable. Management has determined that no provision for impairment is required.

FINANCIAL INSTRUMENTS

Financial instruments consist solely of short and long-term bank loans. The carrying amount of short-term debt approximates fair value due to their short-term nature. The carrying value of the company's long-term debt approximates fair value since all of the company's long term debts bear interest based on prevailing market rates currently available in the open market.

Financial instruments that potentially subject the company to concentrations of credit risk comprise principally accounts receivable. The company generally does not require collateral on accounts receivable, as the majority of the company's customers are well-established companies. The company has not experienced any significant losses related to individual customers or groups of customers in their particular industry or geographic area.

ADVERTISING COSTS

Advertising costs are expensed as incurred. The company recorded advertising expenses during 1999 and 1998 of Euro 11 and Euro 19, respectively.

NET INCOME PER SHARE

Basic and diluted profit per share are computed by dividing net profit available to common shareholders by the weighted average number of common shares outstanding for the period. The Company has no common stock equivalents.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133, or SFAS 133, Accounting for Derivative Instruments and Hedging Activities. SFAS 133 establishes new standards of accounting and reporting for derivative instruments and hedging activities. SFAS 133 requires that all derivatives be recognized at fair value in the balance sheet, and that the

                        Strictly Private & Confidential

SCHELFHOUT COMPUTER SYSTEMEN, NV
June 2000


IV. NOTES TO FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1999- IN THOUSANDS OF EURO, EXCEPT SHARE AND PER SHARE AMOUNTS (CONTINUED)

corresponding gains or losses be reported either in the statement of operations or as a component of comprehensive income, depending on the type of hedging relationship that exists. SFAS 133 will be effective for fiscal years beginning after June 15, 2000. The company does not currently hold derivative instruments or engage in hedging activities and does not anticipate that adoption of SFAS 133 will have a material effect on its financial position or its results of operations.

DEPRECIATIONS OF TANGIBLE ASSETS

In compliance with Belgian accounting and fiscal regulations, the company depreciates its fixed assets investments for a full year in the year of acquisition. Under U.S. GAAP, the fixed assets should be depreciated from the date the assets are placed in service. The effect of this issue is recorded as an adjustment for US GAAP purposes in the company's reconciliation of shareholder's equity and net profit from Belgian GAAP to US GAAP.

MAINTENANCE CONTRACTS

The company adopted its current policy to recognize revenue from maintenance contracts as services are provided on January 1, 1998. Prior to this date, the company recognized revenue from maintenance contracts at the moment of invoicing. The effect on revenue for amounts recognized on maintenance contracts prior to January 1, 1998 is recorded as an adjustment for US GAAP purposes in the company's reconciliation of net profit from Belgian GAAP to US GAAP.

As from January 1, 1998 revenue generated from maintenance contracts is recognized on a straight line basis over the life of the contract.

CORPORATE INCOME TAXES

The company's income before taxes of Euro 99 and Euro 133 in 1999 and 1998, respectively has been entirely generated in Belgium. The company's current income taxes of Euro 46 and Euro 66 in 1999 and 1998, respectively have also been entirely generated in Belgium. The company has recorded no deferred tax assets or liabilities in the financial statements for the periods presented.

The following table sets forth a reconciliation of the company's taxes for the years ended December 31,1999 and 1998 to the taxes calculated as enacted statutory rates for each respective year:

                        Strictly Private & Confidential

SCHELFHOUT COMPUTER SYSTEMEN, NV
June 2000


IV. NOTES TO FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1999- IN THOUSANDS OF EURO, EXCEPT SHARE AND PER SHARE AMOUNTS (CONTINUED)

                                                    THOUSAND OF EUROS
                                                    -----------------
                                                       YEAR ENDED
                                                    -----------------
                                           12/31/99                  12/31/98
                                           --------                  --------
Taxes enacted at statutory rates                 40                        53
Disallowed expenses                               6                        13
Current taxes                                    46                        66

The company is subject to the reduced income tax rate. This rate is determined as follows :


Taxable income up to Euro 24,8                                     28,84%
Taxable income between Euro 24,8 and Euro 89,2                     37,08%
Taxable income between Euro 89,2 and Euro 322,3                    42,23%

REVENUE RECOGNITION

The company applies the completed contract method as revenue recognition policy for clock and cooling systems revenues. The application of the completed contract method is accepted under Belgian GAAP and has been approved by the Board of Directors and included in the company's valuation rules. A contract is considered complete upon final acceptance by the client, which is usually one month after the service goes live. Moreover the company has primarily short-term contracts, which on average take 3 to 4 months to complete. During 1999, the company recognized revenue on one customer project in its financial statements prepared under Belgian GAAP which would not qualify for recognition in 1999 under US GAAP due to the fact that the company had not yet fulfilled all contractual obligations. The effect of this issue is recorded as an adjustment for US GAAP purposes in the company's reconciliation of shareholder's equity and net profit from Belgian GAAP to US GAAP.

RECONCILIATION OF SHAREHOLDER'S EQUITY AND NET PROFIT FROM BELGIAN GAAP TO U.S. GAAP

                                                                                     THOUSAND OF EUROS
                                                                            -----------------------------------
                                                                                        YEAR ENDED
                                                                            -----------------------------------
                                                                            12/31/99                   12/31/98
                                                                            --------                   --------
SHAREHOLDER'S EQUITY PER
BELGIAN GAAP....................................................                  698                    751
Adjustments for U.S. GAAP purposes:
      Depreciation of tangible assets...........................                   21                     18
      Revenue recognition.......................................                  (36)
      Deferred Taxation.........................................                    6                     (7)
                                                                             --------               --------
Total differences...............................................                   (9)                    11
                                                                             --------               --------
SHAREHOLDER'S EQUITY PER U.S. GAAP..............................                  742                    709
                                                                             =========              ========

                        Strictly Private & Confidential

SCHELFHOUT COMPUTER SYSTEMEN, NV
June 2000


IV. NOTES TO FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1999- IN THOUSANDS OF EURO, EXCEPT SHARE AND PER SHARE AMOUNTS (CONTINUED)

                                                                                     THOUSAND OF EUROS
                                                                            -----------------------------------
                                                                                        YEAR ENDED
                                                                            -----------------------------------
                                                                            12/31/99                   12/31/98
                                                                            --------                   --------
NET PROFIT PER BELGIAN GAAP.....................................                   53                       67
Adjustments for U.S. GAAP purposes:
      Depreciation of tangible assets...........................                    3                        8
      Maintenance contracts.....................................                                           142
      Revenue recognition.......................................                  (36)
      Deferred taxation                                                            13                      (60)
Total differences...............................................                  (20)                      90
NET PROFIT PER COMMON SHARE U.S. GAAP...........................                   33                      157
Basic...........................................................                51.56                   245.31
Diluted.........................................................                51.56                   245.31
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic...........................................................                  640                      640
Diluted.........................................................                  640                      640
STATEMENT OF CASH FLOWS

Belgian GAAP does not require the presentation of statements of cash flows.

The following are the statements of cash flows under "SFAS No. 95" based on the financial statement amounts reported under Belgian GAAP:

                                                                                         THOUSANDS OF EUROS
                                                                                         ------------------
                                                                                             YEAR ENDED
                                                                                      -------------------------
                                                                                      12/31/99         12/31/98
                                                                                      --------         --------
Net profit per Belgian GAAP                                                                 53               67

Adjustments to reconcile net loss to net cash
   used in operating activities --
      Depreciation and amortization...................................................     127              151
      Bad debt expense................................................................       4              ---
Changes in operating assets and liabilities
   (Increase) Decrease --
      Inventory.......................................................................    (232)             (12)
Accounts receivable...................................................................    (209)             109
Other current assets..................................................................      (4)             ---
      Prepayments.....................................................................       4                4


                        Strictly Private & Confidential

SCHELFHOUT COMPUTER SYSTEMEN, NV
June 2000


IV. NOTES TO FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1999- IN THOUSANDS OF EURO, EXCEPT SHARE AND PER SHARE AMOUNTS (CONTINUED)

                                                                                             THOUSANDS OF EUROS
                                                                                             ------------------
                                                                                                 YEAR ENDED
                                                                                          -------------------------
                                                                                          12/31/99         12/31/98
                                                                                          --------         --------
   Increase (Decrease) --
      Trade creditors.................................................................      157                18
      Non trade creditors.............................................................      179               (24)
      Other liabilities...............................................................      (27)              151
                                                                                       --------          --------
NET CASH PROVIDED BY OPERATING ACTIVITIES.............................................      52                464
                                                                                       --------          --------
Cash flow from investing activities:
      Capital expenditures............................................................      (54)             (133)
                                                                                       --------          --------
NET CASH USED IN INVESTING ACTIVITIES.................................................      (54)             (133)
                                                                                       --------          --------
Cash flow from financing activities:

   Increase (decrease) in financial liabilities.......................................      (129)             (48)
                                                                                       --------          --------
NET CASH USED IN FINANCING ACTIVITIES.................................................      (129)             (48)
                                                                                       --------          --------

Net change in cash and cash equivalents.............................            (131)             283

Cash and cash equivalents at beginning of year......................             415              132
                                                                            --------         --------
CASH AND CASH EQUIVALENTS AT END
OF THE PERIOD.......................................................             284              415
                                                                            ========         ========

Supplemental disclosure of cash flow information

   Interests paid                                                                 18               24
   Income taxes paid                                                              31               88
                                                                            ========         ========

RELATED PARTY TRANSACTIONS

The company enters into transactions with certain related parties primarily comprised of shareholders (those prior to the acquisition of 100 % of the shares of the company by E-Auction Global Trading Inc) and directors. These transactions include management fee arrangements and sundry services. For the year ended December 31, 1999 revenues and expenses generated by related party transactions are 0 and 174, respectively. At December 31, 1999, outstanding related party receivables and payables amounted to 0 and 57, respectively. For the year ended December 31, 1998 revenues and expenses generated by related party transactions are 51 and

                        Strictly Private & Confidential

SCHELFHOUT COMPUTER SYSTEMEN, NV
June 2000


IV. NOTES TO FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1999- IN THOUSANDS OF EURO, EXCEPT SHARE AND PER SHARE AMOUNTS (CONTINUED)


222, respectively. At December 31, 1998, outstanding related party receivables and payables amounted to 51 and 56, respectively.

COMMITMENTS AND CONTINGENCIES

LEASES -

Future minimum lease payments for non-cancellable automobile leases as of December 31, 1999 are Euro 17 for 2000. The company has no other commitments for later payments.

The company is currently negotiating a new rent contract for the office building. These negotiations have not yet been finalized yet. Consequently, the future lease payments are not fixed.

LITIGATION -

In the normal course of business the company is party to certain legal proceedings. At December 31, 1999 and 1998 there are no matters of pending or threatened litigation known to management that would be expected to have a material adverse impact on the company's results of operations or financial position.

SEGMENT REPORTING

Based on the current nature of operations, management assesses the company's performance and reports its results of operations in only one industry segment for which information is disclosed in the statement of operations. In 1999 and 1998 all of the company's revenues were generated and long-lived assets were located in its sole operating entity domiciled in Belgium.

SUBSEQUENT EVENTS

On January 7, 2000, the shareholders entered into an agreement with E-Auction Global Trading NV (later on renamed to Auxcis NV), a company incorporated in Belgium. Auxcis NV at that date acquired 100% of the outstanding share capital of the company. Auxcis NV is owned by E-Auction Global Trading Inc (Nevada) and E-Auction Global Trading Inc (Canada).

The purchase price for the shares of Schelfhout was $10 million, paid by $4 million cash and by the issuance of 3,636,364 common shares to the former shareholders of Schelfhout Computer Systemen. E-Auction Global Trading Inc in the SCS Agreement agreed to not sell or otherwise transfer the shares of Schelfhout during the 12 month period ending on January 10, 2001. As security for the covenant not to sell the shares and for other matters, the Company has pledged the shares of Schelfhout in favour of Luc Schelfhout and Hilde De Laet.

The agreement  included also a decrease of the company's share capital by K 393.

                        Strictly Private & Confidential

SCHELFHOUT COMPUTER SYSTEMEN, NV
June 2000


IV. NOTES TO FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1999- IN THOUSANDS OF EURO, EXCEPT SHARE AND PER SHARE AMOUNTS (CONTINUED)

On March 22, 2000, the company has participated in the incorporation of a new legal entity, SDL Invest NV. The company holds 379 out of 381 outstanding shares of SDL Invest NV. The incorporation of SDL Invest NV was performed through contribution in kind of the company's buildings and some liabilities. Also in the context of the above agreement an option was granted by Schelfhout Computer Systems NV to Luc Schelfhout and Hilde De Laet to purchase the shares of SDL Invest NV for a price equal to the bookvalue.

                        Strictly Private & Confidential

                    Unaudited Pro Forma Financial Statements

                          E-AUCTION GLOBAL TRADING INC.

                             (A NEVADA CORPORATION)

                   PROFORMA BALANCE SHEET - DECEMBER 31, 1999

                                 (IN U.S. FUNDS)

                                     ASSETS

                                                     E-AUCTION          SCS       ADJUSTMENTS      PROFORMA
                                                         $               $             $              $
                                                     ---------        -------     ----------      ---------
Current assets
    Cash                                             4,179,394        284,686     (3,000,000)     1,464,080
    Cash guarantees                                       --           29,060           --           29,060
    Other current assets                                  --        1,191,179           --        1,191,179
                                                     ---------        -------     ----------      ---------
                                                     4,179,394      1,504,925     (3,000,000)     2,684,319

Investment in SCS                                    1,000,000           --       (1,000,000)          --

Tangible assets                                         34,247        668,181           --          702,428

Goodwill                                                  --             --        6,881,771      6,881,771
                                                     ---------        -------     ----------      ---------
                                                     5,213,641      2,173,106      2,881,771     10,268,518
                                                     =========      =========      =========     ==========

                    LIABILITIES AND SHARE CAPITAL (DEFICIT)

Loans payable                                        2,000,000           --             --        2,000,000
Shareholders loan                                    2,200,000           --             --        2,200,000
Share subscriptions received                         1,858,229           --             --        1,858,229
Other current liabilities                            1,809,843      1,244,858      3,054,701
                                                     ---------        -------     ----------      ---------
                                                     7,868,072      1,244,858           --        9,112,930
Long-term debt                                            --          173,655           --          173,655
                                                     ---------        -------     ----------      ---------
                                                     7,868,072      1,418,513           --        9,286,585
                                                     ---------        -------     ----------      ---------

Redeemable common stock                                   --             --        3,636,364      3,636,364

Share capital                                                1        831,843       (831,843)             1
Deficit                                             (2,654,432)       (77,250)        77,250     (2,654,432)
                                                    (2,654,431)       754,593       (754,593)    (2,654,431)
                                                     ---------        -------     ----------      ---------
                                                     5,213,641      2,173,106      2,881,771     10,268,518
                                                     =========      =========      =========     ==========

                          E-AUCTION GLOBAL TRADING INC.

                             (A NEVADA CORPORATION)

                     PROFORMA CONSOLIDATED INCOME STATEMENT

                          YEAR ENDED DECEMBER 31, 1999

                                 (IN U.S. FUNDS)

                                                                                          PROFORMA
                                                 E-AUCTION               SCS             ADJUSTMENTS          PROFORMA
                                                     $                    $                   $                   $
                                                 ---------            ---------            --------            -------
Revenue                                           ---                   3,469,498          ---                  3,469,498

Amortization of goodwill                          ---                                      1,376,354            1,376,354
Raw materials and goods for resale                ---                   1,229,958          ---                  1,229,958
Services and other goods                          ---                   747,199            ---                  747,199
Salaries and benefits                             458,924               1,188,048          ---                  1,646,972
Loan fee                                          1,000,000             ---                                     1,000,000
Other expenses                                    1,195,508             195,738                                 1,391,246
                                                  ----------            ------             ---------            ----------
                                                  2,654,432             3,360,943                               7,391,729
                                                  ----------            ------             ---------            ----------

Income (loss) before taxes                        (2,654,432)           108,555                                 (3,922,231)

Income taxes                                      ---                   49,061                                  49,061
                                                  ----------            ------             ---------            ----------
Net income (loss)                                 (2,654,432)           59,494             1,376,354            (3,971,292)
                                                  ----------            ------             ---------            ----------

Loss per share
Basic and diluted

    Historical                                                                                                       (0.07)

    Proforma                                                                                                         (0.10)

                                                                                                                ==========

                          E-AUCTION GLOBAL TRADING INC.

                             (A NEVADA CORPORATION)

               NOTE TO PROFORMA CONSOLIDATED FINANCIAL STATEMENTS

                          YEAR ENDED DECEMBER 31, 1999

                                 (IN U.S. FUNDS)

--------------------------------------------------------------------------------

1.    BASIS OF PRESENTATION

--------------------------------------------------------------------------------

These financial statements have been prepared in connection with the purchase of Schelfhout Computer Systems N.V. ("Schelfhout") by the Company in a purchase agreement dated January 7, 2000.

The proforma balance sheet reflects the acquisition as if it took place on December 31, 1999. The condensed proforma income statement reflects the combined operations for the year ended December 31, 1999 as if the acquisition had taken place at January 1, 1999. The goodwill on the acquisition is calculated as follows:

                                                                                               $                  $
                                                                                            ---------           -------
Purchase price                                                                                                7,636,364

Net tangible assets of SCS acquired
    Total Assets                                                                            2,173,106
    Less:  Liabilities                                                                      1,418,513           754,593
                                                                                            ---------           -------
Excess of purchase price over net tangible assets, being goodwill                                             6,881,771
                                                                                                              =========

Goodwill is to be amortized on a straight-line basis over 5 years.

The purchase price is $7,636,364 and is to be paid as follows:

             Refundable deposit                                       $      1,000,000  paid
             Cash on closing                                                 3,000,000  paid subsequent to year end
             Common shares at fair value issued on
                closing(3,636,364)
                                                                             3,636,364  issued subsequent to year
                                                                      ----------------  end

                                                                      $      7,636,364
                                                                      ================


NO  DEALER,  SALESPERSON,  OR OTHER  PERSON  HAS BEEN
AUTHORIZED  TO GIVE  ANY  INFORMATION  OR TO MAKE ANY
REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND,
IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS                                         44,095,915 SHARES
NOT  CONTAINED  HEREIN  MUST  NOT BE  RELIED  UPON AS
HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY OTHER
PERSON.  THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER
TO SELL,  OR A  SOLICITATION  OF AN OFFER TO BUY, ANY
SECURITIES  OTHER  THAN  THE  COMMON  SHARES  OFFERED
HEREBY,  NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A
SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES
OFFERED HEREBY,  TO ANY PERSON IN ANY JURISDICTION IN
WHICH  IT IS  UNLAWFUL  TO  MAKE  SUCH  AN  OFFER  OR
SOLICITATION TO SUCH PERSON.  NEITHER THE DELIVERY OF
THIS  PROSPECTUS NOR ANY SALE MADE  HEREUNDER  SHALL,
UNDER ANY  CIRCUMSTANCES,  CREATE AN IMPLICATION THAT
THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY
DATE SUBSEQUENT TO THE DATE HEREOF.                                                     E-AUCTION GLOBAL TRADING INC.

                   TABLE OF CONTENTS

                                                 Page
                                                 ----

Prospectus Summary..................................3
Selected Consolidated Financial Data................4
Cautionary Statement Regarding Forward
    Looking Statements..............................7
Risk Factors........................................7
Market Price of Common Stock.......................14
Use of Proceeds....................................14
Our Company........................................15
Management's Discussion and Analysis
    of Financial Conditions and Results
    of Operations..................................25
Management/Executive Compensation..................27
Certain Relationships and Related Transactions.....32                                             PROSPECTUS
Principal Stockholders.............................33
Selling Shareholders...............................35
Plan of Distribution...............................41
Description of Capital Stock.......................42
Shares Eligible for Future Sale....................43
Changes in Accountants.............................44
Experts............................................44
Transfer Agent and Registrar.......................44
Where you can get more information.................44
Index to Financial Statements......................45

Until ____________ (25 days after the date of this prospectus), all dealers effecting transactions in our common shares, whether or not participating in this distribution, may be required to deliver a prospectus.
This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                                                                                 NOVEMBER 13, 2000

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our articles of incorporation of Registrant contain the following provisions which limit the liability of directors:

         Article V

         The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permissible under the General Corporation Law of the State of Nevada, as the same may be amended and supplemented.

         Article VI

         The corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented (the "Law") indemnify and any all persons whom it shall have power to indemnify under the Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by the Law. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators.

         Section 9 of e-Auction's By-laws, which reads as follows, provides for the indemnification of agents of and the purchase of liability insurance:

         For purposes of this Section 9, "agent" means any person who is or was a director, officer, employee or other agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" included without limitation, attorneys' fees and any expenses of establishing a right to indemnification under this Section 9.

         The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding) other than an action by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the Corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceedings to the fullest extent permitted under the General Corporation Law of the State of Nevada, as amended from time to time.

ITEM 25.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the costs and expenses, payable by the Registrant in connection with the sale of Common Shares being registered. All amounts are estimates except the SEC registration fee.

         SEC registration fee.......................................

         Printing and engraving costs...............................

         Legal fees and expenses....................................

         Accounting fees and expenses...............................

         Blue Sky fees and expenses.................................

         Miscellaneous expenses.....................................

               Total................................................


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

         Since the date of its incorporation, the following transactions were effected by the Registrant in reliance upon exemptions from registration under the Securities Act of 1933, as amended, (the "1933 Act"). Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Act and setting forth the restrictions on the transferability and the sale of the securities.

         On January 8, 1998, the Registrant issued 1,250,000 shares of common stock equally to Fred Tham, Kam Chun Hui, Noni Wee, Kar Chun Chow and AiNgoh Chiam for an aggregate and net purchase price of $1,250.00 pursuant to the exemption from registration provided under Rule 504 of Regulation D promulgated under the 1933 Act.

         On January 30, 1998, the Registrant issued 4,000,000 shares of common stock for an aggregate and net purchase price of $40,000.00 through an offering circular under Rule 504 of Regulation D promulgated under the 1933 Act. Registrant believes that the investors had knowledge and experience in financial and business matters which allowed them to evaluate the merits and risks of the receipt of these securities and that they were knowledgeable about the Registrant's operations and financial condition.

         On April 26, 1998, Registrant issued 70,000 shares of common stock at a purchase price of three dollars ($3.00) per share for an aggregate purchase price of $210,000.00 and net proceeds of $200,000.00 pursuant to an offering under Rule 504 of Regulation D promulgated under the 1933 Act. The Registrant believes that the investors had knowledge and experience in financial and business matters which allowed them to evaluate the merits and risks of the receipt of these securities and that they were knowledgeable about the Registrant's operations and financial condition.

         On February 26, 1999, the Registrant entered into a stock exchange agreement with the stockholders of e-Auction (Barbados). The Registrant issued a total of 34,500,000 shares of its common stock pursuant to Regulation S promulgated under the 1933 Act to the e-Auction (Barbados) stockholders in exchange for all of the outstanding shares of e-Auction (Barbados). There was no cash exchanged in this transaction. The share exchange took place on a one for one basis. The Registrant believes that the stockholders of e-Auction (Barbados) had knowledge and experience in financial and business matters which allowed them to evaluate the merits and risks of the receipt of these securities and that they were knowledgeable about the Registrant's operations and financial condition.

         On August 13, 1999, in consideration for a loan of $1 million from Millennium Advisors Inc. to the Registrant, Millennium received 197,219 common shares of the Registrant, having a deemed value of $1,000,000, as a financing and interest fee. The deemed price of the shares was based on the weighted average closing price over the five (5) trading days immediately preceding the date the loan was granted. The Registrant issued these shares in January 2000 to Millennium Advisors Inc., which is a non-US person. In connection with the above issuance, the Registrant relied on the exemption from registration afforded by
Section 4(2) of the Securities Act of 1933, as amended (the "Act"), as transactions by an issuer not involving any public offering, and Regulation S promulgated under the Act, as an off-shore transaction with a non-U.S. person ("Regulation S").

         On January 7, 2000, the Registrant issued 8,965,899 special warrants to various non-US purchasers. Each special warrant entitled the holder thereof to acquire one (1) share of the Registrant's common stock for no additional consideration. The holders of the special warrants exercised their special warrants immediately following their issuance, pursuant to which exercise the Registrant issued an aggregate of 8,965,899 shares of its common stock to such holders. The offering of the special warrants and the issuance of the shares of common stock of the Registrant resulting from the subsequent exercise of the special warrants were made in reliance of the exemption from registration afforded by Section 4(2) of the 1933 Act and Regulation S with respect to off-shore transactions to non-U.S. purchasers. Each such purchaser certified that it (i) was not a U.S. person, (ii) was not acquiring the securities for the account or benefit of any U.S. person, (iii) was an accredited investor and (iv) had the requisite sophistication. Each such purchaser further agreed not to resell the securities other than in compliance with Regulation S. The purchase price for the special warrants was US$0.50, resulting in approximately $4,482,948 in new capital to the Registrant.

         In connection with the foregoing, the Registrant issued an additional 327,878 shares of its common stock to various non-U.S. entities as commissions. The issue price of the common shares used to pay the commissions was $0.50, for a deemed value of $163,939. The issuance of such additional shares of the Registrant's common stock was also made in reliance of Section 4(2) of the 1933 Act and Regulation S.

         During the first quarter of the fiscal year 2000, the Registrant settled various outstanding liabilities by issuing an aggregate of 7,625,916 shares of its common stock. The issuance price for the common stock was US$0.50 per share and the Registrant retired approximately $3,812,958 in outstanding liabilities. All of the recepients of these shares were non-US persons, having the requisite knowledge and experience in financial and business matters to evaluate the merits and risks of the receipt of the Registrant's securities in lieu of repayment in cash. In issuing these securities, the Registrant relied on the exemption from registration afforded by Section 4(2) of the 1933 Act and Regulation S.

         On January 10, 2000, the Registrant issued 3,636,364 shares of its common stock to the former shareholders of Schelfhout Computer Systemen, N.V., as partial consideration for the purchase by the Registrant's Belgium subsidiary of all of the outstanding shares of capital stock of Schelfhout. For accounting purposes, the purchase price per share was deemed to be $1.00. There was no cash paid for the shares by Schelfhout. The offering was made in an off-shore transaction to foreign individual purchasers who each certified that they (i) were not U.S. persons; (ii) were not acquiring the securities for the account or benefit of any U.S. person, (iii) were an accredited or sophisticated purchaser; and (iv) would resell the securities only in compliance with Regulation S. The Registrant further believes that the stockholders of Schelfhout had knowledge and experience in financial and business matters which allowed them to evaluate the merits and risks of the receipt of these securities and that they were knowledgeable about the Registrant's operations and financial condition. The issuance of shares of the Registrant's common stock for and in consideration for all of the outstanding capital stock of Shelfhout was made in reliance of the exemption afforded by Section 4(2) of the 1933 Act and Regulation S, as transactions by an issuer not involving any public offering to non-US persons in an off-shore transaction.

         On June 22, 2000, the Registrant issued 4,072,639 shares of common stock to ABN AMRO Capital Investments (Belgie) N.V. The purchase price for the shares of the common stock was $1.842, resulting in proceeds to the Registrant of approximately $7,500,000. The offering was made in an off-shore transaction to the purchaser who certified that it (i) was not a U.S. person, (ii) was not acquiring the securities for the account or benefit of any U.S. person, (iii) was an accredited or sophisticated purchaser and (iv) agreed to resell the securities only in compliance with Regulation S. The purchaser understands that it must hold the shares for an indefinite period of time unless the sale or other transfer thereof is subsequently registered under the 1933 Act or an exemption from such registration is available at that time. In issuing the above referenced securities, the Registrant relied on the exemption afforded by
Section 4(2) of the 1933 Act and Regulation S, as transactions by an issuer not involving any public offering to a non-US person in an off-shore transaction.

         On November 1, 2000, the Registrant issued an aggregate of 1,100,000 shares of common stock to the stockholders of Kwatrobox B.V as partial consideration for the purchase of all of the outstanding shares of capital stock of Kwatrobox N.V. In conenction with its purchase of the capital stock, the Registrant paid a cash sum of 4,000,000 Guilders and granted options exercisable at the three (3) year anniversary to purchase up to an additional number of shares of common stock having an aggregate value equal to 1,000,000 Guilders, based upon and subject to the future earnings of Kwatrobox B.V. In issuing the above referenced securities, the Registrant relied on the exemption afforded by
Section 4(2) of the 1933 Act and Regulation S, as transactions by an issuer not involving any public offering to a non-US person in an off-shore transaction.


ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

              (a) Exhibits

                  NUMBER                    DESCRIPTION
                  ------                    -----------

                  3.1 Articles of Incorporation, as amended, of the Company (Incorporated by reference to Exhibit 2(i) of the Registrant's Amended Registration Statement on Form 10SB-12g/A (No. 000-28741) filed with the Securities and Exchange Commission on September 29, 2000.)

                  3.2      By-laws of the Company  (Incorporated by reference to
                           Exhibit   3(ii)   of   the    Registrant's    Amended
                           Registration   Statement  on  Form   10SB-12g/A (No.
                           000-28741) filed with the Securities and Exchange Commission on September 29, 2000.)

                  4.1 Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4 of the Registrant's Amended
                           Registration   Statement  on  Form   10SB-12g/A (No.
                           000-28741) filed with the Securities and Exchange Commission on September 29, 2000.)

                  5.1 Opinion of Parker Chapin LLP regarding the validity of the securities being registered.

                  10.1 Share Exchange Agreement dated as of February 26, 1999 between Kazari International Inc. (now e-Auction Global Trading Inc.) and QFG Holdings Inc. (Incorporated by reference to the Registrant's Amended Registration Statement on Form 10SB-12g/A (No. 000-28741) filed with the Securities and Exchange Commission on September 29, 2000. Exhibit 6
                           (i))

                  10.2     Share  Purchase  Agreement  dated  January  17,  2000
                           between e-Auction Global Trading Inc., e-Auction Belgium N.V., Luc Schelfhout, and Hilde De Laet (Incorporated by reference to Exhibit 6(iv) of the Registrant's Amended Registration Statement on Form 10SB-12g/A (No. 000-28741) filed with the Securities and Exchange Commission on September 29, 2000.)

                  10.3 Pledge Agreement dated January 10, 2000 between e-Auction Belgium N.V., Luc Schelfhout, and Hilde De Laet*

                  10.4 Stock Option Plan, adopted March 1, 1999 and amended March 13, 2000 of the Company (Incorporated by reference to Exhibit 6(iii) of the Registrant's Amended Registration Statement on Form 10SB-12g/A (No. 000-28741) filed with the Securities and Exchange Commission on September 29, 2000.)

                  10.5 Stock Purchase Agreement dated June 21, 2000 between e-Auction Global Trading, Inc. and ABN AMRO Capital Investments (Incorporated by reference to Exhibit 6(v) of the Registrant's Amended Registration Statement on Form 10SB-12Ga (No. 000-28741) filed with the Securities and Exchange Commission on September 29, 2000.)

                  21.1     Subsidiaries of the Company

                  23.1 Consent of PricewaterhouseCoopers Bedrijfsrevisoren bcvba

                  23.2.    Consent of Dale, Matheson, Carr-Hilton
----------
* Previously filed as an exhibit to the Registrant's Registration Statement on Form S-1 (No. 333-31276) to which this registration statement prospectus is an amendment.

              (b)          Financial Statement Schedules

         All schedules are omitted because they are inapplicable or the requested information is shown in the financial statements of the Registrant or related notes thereto contained elsewhere in this prospectus.

ITEM 28.  UNDERTAKINGS

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Canada on the 13th day of November, 2000.

                                  E-AUCTION GLOBAL TRADING INC.

                                  By:    /s/ David W.A. Hackett
                                     -------------------------------------------
                                     David W.A. Hackett,
                                     Chief Financial Officer
                                     (duly authorized officer)

                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dan McKenzie and David Hackett and each of them, his attorneys-in-fact, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto in all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities stated on November 13, 2000:

                  SIGNATURE                                   TITLE
               /s/ Dan McKenzie                               Chief Executive Officer, President & Director
--------------------------------------------
                   Dan McKenzie

               /s/ David Hackett                              Chief Financial Officer
--------------------------------------------
                   David Hackett

               /s/ Philip Lapp                                Director
--------------------------------------------
                   Philip Lapp

               /s/ Phil MacDonnell                            Director
--------------------------------------------
                   Phil MacDonnell

               /s/ Mark F. Milazzo                            Director
--------------------------------------------
                   Mark F. Milazzo

               /s/ Ken Reid                                   Director
--------------------------------------------
                   Ken Reid

               /s/ Bart Sonck                                 Director
--------------------------------------------
                   Bart Sonck